UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HAWAIIAN HOLDINGS INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

To the Stockholders of Hawaiian Holdings, Inc.:

You are cordially invited to attend a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Hawaiian Holdings, Inc. (which we refer to as “Hawaiian”). The special meeting will be held on Friday, February 16, 2024, at 11:30 a.m., Hawai‘i time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HA2024SM. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of December 2, 2023 (which we refer to as the “merger agreement”), by and among Alaska Air Group, Inc., a Delaware corporation (which we refer to as “Alaska”), Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (which we refer to as “Merger Sub”), and Hawaiian. We refer to the merger of Merger Sub with and into Hawaiian as the “merger.” At the special meeting, you will also be asked to consider and vote on a proposal (1) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger and (2) for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If the merger is completed, you will be entitled to receive $18.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our common stock or preferred stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights). This amount represents a premium of approximately 270 percent over Hawaiian’s closing stock price on December 1, 2023, the last full trading day prior to the public announcement of our entry into the merger agreement.

Hawaiian’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, unanimously: (1) determined that the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interests of Hawaiian and its stockholders and (2) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Hawaiian’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.

The accompanying proxy statement also describes the actions and determinations of Hawaiian’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Please see additional information in the accompanying proxy statement.

Your vote is very important, regardless of the number of shares that you own.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

On behalf of Hawaiian’s Board of Directors, thank you for your support.

Very truly yours,

Lawrence S. Hershfield

Chairman of the Board of Directors

The accompanying proxy statement is dated January 9, 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about January 9, 2024.

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2024

Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Hawaiian Holdings, Inc., a Delaware corporation (which we refer to as “Hawaiian”), will be held on Friday, February 16, 2024, at 11:30 a.m., Hawai‘i time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of December 2, 2023, by and among Alaska Air Group, Inc., a Delaware corporation (which we refer to as “Alaska”), Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (which we refer to as “Merger Sub”), and Hawaiian (which we refer to as the “merger agreement”);

2.

To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger of Merger Sub with and into Hawaiian (which we refer to as the “merger”);

3.

To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

4.	To transact any other business that may properly come before the special meeting.

The special meeting will be held by means of a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HA2024SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 11:30 a.m., Hawai‘i time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Only Hawaiian stockholders as of the close of business on January 3, 2024, are entitled to notice of, and to vote at, the special meeting.

Hawaiian’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Hawaiian record stockholders or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our common stock or preferred stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $18.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our common stock or preferred stock that they own if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). To do so, a Hawaiian record stockholder or beneficial owner must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, which are summarized in the accompanying proxy statement.

Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.

By Order of the Board of Directors,

Aaron J. Alter

Corporate Secretary

Dated: January 9, 2024

Honolulu, Hawai‘i

HAWAIIAN HOLDINGS, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2024

This proxy statement is dated January 9, 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about January 9, 2024.

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YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.

If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger or (2) the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the proxy statement, or need help voting your shares, please contact Hawaiian’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

TRANSACTION SUMMARY

Except as otherwise specifically noted in this proxy statement, “Hawaiian,” “we,” “our,” “us” and similar words refer to Hawaiian Holdings, Inc., including, in certain cases, Hawaiian’s subsidiaries. Throughout this proxy statement, the “Hawaiian Board” refers to Hawaiian’s Board of Directors. Throughout this proxy statement, we refer to Alaska Air Group, Inc. as “Alaska,” and Marlin Acquisition Corp., as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of December 2, 2023, by and among Alaska, Merger Sub, and Hawaiian as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Alaska) with and into Hawaiian, with Hawaiian surviving the merger and continuing as a wholly owned subsidiary of Alaska. We refer to that transaction as the “merger.”

This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this entire proxy statement, including its annexes and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Introduction

On December 2, 2023, Hawaiian agreed to be acquired by Alaska. If the merger is completed, each outstanding share of our common stock, par value $0.01 per share (which we refer to as our “common stock”) and preferred stock, par value $0.01 per share (which we refer to as our “preferred stock”) will be converted into the right to receive an amount in cash, without interest, equal to $18.00 per share subject to the terms and conditions in the merger agreement. We refer to our common stock and our preferred stock together as our “capital stock.”

Parties Involved in the Merger

Hawaiian

Now in its 95th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawai‘i and 15 U.S. gateway cities—more than any other airline—as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.

Our common stock is listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “HA.” Hawaiian’s corporate office is located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawai‘i 96819, and our telephone number is (808) 835-3700.

Alaska

Alaska is the parent of Alaska Airlines. Alaska Airlines and its regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico with new service to the Bahamas and Guatemala beginning in December 2023. Alaska strives to be the most caring airline with award-winning customer service and an industry-leading loyalty program. As a member of the oneworld Alliance, and with its additional global partners, Alaska’s guests can travel to more than 1,200 destinations on 29 airlines while earning and redeeming miles on flights to locations around the world.

Alaska’s corporate office is located at 19300 International Boulevard, Seattle, Washington 98188, and its telephone number is (206) 392-5040.

Merger Sub

Merger Sub is a wholly owned subsidiary of Alaska and was formed on November 28, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Hawaiian will continue as the surviving corporation and wholly owned subsidiary of Alaska.

Merger Sub’s corporate office is located at 19300 International Boulevard, Seattle, Washington 98188, and its telephone number is (206) 392-5040.

Effect of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into Hawaiian. As a result, the separate corporate existence of Merger Sub will cease and Hawaiian will survive the merger and continue to exist after the merger (which we refer to as the “surviving corporation”) as a direct, wholly owned subsidiary of Alaska.

The merger will become effective (we refer to such time as the “effective time of the merger”) when Hawaiian, Alaska and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such other date and time as is agreed upon by the parties and specified in the certificate of merger.

Per Share Price

At the effective time of the merger, each outstanding share of our capital stock (subject to certain limited exceptions) will be automatically canceled and will cease to exist and will be converted into the right to receive $18.00 in cash, without interest. We refer to this amount as the “per share price.” For more information, see the section of this proxy statement captioned “The Merger Agreement—Per Share Price.”

After the merger is completed, you will have the right to receive the per share price for each share of our capital stock that you own, but you will no longer have any rights as a stockholder of Hawaiian (except that our stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their demand for appraisal or dissenters’ rights under the DGCL or other applicable law will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of our stockholders will be held on Friday, February 16, 2024, at 11:30 a.m., Hawai‘i time. You may attend this special meeting solely via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HA2024SM. We refer to this special meeting, and any adjournment, postponement or other delay of this special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

Purpose

At the special meeting, we will ask stockholders to vote on proposals to: (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our capital stock as of the close of business on January 3, 2024 (which we refer to as the “record date”). Each share of our capital stock outstanding as of the close of business on the record date will have one vote on each matter submitted for a vote at the special meeting.

Quorum

As of the record date, there were 51,824,362 shares of our common stock and one share each of our Series B Special Preferred Stock, our Series C Special Preferred Stock and our Series D Special Preferred Stock outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of all of the outstanding shares of our capital stock entitled to vote at the special meeting as of the record date shall constitute a quorum for the transaction of business at the special meeting.

Required Vote

The proposals to be voted on at the special meeting require the following votes:

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Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of our capital stock outstanding as of the record date and entitled to vote on the proposal.

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Proposal 2: Approval of the proposal to approve the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger requires the affirmative vote of a majority in voting power of the shares of our capital stock present in person or represented by proxy at the special meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

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Proposal 3: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority in voting power of the shares of our capital stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Voting and Proxies

Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:

•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);

•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to Hawaiian’s Corporate Secretary; or (4) attending the special meeting virtually and voting at the special meeting.

If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS, AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER, OR NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Recommendation of the Hawaiian Board and Reasons for the Merger

The Hawaiian Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Hawaiian Board and Reasons for the Merger,” unanimously: (1) determined that the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interests of Hawaiian and its stockholders and (2) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Hawaiian Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of Barclays Capital Inc.

Hawaiian engaged Barclays Capital Inc. (which we refer to as “Barclays”) to act as its financial advisor with respect to a possible sale of Hawaiian pursuant to an engagement letter dated August 24, 2023. On December 2, 2023, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Hawaiian Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per share consideration of $18.00 in cash to be offered to the holders of shares of our common stock (other than holders of Cancelled Shares and Dissenting Shares (each as defined in the merger agreement)) in the merger is fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of December 2, 2023, is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.

For further discussion of Barclays’ opinion, see the section of this proxy statement captioned “The Merger—Opinion of Barclays Capital Inc.”

Treatment of Hawaiian Equity and Cash Incentive Awards in the Merger

The merger agreement provides that at the effective time of the merger, our equity and cash incentive awards that are outstanding immediately prior to the effective time of the merger will be treated as described below. For more information, see the section of this proxy statement captioned “The Merger Agreement—Treatment of Hawaiian Equity and Cash Incentive Awards.”

Treatment of Hawaiian Restricted Stock Units

As of immediately prior to the effective time of the merger, each outstanding award of restricted stock units (which we refer to as “Hawaiian RSUs”) granted pursuant to Hawaiian’s 2015 Stock Incentive Plan will vest and be cancelled and converted into, for each share of our common stock subject to the award immediately prior to the effective time of the merger (in the case of a Hawaiian RSU that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and, if not so expressly specified, based on target performance), the right to receive a payment equal to the per share price (which amounts payable we refer to as the “RSU payments”), subject to all applicable federal, state and local tax withholdings and deductions.

Treatment of Hawaiian 2022 Cash Incentive Awards

As of immediately prior to the effective time of the merger, each outstanding award granted by Hawaiian to certain officers of Hawaiian in 2022 that is denominated in cash (which we refer to as “Hawaiian 2022 Cash Incentives”) will vest and be cancelled and converted into (in the case of a Hawaiian 2022 Cash Incentive that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and if not expressly specified, based on target performance) the right to receive the resulting cash payment (which amounts payable we refer to as the “cash incentive payments”), subject to all applicable federal, state and local tax withholdings and deductions.

Treatment of Hawaiian Options

As of immediately prior to the effective time of the merger, each outstanding option to purchase our common stock (which we refer to as “Hawaiian options”), whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Hawaiian option will be entitled to receive, a payment in cash of an amount equal to the product of (1) the total number of shares of our common stock subject to such Hawaiian option and (2) the excess of the per share price over the aggregate exercise price per share of such Hawaiian option (which amounts payable we refer to as the “option payments”), subject to all applicable federal, state and local tax withholdings and deductions.

Treatment of Warrants in the Merger

Amazon Warrant

At the effective time of the merger, the portion of the outstanding Amazon warrant (as defined in the section of this proxy statement captioned “The Merger Agreement—Treatment of Warrants in the Merger—Amazon Warrant”) that is vested will be exercisable in accordance with the terms of the Amazon warrant. Additionally, at the effective time of the merger, an amount of unvested Amazon warrant shares (as defined in the section of this proxy statement captioned “The Merger Agreement—Treatment of Warrants in the Merger—Amazon Warrant”) will automatically vest and become exercisable as follows:

•	if the qualified payments (as defined below) are equal to or less than $350 million, then 25 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable;

•	if the qualified payments exceed $350 million but are not greater than $650 million, then 50 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable;

•	if the qualified payments exceed $650 million but are not greater than $950 million, then 75 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable; or

•	if the qualified payments exceed $950 million, then 100 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable.

Any portion of the Amazon warrant that remains unvested at the effective time of the merger will vest in accordance with the terms of the Amazon warrant, and upon vesting, will become exercisable for the right to receive the per share price in cash in lieu of shares of our common stock. In connection with the consummation of the merger, Hawaiian has agreed to take all commercially reasonable actions to cause the mandatory exercise by Amazon.com, Inc. (which we refer to as “Amazon”) of that portion of the Amazon warrant that is vested or deemed vested in accordance with the terms of the Amazon warrant.

Treasury Warrants

At the effective time of the merger, each outstanding Treasury warrant (as defined in the section of this proxy statement captioned “The Merger Agreement—Treatment of Warrants in the Merger—Treasury Warrants”) will vest and become exercisable in accordance with its terms. Hawaiian agreed, prior to the effective time of the merger, to request that the U.S. Department of the Treasury (which we refer to as the “Treasury”) exercise the Treasury warrants at or as promptly as practicable following the effective time of the merger.

All Treasury warrants with an exercise price greater than the per share price will be cancelled at the effective time of the merger, and the holder of such warrants will not receive any consideration upon consummation of the merger.

Interests of Hawaiian’s Directors and Executive Officers in the Merger

When considering the recommendation of the Hawaiian Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Hawaiian’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the Hawaiian Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

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For Hawaiian’s current executive officers, the treatment of their outstanding awards of Hawaiian RSUs and Hawaiian 2022 Cash Incentives as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Treatment of Hawaiian Equity and Cash Incentive Awards.”

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For Hawaiian’s non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of their Hawaiian RSUs, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Treatment of Hawaiian Equity and Cash Incentive Awards.”

•

The entitlement of each of Hawaiian’s executive officers to receive payments and benefits pursuant to their change in control and severance agreements with Hawaiian if, during the period beginning three months before Hawaiian’s change in control and ending 18 months after Hawaiian’s change in control, their employment with Hawaiian is terminated for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” in each case as set forth in the executive officer’s change in control and severance agreement.

•	The continued indemnification and insurance coverage for Hawaiian’s directors and executive officers from the surviving corporation and Alaska under the terms of the merger agreement.

Appraisal Rights

Our stockholders and beneficial owners of our capital stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our capital stock may be entitled to appraisal rights under Section 262 (which we refer to as “Section 262”) of the DGCL in connection with the merger. Under Section 262 of the DGCL, if the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner of shares of our capital stock may submit a demand for appraisal. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to Hawaiian before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Hawaiian unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated by reference and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to a holder of record of stock, unless otherwise expressly noted herein. All references in Section 262 of the DGCL and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 of the DGCL and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. holder’s shares of our capital stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. holder receives in the merger and such U.S. holder’s adjusted tax basis in the shares of our capital stock surrendered in the merger.

A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our capital stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until the waiting period (and any timing agreement with any governmental entity to toll, stay or extend any such waiting period, or to delay or not to consummate the merger entered into in connection with the merger agreement) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) has expired or otherwise been terminated.

Each of Alaska and Hawaiian filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the U.S. Department of Justice (which we refer to as the “DOJ”) and the Federal Trade Commission (which we refer to as the “FTC”) in connection with the merger on January 8, 2024. The initial waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on February 7, 2024, though this period may be shortened if the reviewing agency grants “early termination,” may be restarted if the acquiring person voluntarily withdraws and re-files its Notification and Report Form, and may be extended if the reviewing agency issues a request for additional information and documentary material (which we refer to as a “Second Request”).

In addition to the antitrust related clearance discussed above, Hawaiian and Alaska must obtain any approvals or authorizations required to be obtained from the U.S. Department of Transportation (which we refer to as the “DOT”), the U.S. Federal Aviation Administration (which we refer to as the “FAA”) and the Federal Communications Commission (which we refer to as the “FCC”).

For more information, see the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Financing of the Merger

There is no financing condition to the merger. Alaska expects to pay the aggregate price per share from its cash on hand or new borrowings. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

No Solicitation of Other Acquisition Offers

The merger agreement provides that Hawaiian will be subject to customary “no-shop” restrictions prohibiting Hawaiian and its representatives from soliciting alternative proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding alternative acquisition proposals.

In particular, Hawaiian agreed that it will not, and will cause its directors and officers not to, and will not authorize or permit its other representatives to:

•	solicit, initiate, knowingly encourage or knowingly facilitate any expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•	participate in any discussions or negotiations relating to any acquisition proposal with any third party other than Alaska or Merger Sub;

•

furnish to any party other than Alaska or Merger Sub any non-public information in connection with an acquisition proposal or any expression of interest, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•

enter into any agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar contract providing for or otherwise relating to any acquisition proposal or that is intended to result in, or would reasonably be expected to lead to, any acquisition proposal (which we refer to as an “alternative acquisition agreement”); or

•	submit any acquisition proposal or any matter related thereto to the vote of our stockholders.

However, if at any time prior to the earlier of (1) receipt of the requisite stockholder approval for the merger by our stockholders (which we refer to as the “Hawaiian stockholder approval”) or (2) the termination of the merger agreement in accordance with its terms, Hawaiian may participate in discussions or negotiations with the party making such acquisition proposal regarding such acquisition proposal and, subject to the terms of the merger agreement, furnish information with respect to the Hawaiian Group to the party making such acquisition proposal if:

•	Hawaiian has received a bona fide written acquisition proposal from a third party;

•	such acquisition proposal did not result from a breach of the provisions of the merger agreement related to acquisition proposals;

•

the Hawaiian Board determines in good faith, after consultation with its financial advisor and outside counsel that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal; and

•

after consultation with its outside counsel, the Hawaiian Board determines in good faith that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties to the Hawaiian stockholders under applicable law.

In such event, Hawaiian must timely provide Alaska with appropriate notice and information.

For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”

Change of Hawaiian Board’s Recommendation

Subject to the terms and conditions of the merger agreement related to acquisition proposals, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, none of Hawaiian, the Hawaiian Board or any committee thereof will, or will publicly propose to:

•

withhold, withdraw, qualify or modify in a manner adverse to Alaska the approval, recommendation or declaration of advisability by the Hawaiian Board of the merger, the merger agreement or the other transactions contemplated by the merger agreement;

•	fail to include the Hawaiian Board’s recommendation in favor of the approval of the merger proposal in this proxy statement;

•	approve, recommend or otherwise declare advisable any acquisition proposal;

•	submit any acquisition proposal or any matter related thereto to the vote of the Hawaiian stockholders; or

•	authorize, commit, resolve or agree to take any such actions (each such action we refer to as a “change of Hawaiian Board recommendation”).

However, if: (1) Hawaiian has received a bona fide written acquisition proposal from a third party that did not result from a breach of the merger agreement and that the Hawaiian Board determines in good faith, after consultation with its outside counsel and its financial advisor, constitutes a superior proposal and (2) the Hawaiian Board determines in good faith, after consultation with its outside counsel, that a failure to make a change of Hawaiian Board recommendation and/or cause Hawaiian to enter into an alternative acquisition agreement with respect to such superior proposal would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of Hawaiian to the Hawaiian stockholders under applicable law, then, prior to the time the Hawaiian stockholder approval is obtained, the Hawaiian Board may (a) effect a change of Hawaiian Board recommendation with respect to such superior proposal or (b) terminate the merger agreement pursuant to its terms and enter into an alternative acquisition agreement with respect to such superior proposal, in each case after complying with all notice and match rights procedures set forth in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”

If Alaska terminates the merger agreement because the Hawaiian Board withdraws its recommendation that Hawaiian stockholders adopt the merger agreement or takes certain similar actions, then Hawaiian must pay a termination fee to Alaska. For more information, see the section of this proxy statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals; Change of Recommendation.”

Conditions to Completion of the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the Hawaiian stockholder approval will have been obtained;

•

the waiting period applicable to the consummation of the merger under the HSR Act (and any timing agreement with any governmental entity to toll, stay or extend any such waiting period, or to delay or not to consummate the merger entered into in connection with the merger agreement) will have expired or been terminated;

•

all consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders and authorizations required to be obtained from, or delivered to, as applicable, the FAA, the DOT and the FCC in connection with the consummation of the merger will have been obtained or delivered, as applicable; and

•

there is no order in effect that is issued by a governmental entity of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger and there is no law of a governmental entity of competent jurisdiction in effect that has the effect of prohibiting the consummation of the merger.

The obligations of Alaska and Merger Sub to consummate the merger will be subject to the satisfaction or waiver of each of the following conditions:

•

the accuracy of the representations and warranties of Hawaiian set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•	Hawaiian will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement at or prior to the closing;

•	the receipt by Alaska of a customary closing certificate of Hawaiian; and

•	the absence of a material adverse effect with respect to Hawaiian after the date of the merger agreement.

The obligation of Hawaiian to consummate the merger will be subject to the satisfaction or (to the extent permitted by applicable law) written waiver at or prior to the effective time of the merger of each of the following conditions:

•

the accuracy of the representations and warranties of Alaska and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•	each of Alaska and Merger Sub will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement; and

•	the receipt by Hawaiian of a customary closing certificate of Alaska and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent of Hawaiian and Alaska. In addition, the merger agreement may be terminated by either party if:

•

any court of competent jurisdiction or other governmental entity has issued an order permanently enjoining or otherwise permanently prohibiting the consummation of the merger, which order has become final and nonappealable (which we refer to as an “illegality termination event”);

•

the effective time of the merger has not occurred on or before June 2, 2025, which may be extended to December 2, 2025 (or up to 180 days later, in the event of a government shutdown) in certain circumstances (we refer to such date, as extended, as the “outside date” and such event, an “outside date termination event”); or

•	the Hawaiian stockholder approval is not obtained at the special meeting (which we refer to as a “stockholder vote termination event”).

The merger agreement may be terminated by Hawaiian if:

•

prior to receipt of the Hawaiian stockholder approval, the Hawaiian Board causes Hawaiian to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions in the merger agreement; or

•

there is (1) a breach of any representation, warranty or covenant of the merger agreement by Alaska or Merger Sub such that any closing condition for the benefit of Hawaiian is not satisfied; (2) Hawaiian has delivered to Alaska written notice of such breach; and (3) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the outside date and 30 days after notice of breach. Hawaiian cannot terminate for this reason if any representation, warranty or covenant of Hawaiian has been breached such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied.

The merger agreement may be terminated by Alaska if:

•

any of the following has occurred: (1) the Hawaiian Board changes its approval of the merger or its recommendation to our stockholders to adopt the merger agreement; (2) Hawaiian enters into an agreement regarding an alternative acquisition; (3) a proposal to acquire Hawaiian is publicly disclosed, and the Hawaiian Board fails to timely publicly reaffirm its approval of the merger and its recommendation to our stockholders to adopt the merger agreement; or (4) a tender offer or exchange offer for securities of Hawaiian is commenced and the Hawaiian Board fails to timely recommend that our stockholders reject such offer (we refer to each event in this bullet as a “triggering event”); or

•

there is: (1) a breach of any representation, warranty or covenant of the merger agreement by Hawaiian such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied; (2) Alaska has delivered to Hawaiian written notice of such breach; and (3) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the outside date and thirty days after the notice of breach. Alaska cannot terminate for this reason if it or Merger Sub has breached any representation, warranty or covenant such that any condition to the merger for the benefit of Hawaiian is not satisfied (such termination we refer to as a “Hawaiian breach termination event”).

Transaction Expenses and Termination Fee

Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is completed.

Upon termination of the merger agreement under specified circumstances, Hawaiian will be required to pay Alaska a termination fee of $39.55 million. Specifically, this termination fee is payable by Hawaiian to Alaska if:

•	Hawaiian terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	Alaska terminates the merger agreement in connection with a triggering event; or

•	(1) the merger agreement is terminated because of (a) a Hawaiian breach termination event or (b) a stockholder vote termination event; (2) prior to the date of the special meeting an alternative acquisition proposal has been publicly announced; and (3) within 12 months following the termination of the merger agreement, Hawaiian consummates any acquisition proposal or enters into a definitive written agreement providing for the consummation of any acquisition proposal.

If the merger agreement is terminated because of a stockholder vote termination event, Hawaiian will reimburse Alaska for up to $25 million in reasonable and documented out-of-pocket costs and expenses incurred by Alaska in connection with the transactions contemplated by the merger agreement.

Upon termination of the merger agreement under certain other specified circumstances, Alaska will be required to pay Hawaiian a termination fee of $100 million. Specifically, this termination fee is payable by Alaska to Hawaiian if:

•	the merger agreement is terminated by Alaska or Hawaiian upon an outside date termination event if certain closing conditions are not satisfied in certain circumstances at that time; or

•	the merger agreement is terminated by Alaska or Hawaiian upon an illegality termination event in certain circumstances.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to our common stock.

Effect on Hawaiian if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our capital stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On December 3, 2023, we announced our entry into the merger agreement, which provides that Alaska will acquire Hawaiian for $18.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our capital stock that you own at the effective time of the merger. In order to complete the merger, our stockholders must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Hawaiian Board is furnishing this proxy statement and form of proxy card to the holders of shares of our capital stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our capital stock without attending the special meeting and to ensure that your shares of our capital stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What is the proposed merger and what effects will it have on Hawaiian?

A:

The proposed merger is the acquisition of Hawaiian by Alaska. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions set out in the merger agreement are satisfied or waived, Merger Sub will merge with and into Hawaiian, with Hawaiian continuing as the surviving corporation. As a result of the merger, Hawaiian will become a wholly owned subsidiary of Alaska, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive $18.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our capital stock that you own immediately prior to the effective time of the merger, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL. For example, if you own 100 shares of our common stock, you will receive $1,800 in cash in exchange for your shares, without interest and less any applicable withholding taxes.

Q:	How does the per share price compare to the market price of our common stock?

A:

This amount constitutes a premium of approximately 270 percent over our closing stock price on December 1, 2023, the last full trading day prior to the public announcement of our entry into the merger agreement.

Q:	What will happen to Hawaiian incentive awards?

A:

Restricted Stock Units. As of immediately prior to the effective time of the merger, each outstanding Hawaiian RSU will vest and be cancelled and converted into, for each share of our common stock subject to the award immediately prior to the effective time of the merger (in the case of a Hawaiian RSU that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and, if not so expressly specified, based on target performance), the right to receive the RSU payment, subject to all applicable federal, state and local tax withholdings and deductions.

Cash Incentive Awards. As of immediately prior to the effective time of the merger, each outstanding Hawaiian 2022 Cash Incentive will vest and be cancelled and converted into (in the case of a Hawaiian 2022 Cash Incentive that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and if not expressly specified, based on target performance) the right to receive the resulting cash incentive payment, subject to all applicable federal, state and local tax withholdings and deductions.

Stock Options. As of immediately prior to the effective time of the merger, each outstanding Hawaiian option whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Hawaiian option will be entitled to receive the option payment, subject to all applicable federal, state and local tax withholdings and deductions.

Q:	What will happen to Hawaiian warrants?

A:

Amazon Warrant. At the effective time of the merger, the portion of the outstanding Amazon warrant that is vested will be exercisable in accordance with the terms of the Amazon warrant. Additionally, at the effective time of the merger, an amount of unvested Amazon warrant shares will automatically vest and become exercisable as follows:

•	if the qualified payments are equal to or less than $350 million, then 25 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable;

•	if the qualified payments exceed $350 million but are not greater than $650 million, then 50 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable;

•	if the qualified payments exceed $650 million but are not greater than $950 million, then 75 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable; or

•	if the qualified payments exceed $950 million, then 100 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable.

Treasury Warrants. At the effective time of the merger, each outstanding Treasury warrant will vest and become exercisable in accordance with the terms of the Treasury warrants. All Treasury warrants with an exercise price greater than the per share price will be cancelled at the effective time of the merger, and the holder of such warrants will not receive any consideration upon consummation of the merger.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into Hawaiian and Hawaiian will become a wholly owned subsidiary of Alaska;

•	to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?

A:

The special meeting will take place on Friday, February 16, 2024, at 11:30 a.m., Hawai‘i time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HA2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	Who is entitled to vote at the special meeting?

A:

All of our stockholders as of the close of business on January 3, 2024, which is the record date for the special meeting, are entitled to vote their shares of our capital stock at the special meeting. As of the close of business on the record date, there were 51,824,365 shares of our capital stock outstanding and entitled to vote at the special meeting, consisting of 51,824,362 shares of our common stock and one share each of our Series B Special Preferred Stock, our Series C Special Preferred Stock and our Series D Special Preferred Stock. Each share of our capital stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	What vote is required to approve the proposal to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of our capital stock outstanding as of the record date and entitled to vote on the proposal is required to adopt the merger agreement.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will, in each case, have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:

What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:

Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger requires the affirmative vote of a majority in voting power of the shares of our capital stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority in voting power of the shares of our capital stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Except to the extent that such failure affects obtaining a quorum at the meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not, in each case, have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and consider how the merger affects you.

Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

Q:	How does the Hawaiian Board recommend that I vote?

A:

The Hawaiian Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our capital stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Hawaiian has agreed to pay Alaska a termination fee.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Transaction Expenses and Termination Fee.”

Q:	What is the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger?

A:

The compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Hawaiian’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Alaska or its affiliates (including, following the consummation of the merger, the surviving corporation) to Hawaiian’s named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger?

A:

Hawaiian is required pursuant to Section 14A of the Exchange Act to seek stockholder approval, on a non-binding, advisory basis, of compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger. Approval of the compensation that may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger is not required to consummate the merger.

Q:	What will happen if our stockholders do not approve the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger?

A:

Approval of the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Hawaiian or Alaska. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger will or may be paid to Hawaiian’s named executive officers even if our stockholders do not approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Hawaiian. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our capital stock held in “street name.” If you are a beneficial owner of shares of our capital stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If my bank or broker holds my shares in “street name,” will my bank or broker automatically vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum and your shares will not be voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but, assuming a quorum is present, will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of our capital stock are registered in your name with Equiniti Trust Company, LLC, Hawaiian’s transfer agent), there are four ways to vote:

•	submit your proxy by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	submit your proxy by visiting the internet address on your proxy card;

•	submit your proxy by calling the toll-free (within the United States or Canada) phone number on your proxy card; or

•	by attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our capital stock and to confirm that your voting instructions have been properly recorded when submitting a proxy electronically over the internet or by telephone. Although there is no charge for voting your shares or submitting a proxy, if you submit a proxy electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting, you are strongly encouraged to ensure that your shares of our capital stock are voted by submitting a proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our capital stock at the special meeting even if you have previously submitted a proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Hawaiian’s Corporate Secretary; or

•	attending the special meeting virtually and voting at the special meeting using the control number on the enclosed proxy card.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a proposal, the shares represented by your properly signed proxy will be voted as recommended by the Hawaiian Board with respect to such proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to

Hawaiian’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the per share price, without interest and less any applicable withholding taxes, for the shares of our capital stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If you hold your shares of our capital stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the per share price, without interest and less any applicable withholding taxes, upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:	What happens if I sell or transfer my shares of capital stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the expected effective time of the merger. If you sell or transfer your shares of our capital stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Hawaiian in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our capital stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

You will lose appraisal rights if you transfer the shares before the effective date of the merger. For more information, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:

If available, Hawaiian may announce preliminary voting results at the conclusion of the special meeting. Hawaiian intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Hawaiian files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of capital stock for cash pursuant to the merger?

A:

If you are a U.S. holder, the exchange of our capital stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. holder in the merger and such U.S. holder’s adjusted tax basis in the shares of our capital stock surrendered in the merger.

A Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our capital stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the merger to be completed?

A:

We currently expect to complete the merger within 12 to 18 months from the date of the signing of the merger agreement. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?

A:

Under the merger agreement, the merger cannot be completed until the waiting period (and any timing agreement with any governmental entity to toll, stay or extend any such waiting period, or to delay or not to consummate the merger entered into in connection with the merger agreement) applicable to the merger under the HSR Act has expired or otherwise been terminated.

Each of Alaska and Hawaiian filed a Premerger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the merger on January 8, 2024. The initial waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on February 7, 2024, though this period may be shortened if the reviewing agency grants “early termination,” may be restarted if the acquiring person voluntarily withdraws and re-files its Notification and Report Form, and may be extended if the reviewing agency issues a Second Request.

In addition to the antitrust related clearance discussed above, Hawaiian and Alaska must obtain any approvals or authorizations required to be obtained from the DOT, the FAA and the FCC.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

Our stockholders and beneficial owners of our capital stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our capital stock may be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger. Under Section 262 of the DGCL, if the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of Hawaiian’s directors or officers have interests in the merger that may differ from those of Hawaiian stockholders generally?

A:

Yes. In considering the recommendation of the Hawaiian Board with respect to the proposal to adopt the merger agreement, you should be aware that Hawaiian’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement; and (3) unanimously recommending that the merger agreement be adopted by our stockholders, the Hawaiian Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our capital stock, please contact Hawaiian’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on Hawaiian’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to the merger, including the expected timing of the closing of the merger; considerations taken into account by the Hawaiian Board in approving the merger; the value of the merger to our stockholders; and expectations for us following the closing of the merger or termination of the merger agreement. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar expressions and the negatives of those terms. These forward-looking statements are based on Hawaiian management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.

These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of Hawaiian’s assumptions prove incorrect, Hawaiian’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include those associated with:

•

the possibility that the conditions to the closing of the merger are not satisfied (or waived), including the risk that required approvals from our stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstances that could give rise to the right to terminate the merger agreement, including in circumstances requiring us to pay a termination fee;

•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;

•	the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the merger;

•

global economic volatility, macroeconomic political, legislative, and regulatory developments, geopolitical conflict or competitive pressures, or changes in such conditions, negatively affecting our business, operations and financial performance;

•

the effect of the announcement or pendency of the merger on our business partners or other business relationships, passengers, operating results and business generally, and the response of competitors to the merger;

•

possible disruption related to the merger to our ongoing business operations and opportunities, including risks related to the diversion of the time and attention of Hawaiian management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;

•	the fact that under the terms of the merger agreement, we are restrained from soliciting other acquisition proposals during the pendency of the merger;

•

the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Hawaiian’s current strategy as an independent company; and

•

other risks and uncertainties detailed in the periodic reports that we file with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC on February 15, 2023 and most recent Quarterly Report on Form 10-Q filed with the SEC on October 25, 2023.

All forward-looking statements contained or referred to in this proxy statement are based on information available to us as of the date of this proxy statement, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING

Date, Time and Place

We will hold the special meeting on Friday, February 16, 2024, at 11:30 a.m., Hawai‘i time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/HA2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Attending the Special Meeting

The special meeting will begin at 11:30 a.m., Hawai‘i time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time.

As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at https://www.virtualshareholdermeeting.com/HA2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.

Record Date; Shares Entitled to Vote; Quorum

Only our stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee to access the stockholder list during the special meeting.

As of the record date, there were 51,824,365 shares of our capital stock issued and outstanding and entitled to vote at the special meeting, consisting of 51,824,362 shares of our common stock and one share each of our Series B Special Preferred Stock, our Series C Special Preferred Stock and our Series D Special Preferred Stock. Each share of our capital stock issued and outstanding as of the close of business on the record date is entitled to one vote per share on each matter properly submitted for a vote at the special meeting.

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of our capital stock entitled to vote at the special meeting as of the record date shall constitute a quorum for the transaction of business at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of our capital stock outstanding as of the record date and entitled to vote on the proposal. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger requires the affirmative vote of a majority in voting power of the shares of our capital stock present in person at the special meeting or represented by proxy and entitled to vote thereon.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority in voting power of the shares of our capital stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger or (2) the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Shares Held by Hawaiian’s Directors

As of the record date, Hawaiian’s directors, in their capacities as stockholders of Hawaiian, beneficially owned and were entitled to vote, in the aggregate, 957,505 shares of our common stock, representing approximately 1.8 percent of the number of issued and outstanding shares of our capital stock as of the record date.

As of the date of this proxy statement, Hawaiian has not been informed that any of Hawaiian’s directors intend to vote all of their shares of our common stock other than: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

If your shares are registered in your name with Hawaiian’s transfer agent, Equiniti Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.

If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. Assuming a quorum is present, it will not, however, have any effect on the proposals (1) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger or (2) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Hawaiian’s Corporate Secretary; or

•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Hawaiian Board’s Recommendation

The Hawaiian Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Hawaiian Board and Reasons for the Merger,” has unanimously: (1) determined that the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interests of Hawaiian and its stockholders and (2) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Hawaiian Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Adjournment

In addition to the proposals to (1) adopt the merger agreement and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger, our stockholders are also being asked to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. Whether or not a quorum is present, and subject to the terms of the merger agreement, the chairperson of the special meeting or the holders of a majority of the shares of our stock present in person or represented by proxy at the special meeting may adjourn the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Hawaiian. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of up to $40,000, plus a success fee of up to $20,000, plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on Hawaiian’s behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of Hawaiian’s capital stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Hawaiian’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger within 12 to 18 months from the date of the signing of the merger agreement. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of Hawaiian’s control.

Appraisal Rights

Our stockholders (including beneficial owners of shares of our capital stock) will be entitled to seek appraisal of their shares of our capital stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly perfect appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262 of the DGCL; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our capital stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) deliver a written demand for appraisal of such person’s shares to Hawaiian before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own the subject shares of our capital stock through the effective date of the merger; and (4) otherwise comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Hawaiian unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. You may find an electronic copy of Section 262 of the DGCL available at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our capital stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 16, 2024

This proxy statement is available on the “SEC Filings” section of Hawaiian’s website located at https://newsroom.hawaiianairlines.com/investor-relations/filings. The information included on Hawaiian’s website is not incorporated herein by reference.

Householding of Special Meeting Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of Hawaiian’s disclosure documents at this time, please notify us by sending a written request to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, Hawai‘i 96819, Attn: Corporate Secretary, or by telephone at (808) 835-3613.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of Hawaiian’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact Hawaiian’s Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares, please contact Hawaiian’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Hawaiian

Now in its 95th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawai‘i and 15 U.S. gateway cities—more than any other airline—as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.

Our common stock is listed on Nasdaq under the symbol “HA.” Hawaiian’s corporate office is located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawai‘i 96819, and our telephone number is (808) 835-3700.

Alaska

Alaska is the parent of Alaska Airlines. Alaska Airlines and its regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico with new service to the Bahamas and Guatemala beginning in December 2023. Alaska strives to be the most caring airline with award-winning customer service and an industry-leading loyalty program. As a member of the oneworld Alliance, and with its additional global partners, Alaska’s guests can travel to more than 1,200 destinations on 29 airlines while earning and redeeming miles on flights to locations around the world.

Alaska’s corporate office is located at 19300 International Boulevard, Seattle, Washington 98188, and its telephone number is (206) 392-5040.

Merger Sub

Merger Sub is a wholly owned subsidiary of Alaska and was formed on November 28, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Hawaiian will continue as the surviving corporation and wholly owned subsidiary of Alaska.

Merger Sub’s corporate office is located at 19300 International Boulevard, Seattle, Washington 98188, and its telephone number is (206) 392-5040.

Effect of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into Hawaiian. As a result, the separate corporate existence of Merger Sub will cease and Hawaiian will survive the merger and continue to exist after the merger as a direct, wholly owned subsidiary of Alaska.

Effect on Hawaiian if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our capital stock in connection with the merger. Instead, (1) Hawaiian will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (a) Hawaiian’s management will continue to operate the business as it is currently being operated and (b) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Hawaiian operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which our common stock may trade, and the price of our common stock could decline significantly.

Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our capital stock. If the merger is not completed, the Hawaiian Board will continue to evaluate and review, among other things, Hawaiian’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, Hawaiian’s business, prospects or results of operation may be adversely impacted.

In specified circumstances in which the merger agreement is terminated, Hawaiian has agreed to pay Alaska the applicable termination fee.

Effect of the Merger on Our Capital Stock

The merger agreement provides that each share of our capital stock outstanding immediately prior to the effective time of the merger (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive, subject to the terms and conditions contained in the merger agreement, an amount in cash per share, without interest, equal to the per share price.

Dissenting shares will be treated as described under “The Merger—Appraisal Rights.” All shares of our capital stock that are held in the treasury of Hawaiian, or owned of record by Alaska, Merger Sub or any of their respective wholly owned subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.

Prior to the effective time of the merger, Alaska will enter into an agreement with a payment agent designated by Alaska, and reasonably acceptable to Hawaiian, to act as payment agent for purposes of effecting the payment of the aggregate per share price. At or immediately following the effective time of the merger, Alaska will deposit, or cause to be deposited, with the payment agent an amount in cash sufficient to pay the aggregate per share price to which the holders of shares of our outstanding capital stock will be entitled at the effective time of the merger.

As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, Alaska will cause the payment agent to mail to each holder of record of shares of our capital stock that are represented by certificates, (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates. Any shares of our capital stock that are held in book-entry will be deemed to be automatically surrendered upon the receipt by the payment agent of an “agent’s message” in customary form. Any such shares of capital stock so surrendered shall be entitled to receive, as reasonably practicable after the effective time of the merger (and in any event, within three business days thereafter), the per share price payable for each such share.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Hawaiian Board, its committees, its representatives or other parties.

The Hawaiian Board regularly evaluates Hawaiian’s strategic direction and ongoing business plans with a view toward strengthening Hawaiian’s business and enhancing stockholder value. As part of this evaluation, the Hawaiian Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, Hawaiian’s current business plan, with Hawaiian remaining an independent entity; (2) potential expansion opportunities through acquisitions, partnerships or other commercial relationships; (3) various capital raising alternatives; and (4) other financial and strategic alternatives, including the sale of Hawaiian.

Over the past several years, Peter Ingram, Hawaiian’s chief executive officer, and Ben Minicucci, Alaska’s chief executive officer, met from time to time at industry conferences and events. In the course of these meetings, Messrs. Ingram and Minicucci did not discuss the possible acquisition of Hawaiian by Alaska.

On August 2, 2023, Mr. Minicucci contacted Mr. Ingram and requested a meeting. Messrs. Ingram and Minicucci agreed to meet on August 9, 2023.

On August 9, 2023, Messrs. Ingram and Minicucci met. During this meeting, Messrs. Ingram and Minicucci both expressed their profound sadness over the devasting wildfires in Lahaina, Maui on August 8, 2023, and their mutual desires, on behalf of Hawaiian and Alaska, respectively, to help however possible. Turning to the original purpose of the meeting, Mr. Minicucci expressed Alaska’s interest in acquiring Hawaiian for $20.00 per share in cash (which we refer to as the “Initial Proposal”). Mr. Ingram informed Mr. Minicucci that he would share Alaska’s proposal with the Hawaiian Board. On that day, our common stock closed trading at $10.62 per share.

On August 10, 2023, Mr. Minicucci provided a non-binding letter outlining the terms of the Initial Proposal to Mr. Ingram. Alaska’s non-binding letter was subsequently distributed to the Hawaiian Board.

On August 14, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Hawaiian’s outside legal adviser (which we refer to as “Wilson Sonsini”), in attendance. Mr. Ingram described the Initial Proposal and his conversation with Mr. Minicucci. The representatives of Wilson Sonsini reviewed with the members of the Hawaiian Board their fiduciary duties. The Hawaiian Board instructed Mr. Ingram to inform Mr. Minicucci that the Hawaiian Board was evaluating the Initial Proposal. For convenience and efficiency, the Hawaiian Board delegated authority to its Executive Committee (which we refer to as the “Executive Committee”) to work with Hawaiian management, Wilson Sonsini and Hawaiian’s other advisers to further evaluate the Initial Proposal. The Executive Committee was composed of Lawrence S. Hershfield (who also served as chair), Earl E. Fry and Mr. Ingram. The Executive Committee was delegated this authority in the light of the benefits, convenience and efficiency of having a subset of directors, on behalf of the Hawaiian Board, oversee, among other things, (1) our evaluation of the Initial Proposal, (2) any discussions with Alaska with respect to an acquisition and (3) any broader review of strategic alternatives given (a) the potentially significant workload that could be involved in any decision by Hawaiian to evaluate a sale to Alaska or other strategic alternatives; and (b) the possibility that Hawaiian management and our advisers would need feedback and direction on relatively short notice. The Hawaiian Board authorized and instructed the Executive Committee to, among other things, (1) evaluate, consider and respond to the Initial Proposal; (2) explore, evaluate and consider counterparties to a potential business combination transaction, sale of Hawaiian or other similar strategic transaction; (3) explore, evaluate, consider, review, negotiate and, as appropriate, recommend to the Hawaiian Board for approval the terms and conditions of a transaction involving Hawaiian; (4) supervise and direct discussions and negotiations related to a transaction involving Hawaiian; and (5) authorize and direct Hawaiian management and advisers with respect to the matters delegated to the Executive Committee. The Executive Committee was not delegated this authority due to any actual or perceived conflict of interest of any director or officer of Hawaiian. The Hawaiian Board retained the exclusive power and authority to approve the final decision on pursuing a strategic alternative, including a sale of Hawaiian to Alaska or any other buyer. In forming the Executive Committee, the Hawaiian Board discussed its expectation that it would continue to have an active role in (1) our evaluation of the Initial Proposal, (2) any discussions with Alaska with respect to an acquisition and (3) any broader review of strategic alternatives, and that the Executive Committee would update and seek input from the Hawaiian Board as appropriate. The Hawaiian Board did not provide for the payment of any new or additional compensation to the members of the Executive Committee in connection with this delegation of authority. It was the consensus of the Hawaiian Board that Hawaiian management should develop and present to the Hawaiian Board a long-term operating and financial plan for Hawaiian against which the Initial Proposal could be evaluated. The Hawaiian Board discussed the retention of a financial adviser to assist us in connection with evaluating an acquisition by Alaska, as well as with any broader review of strategic alternatives. The Hawaiian Board identified Barclays as a financial adviser who could provide such assistance. Barclays is well known to the Hawaiian Board given Barclays’ prior work for Hawaiian as well as its qualifications, extensive expertise, international reputation, knowledge of the airline industry and experience in advising airline companies in connection with potential strategic transactions. The Hawaiian Board authorized the Executive Committee to (1) assess Barclays’ qualifications and independence to serve as our financial adviser; and (2) work with Hawaiian management to determine if Barclays was available to assist us. Barclays was subsequently contacted, and it was determined that Barclays could provide assistance to us.

On August 18, 2023, the Executive Committee met, with members of Hawaiian management and representatives of Wilson Sonsini in attendance. Members of Hawaiian management reviewed with the Executive Committee a preliminary draft of Hawaiian management’s long-term operating and financial plan for Hawaiian, including the underlying assumptions and various execution and other risks to realizing the forecasted results. The Executive Committee discussed opportunities and challenges facing Hawaiian as an independent company. The Executive Committee provided feedback to Hawaiian management on the preliminary draft long-term operating and financial plan.

On August 21, 2023, the Executive Committee met, with members of Hawaiian management and representatives of Wilson Sonsini in attendance. The members of Hawaiian management reviewed with the Executive Committee an updated draft of Hawaiian management’s long-term operating and financial plan for Hawaiian, including the changes made pursuant to the Executive Committee’s prior input. It was the consensus of the Executive Committee to have Hawaiian management present such plan to the Hawaiian Board for additional input and review. Mr. Ingram summarized the proposed terms of an engagement letter between Hawaiian and Barclays. The Executive Committee expressed support for our entry into the engagement letter with Barclays on the terms described.

On August 22, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The representatives of Wilson Sonsini reviewed with the members of the Hawaiian Board their fiduciary duties. Members of Hawaiian management reviewed with the Hawaiian Board the draft of Hawaiian management’s long-term operating and financial plan for Hawaiian previously reviewed by the Executive Committee (which we refer to as the “August 2023 Long-Term Plan”), including the underlying assumptions and various execution and other risks to realizing the forecasted results. (Additional information about the August 2023 Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.”) The Hawaiian Board discussed opportunities and challenges facing Hawaiian as an independent company. It was the consensus of the Hawaiian Board to (1) adopt the August 2023 Long-Term Plan; (2) direct Barclays to use the August 2023 Long-Term Plan for purposes of its financial analyses of the Initial Proposal; and (3) when and if appropriate, share the August 2023 Long-Term Plan with Alaska. Outside of the presence of the representatives of Barclays, the representatives of Wilson Sonsini summarized the proposed terms of an engagement letter between Hawaiian and Barclays. The Hawaiian Board authorized us to enter into the engagement letter with Barclays on the terms described.

Also on August 22, 2023, Mr. Ingram informed Mr. Minicucci that the Hawaiian Board was evaluating the Initial Proposal but needed time to complete that work.

On August 24, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of Wilson Sonsini in attendance. Mr. Ingram (1) updated the Hawaiian Board on the finalization of the engagement letter with Barclays; and (2) informed the Hawaiian Board that Barclays had begun its preliminary financial analyses of the Initial Proposal.

Also on August 24, 2023, we entered into an engagement letter with Barclays. Prior to entering into the engagement letter, Barclays provided us with customary relationship disclosures, which included disclosures with respect to Alaska and us. The Hawaiian Board did not identify any potential or actual conflicts that would affect the ability of Barclays to fulfill its responsibilities as financial adviser to us.

On August 30, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. Hawaiian management noted that it had made immaterial refinements to the August 2023 Long-Term Plan following the Hawaiian Board’s adoption of that plan on August 22, 2023. The Executive Committee reviewed these refinements and adopted them. The August 2023 Long-Term Plan contained in the section of this proxy statement captioned “—Financial Projections” includes these immaterial refinements. The representatives of Barclays reviewed Barclays’ preliminary financial analyses of the Initial Proposal based on, among other things, the August 2023 Long-Term Plan (as adjusted for the immaterial refinements noted above). The Executive Committee discussed the Initial Proposal. It was the consensus of the Executive Committee to recommend to the Hawaiian Board that it reject the Initial Proposal as not sufficiently compelling, but to engage with Alaska to allow it to better understand our long-term business plans (including by providing due diligence information) so that Alaska could, if it wished, improve the terms of the Initial Proposal. In so doing, the Executive Committee noted that, in addition to seeking a higher per share price from Alaska, it would be important for the Hawaiian Board to understand the efforts that Alaska would undertake to (1) secure competition law approvals necessary to consummate an acquisition of Hawaiian; and (2) address potential stakeholder or community concerns with the acquisition of Hawaiian by Alaska. We refer to these efforts collectively as the “Acquisition Consummation Efforts.” In this regard, the Executive Committee was mindful of (1) the Department of Justice’s focus on consolidation in the airline industry, including the Department of Justice’s recent efforts to prevent or unwind significant transactions and relationships among other airlines; and (2) the impact on us of a prolonged regulatory review process.

On September 1, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The representatives of Barclays reviewed Barclays’ preliminary financial analyses of the Initial Proposal. The Executive Committee provided its recommendation to the Hawaiian Board that it reject the Initial Proposal as not sufficiently compelling, but to engage with Alaska to allow it to better understand our long-term business plans (including by providing due diligence information) so that Alaska could, if it wished, improve the terms of the Initial Proposal. It was the consensus of the Hawaiian Board (1) to accept the recommendation of the Executive Committee; and (2) that the Executive Committee, through Mr. Ingram, should inform Alaska that (a) the Initial Proposal was not acceptable; (b) any subsequent acquisition proposal needed to be at a higher value; (c) we were prepared to furnish a targeted set of due diligence information to support a higher value; and (d) Alaska needed to provide additional information on its views on the Acquisition Consummation Efforts. The Hawaiian Board discussed the impact on us of a prolonged regulatory review process. The Hawaiian Board discussed the possibility of commencing a process to contact other parties regarding their interest in acquiring Hawaiian. The Hawaiian Board discussed various considerations with commencing such a process, including the risk of leaks or rumors about Hawaiian and how such leaks or rumors could be damaging to us. The Hawaiian Board also noted (1) the limited universe of potential buyers of Hawaiian; (2) competition law considerations for each such buyer; and (3) the larger regulatory landscape, including the recent efforts by the Department of Justice to prevent or unwind significant transactions and relationships in the airline industry. The representatives of Barclays provided their perspective that it was unlikely, in the near term, that a third party would have both the interest and the financial or other capacity to acquire Hawaiian. After considering these factors, the Hawaiian Board determined not to contact other parties, at this time, regarding their interest in acquiring Hawaiian.

Over the next several days, the Executive Committee agreed on the appropriate messaging to Alaska concerning the decisions of the Hawaiian Board.

On September 4, 2023, Mr. Ingram spoke with Mr. Minicucci and informed him of the position of the Hawaiian Board on the Initial Proposal. Mr. Ingram also stated that any revised acquisition proposal should reflect an increase of the offer price into the $20s per share. In response, Mr. Minicucci expressed an interest in receiving diligence information from Hawaiian.

On September 11, 2023, we entered into a confidentiality agreement with Alaska, which included a customary “standstill” restriction on Alaska’s ability to make public proposals to acquire Hawaiian. Such restrictions (1) terminated upon the signing of the merger agreement; and (2) never prevented Alaska from making private proposals to acquire Hawaiian. In addition, the confidentiality agreement did not place restrictions on our ability to solicit a transaction from a third party, other than that we were not permitted to share any information about Alaska, including the terms of any acquisition proposals made by Alaska, with any third party.

On September 13, 2023, during a regularly scheduled meeting of the Hawaiian Board, and with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance, the Hawaiian Board continued its discussion of the Initial Proposal and the possible acquisition of Hawaiian by Alaska more generally. The representatives of Wilson Sonsini discussed matters related to the Acquisition Consummation Efforts.

On September 15, 2023, members of Hawaiian management, including Mr. Ingram, met with members of Alaska management, including Mr. Minicucci, to discuss Hawaiian and its business. During this meeting, we provided Alaska with the August 2023 Long-Term Plan (as adjusted for the immaterial refinements noted above). Representatives of each of Hawaiian’s and Alaska’s financial and legal advisers also attended this meeting. During this meeting, Mr. Ingram noted the importance to the Hawaiian Board of closing certainty, and requested that Alaska provide additional information on its views on the Acquisition Consummation Efforts.

On September 18, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of Wilson Sonsini in attendance. Mr. Ingram updated the Hawaiian Board on the meeting with Alaska management on September 15, 2023. Members of Hawaiian management described updates to the August 2023 Long-Term Plan to reflect (1) the immaterial refinements to the August 2023 Long-Term Plan adopted by the Executive Committee on August 30, 2023; and (2) certain refined assumptions related to aspects of our business. We refer to this updated long-term plan as the “September 2023 Long-Term Plan.” (Additional information about the September 2023 Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.”) It was the consensus of the Hawaiian Board to (1) adopt the September 2023 Long-Term Plan; (2) direct Barclays to use the September 2023 Long-Term Plan for purposes of its financial analyses; and (3) when and if appropriate, share the September 2023 Long-Term Plan with Alaska. In the light of the importance of the Acquisition Consummation Efforts to the Hawaiian Board’s interest in an acquisition by Alaska (as well as the potential impact on us of a prolonged regulatory review process), it was the consensus of the Hawaiian Board that we, with the assistance of our advisers, should engage with Alaska to better understand Alaska’s views on the Acquisition Consummation Efforts. The Hawaiian Board instructed the Executive Committee to supervise this work.

In the days and weeks following September 18, 2023, members of Hawaiian management met with members of Alaska management to discuss diligence information about Hawaiian, including the September 2023 Long-Term Plan. Representatives of each of Hawaiian’s and Alaska’s financial and legal advisers also attended certain of these meetings. In addition, Alaska received the September 2023 Long-Term Plan.

On October 2, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. Mr. Ingram provided updates on the status of Alaska’s diligence of us. The Executive Committee discussed the status of a possible acquisition of Hawaiian by Alaska, including the importance of understanding Alaska’s views on the Acquisition Consummation Efforts. The

Executive Committee also discussed the declining trading price of our common stock, which had closed trading at $5.79 that day, and the potential impact of that trading price decline on Alaska’s willingness to proceed with an acquisition on the terms of the Initial Proposal.

On October 9, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The Executive Committee discussed the Acquisition Consummation Efforts. It was the consensus of the Executive Committee to solicit Alaska’s views on the Acquisition Consummation Efforts. The Executive Committee also discussed the declining trading price of our common stock, which had closed trading at $4.91 that day, and the potential impact of that trading price decline on Alaska’s willingness to proceed with an acquisition on the terms of the Initial Proposal.

In the days following the October 9, 2023, meeting of the Executive Committee, representatives of Wilson Sonsini, on our behalf, and representatives of O’Melveny & Myers LLP, outside legal counsel to Alaska (which we refer to as “O’Melveny”), discussed the Acquisition Consummation Efforts.

On October 25, 2023, Messrs. Ingram and Minicucci spoke. During this conversation, Mr. Minicucci stated that Alaska had lowered its acquisition proposal to $17.00 per share in cash (we refer to this as the “First Revised Proposal”). With respect to this lowered acquisition price, Mr. Minicucci noted: (1) the higher capital expenditures contemplated by the September 2023 Long-Term Plan than those assumed by Alaska for the Initial Proposal; and (2) the lower profitability estimates for Hawaiian during 2024 and 2025 contemplated by the September 2023 Long-Term Plan as compared to Alaska’s assumptions underlying the Initial Proposal. On that day, our common stock closed trading at $4.13 per share.

Later on October 25, 2023, Mr. Minicucci provided a non-binding letter outlining the terms of the First Revised Proposal, which included Alaska’s payment to Hawaiian of a $75 million reverse termination fee if the acquisition could not be consummated for regulatory reasons. Alaska also communicated its perspective on the Acquisition Consummation Efforts.

On October 26, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. Mr. Ingram reviewed the First Revised Proposal and his related conversation with Mr. Minicucci. The Executive Committee discussed with Hawaiian management the evolving impact on Hawaiian’s financial and operational performance of two significant exogenous factors: (1) the devasting wildfires in Lahaina, Maui on August 8, 2023, which had significantly impacted travel demand to Maui in particular and Hawai‘i more generally; and (2) anticipated accelerated removals and inspections of a significant portion of the PW1100G-JM engines, which power Hawaiian’s A321neo aircraft. We refer to these two factors as the “External Factors.” Because the impact of the External Factors had not been reflected in the September 2023 Long-Term Plan, the Executive Committee directed Hawaiian management to prepare updated financial and operational information that reflected, using ranges of values, the impact of the External Factors on the results implied by the September 2023 Long-Term Plan. The Executive Committee discussed the declining trading price of our common stock, which had closed trading at $4.10 that day. In addition, the Executive Committee discussed trading in our senior secured notes, which were trading at approximately 78 percent of par value, and our ability to repay or refinance those notes. Our senior secured notes are collateralized by our loyalty program and intellectual property and mature in January 2026. The representatives of Barclays offered their perspective that a spread of this magnitude between the trading price and the par value of secured debt may be indicative of concern among investors about a company’s ability to repay its obligations.

On October 30, 2023, Messrs. Ingram and Minicucci spoke. During this conversation, Mr. Ingram stated that (1) we would provide a counterproposal to Alaska on November 6, 2023; and (2) the Hawaiian Board expected Alaska to provide additional specificity regarding the Acquisition Consummation Efforts.

On November 1, 2023, the Executive Committee met, with members of Hawaiian management and representatives of Wilson Sonsini in attendance. Hawaiian management reviewed the impact, expressed in ranges of values, of the External Factors on Hawaiian’s long-term financial and operating plans (which impacts we refer to as the “External Factors Updates”). The Executive Committee approved providing the External Factors Updates to Barclays for the purpose of positioning Barclays to review with the Executive Committee an illustrative sensitivity analysis of the potential impacts of the External Factors Updates on Adjusted EBITDAR (as defined in the section of this proxy statement captioned “—Financial Projections”) to supplement Barclays’ financial analyses of the First Revised Proposal (which analyses were based on, among other things, the September 2023 Long-Term Plan). On that day, our common stock closed trading at $3.97 per share.

On November 3, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The representatives of Barclays reviewed Barclays’ preliminary financial analyses of the First Revised Proposal (which analyses were based on, among other things, the September 2023 Long-Term Plan and included the illustrative sensitivity analysis of the potential impacts of the External Factors Updates described above). The Executive Committee discussed (1) Alaska’s perspectives on the Acquisition Consummation Efforts; (2) the proposed $75 million reverse termination fee payable to Hawaiian by Alaska if the acquisition could not be consummated for regulatory reasons; (3) the larger regulatory landscape impacting the airline industry, including the likely time period for consummating an acquisition of Hawaiian by Alaska; and (4) the potential impact on us of a prolonged regulatory review process. It was the consensus of the Executive Committee to recommend to the Hawaiian Board that (1) it make a counterproposal to Alaska for an acquisition at $18.50 per share in cash with a $100 million reverse termination fee payable to Hawaiian by Alaska; and (2) Hawaiian, Alaska and their respective advisers should continue to work together to reach agreement on the Acquisition Consummation Efforts.

On November 6, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. Mr. Ingram reviewed the First Revised Proposal. The representatives of Barclays reviewed Barclays’ preliminary financial analyses of the First Revised Proposal (which analyses were based on, among other things, the September 2023 Long-Term Plan and included the illustrative sensitivity analysis of the potential impacts of the External Factors Updates described above). The Hawaiian Board reviewed the External Factors Updates. The Executive Committee discussed with the Hawaiian Board (1) Alaska’s perspectives on the Acquisition Consummation Efforts; (2) Alaska’s proposed $75 million reverse termination fee; and (3) the larger regulatory landscape impacting the airline industry, including the likely time period for consummating an acquisition of Hawaiian by Alaska. The Executive Committee provided its recommendation to the Hawaiian Board that (1) the Hawaiian Board make a counterproposal to Alaska for an acquisition at $18.50 per share in cash with a $100 million reverse termination fee (with the flexibility for the Executive Committee to negotiate this counterproposal); and (2) Hawaiian, Alaska and their respective advisers should continue to work together to reach agreement on the Acquisition Consummation Efforts. The Hawaiian Board discussed (1) the potential impact on us of a prolonged regulatory review process; (2) the current trading price of our common stock and our secured debt; and (3) our ability to repay or refinance our secured debt. It was the consensus of the Hawaiian Board to accept the recommendation of the Executive Committee, and the Hawaiian Board instructed Mr. Ingram to relay this message to Alaska. The Hawaiian Board also instructed Mr. Ingram to provide Alaska with general information, using ranges of values, about Hawaiian management’s evolving understanding of the impact of the External Factors on our financial and operating results contained in the September 2023 Long-Term Plan. On that day, our common stock closed trading at $4.27 per share.

Later on November 6, 2023, Mr. Ingram spoke with Mr. Minicucci and informed him of the position of the Hawaiian Board, including the counterproposal for an acquisition of Hawaiian by Alaska at $18.50 per share in cash with a $100 million reverse termination fee. Mr. Ingram also described, using ranges, Hawaiian management’s evolving understanding of the impact of the External Factors on our financial and operating results contained in the September 2023 Long-Term Plan.

On November 7, 2023, Messrs. Ingram and Minicucci spoke on two occasions. During the first discussion, Mr. Minicucci proposed that Alaska would acquire Hawaiian for $17.50 per share in cash with a $100 million reverse termination fee. In response, Mr. Ingram said that he did not wish to bring a proposal to the Hawaiian Board that contemplated an acquisition below $18.00 per share. Mr. Minicucci responded that he was willing to increase the per share value of Alaska’s proposal to $18.00 with a $100 million reverse termination fee (we refer to this as the “Second Revised Proposal”), but only if the two parties aligned on these terms that day. Mr. Ingram then discussed the Second Revised Proposal with the other members of the Executive Committee. Each member of the Executive Committee concluded that the Second Revised Proposal provided a sufficient basis for us to provide Alaska with additional due diligence information and for the parties to undertake additional work in support of reaching a transaction (including in respect of attempting to reach agreement on the Acquisition Consummation Efforts). Messrs. Ingram and Minicucci then spoke again. During this conversation, Mr. Ingram informed Mr. Minicucci of the Executive Committee’s conclusion. On that day, our common stock closed trading at $4.29 per share.

On November 9, 2023, Hawaiian opened an online data room to Alaska, which contained additional due diligence information.

On November 14, 2023, O’Melveny, on behalf of Alaska, distributed a draft merger agreement to Wilson Sonsini, on behalf of Hawaiian.

On November 15, 2023, during a regularly scheduled meeting of the Hawaiian Board, and with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance, Mr. Ingram described the Second Revised Proposal and his conversations with Mr. Minicucci. The Hawaiian Board discussed the Second Revised Proposal and a possible acquisition of Hawaiian by Alaska more generally. The Hawaiian Board expressed its concurrence with the Executive Committee’s position that the Second Revised Proposal provided a sufficient basis for Hawaiian to provide Alaska with additional due diligence information and for the parties to undertake additional work in support of reaching a transaction (including in respect of attempting to reach agreement on the Acquisition Consummation Efforts). The Hawaiian Board discussed the potential impact on us of a prolonged regulatory review process. The representatives of Wilson Sonsini reviewed with the members of the Hawaiian Board their fiduciary duties. The Hawaiian Board reviewed its prior determination not to contact other parties to see if there was other interest in acquiring Hawaiian, and considered again whether to make such contacts. As before, the Hawaiian Board discussed various considerations with commencing such a process, including the risk of leaks or rumors about Hawaiian and how such leaks or rumors could be damaging to us. The Hawaiian Board also again noted (1) the limited universe of potential buyers of our company; (2) competition law considerations for each such buyer; and (3) the larger regulatory landscape in the airline industry. The representatives of Barclays provided their perspective that it was unlikely, in the near term, that a third party would have both the interest and the financial or other capacity to acquire Hawaiian. The Hawaiian Board discussed the mechanism in the draft merger agreement that permitted Hawaiian to respond to unsolicited acquisition proposals from third parties, and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior offer from a third party. After considering these factors, the Hawaiian Board again determined not to contact other parties, at this time, regarding their interest in acquiring Hawaiian.

On November 20, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The Executive Committee discussed the draft merger agreement.

On November 21, 2023, representatives of Wilson Sonsini, on our behalf, distributed a revised draft of the merger agreement to O’Melveny, on behalf of Alaska. Thereafter, members of Hawaiian management and representatives of Wilson Sonsini, and representatives of each of Alaska and O’Melveny met regularly to negotiate the terms of the merger agreement. The principal areas of negotiation in the merger agreement included (1) the terms of Alaska’s obligation to seek required competition law approvals for the acquisition; (2) the definition of “material adverse effect”; (3) the conditions to each party’s obligation to consummate the merger; (4) the circumstances in which each party would have the right to terminate the merger agreement; (5) the circumstances in which either party would have to pay a termination fee to the other party; and (6) the nature and scope of the interim operating covenants applicable to us during the period prior to the closing of the merger.

On November 24, 2023, Messrs. Ingram and Minicucci spoke about the status of the proposed acquisition and the open points in the merger agreement.

On November 25, 2023, Messrs. Ingram and Minicucci spoke again in an effort to resolve the remaining open points in the merger agreement. Representatives of each of Wilson Sonsini and Alaska participated in this discussion.

On November 27, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. Mr. Ingram reviewed the current status of negotiation of the merger agreement, and summarized his conversations on November 24 and November 25, 2023, with Mr. Minicucci. The representatives of Wilson Sonsini summarized the current status of the negotiation of the Acquisition Consummation Efforts. For the purpose of allowing the Executive Committee to understand, on a holistic basis, specific projected impacts of the External Factors on our long-term operating and financial results, the members of Hawaiian management discussed an updated long-term operating and financial plan for Hawaiian (which we refer to as the “November 2023 Long-Term Plan”) that reflected (1) specific operating and financial impacts of the External Factors; (2) actual results for the third quarter of 2023; and (3) an updated fuel cost curve. (Additional information about the November 2023 Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.”) The Executive Committee adopted the November 2023 Long-Term Financial Plan and determined that (1) the differences between the September 2023 Long-Term Plan and the November 2023 Long-Term Plan should be shared with Alaska and its advisers; and (2) Barclays should use the November 2023 Long-Term Plan for purposes of its financial analyses of the proposed acquisition.

Also on November 27, 2023, Messrs. Ingram and Hershfield spoke with Mr. Minicucci and Patricia M. Bedient, the chair of Alaska’s board of directors, in order to discuss the status of the proposed acquisition generally.

On November 28, 2023, the differences between the September 2023 Long-Term Plan and the November 2023 Long-Term Plan were shared with Alaska and its advisers.

During the week of November 27, 2023, members of Hawaiian management and representatives of Wilson Sonsini, and representatives of each of Alaska and O’Melveny, met regularly to (1) finalize Alaska’s due diligence; and (2) negotiate the merger agreement.

On November 30, 2023, the Executive Committee met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The Executive Committee discussed the draft merger agreement and the status of the proposed acquisition by Alaska.

On December 1, 2023, Barclays provided us with updated customary relationship disclosures, which included disclosures with respect to Alaska and us. The Hawaiian Board did not identify any potential or actual conflicts that would affect the ability of Barclays to fulfill its responsibilities as financial adviser to us.

Also on December 1, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The representatives of Barclays reviewed Barclays’ financial analyses of the proposed acquisition based on, among other things, the November 2023 Long-Term Plan. The representatives of Wilson Sonsini discussed with the members of the Hawaiian Board their fiduciary duties. The representatives of Wilson Sonsini discussed the key terms of the merger agreement, including the negotiated Acquisition Consummation Efforts. The Hawaiian Board again reviewed its prior determination not to contact other parties regarding their interest in acquiring Hawaiian, and considered again whether to make such contacts. The representatives of Barclays provided their perspective that it was unlikely, in the near term, that a third party would have both the interest and the financial or other capacity to acquire Hawaiian. The Hawaiian Board determined not to contact other parties regarding their interest in acquiring Hawaiian in the light of (1) Alaska’s willingness to proceed with a transaction in the near term; (2) the terms of the merger agreement, including the negotiated Acquisition Consummation Efforts; (3) the terms of Second Revised Proposal, including in relation to our current stock price; and (4) the limited universe of potential buyers of our company and the competition law considerations for each such buyer. The Hawaiian Board instructed the representatives of each of Wilson Sonsini and Barclays to position Hawaiian to be able to sign the merger agreement the next day.

Following the meeting of the Hawaiian Board on December 1, 2023, members of Hawaiian management and representatives of Wilson Sonsini, and representatives of each of Alaska and O’Melveny, finalized the merger agreement and the related confidential disclosure schedules.

On December 2, 2023, the Hawaiian Board met, with members of Hawaiian management and representatives of each of Wilson Sonsini and Barclays in attendance. The representatives of Wilson Sonsini discussed with the members of the Hawaiian Board their fiduciary duties. The representatives of Wilson Sonsini summarized the final terms of the merger agreement. The representatives of Barclays rendered Barclays’ oral opinion, subsequently confirmed in writing, that, as of December 2, 2023, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per share consideration of $18.00 in cash to be offered to the holders of shares of our common stock (other than holders of Cancelled Shares and Dissenting Shares) in the merger was fair from a financial point of view to such stockholders, as more fully described in the section of this proxy statement captioned “—Opinion of Barclays Capital Inc.” The Hawaiian Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the Hawaiian Board and Reasons for the Merger,” unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were in the best interests of Hawaiian and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Hawaiian and Alaska subsequently signed the merger agreement.

On December 3, 2023, Hawaiian and Alaska publicly announced the merger agreement.

Recommendation of the Hawaiian Board and Reasons for the Merger

Recommendation of the Hawaiian Board

On December 2, 2023, the Hawaiian Board unanimously: (1) determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of Hawaiian and its stockholders, (2) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (3) recommended that Hawaiian’s stockholders vote their shares of capital stock in favor of the adoption of the merger agreement and (4) directed that the adoption of the merger agreement be submitted for consideration by our stockholders.

The Hawaiian Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by us to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

In evaluating the merger agreement and the merger, the Hawaiian Board consulted with Hawaiian management, as well as representatives of each of Wilson Sonsini and Barclays. In recommending that our stockholders vote “FOR” the adoption of the merger agreement, the Hawaiian Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the Hawaiian Board concluded that entering into the merger agreement was advisable and in our best interests and in the best interests of our stockholders.

The Hawaiian Board believed that the following material factors and benefits supported its determination and recommendation:

•

Business, Financial Condition, Prospects and Execution Risks. The current and historical financial condition, results of operations, business and competitive positioning of Hawaiian, as well as our prospects and risks if we were to remain an independent company were taken into account. In particular, the Hawaiian Board considered Hawaiian management’s then-current business plan, including the November 2023 Long-Term Plan. Additional information about the preparation and substance of the November 2023 Long-Term Plan is contained in the section of this proxy statement captioned “—Financial Projections.” The Hawaiian Board considered Hawaiian management’s business plan, including the November 2023 Long-Term Plan, and the potential opportunities that it presented against, among other things, various execution and other risks to achieving Hawaiian management’s business plan, including (1) the likelihood that Hawaiian management’s business plan could be achieved in the face of operational and execution risks in the short and long term; (2) the impact of market, customer and competitive trends on us; (3) the evolving impact of the External Factors on us and our business plan; and (4) market volatility and the general risks related to market conditions that could reduce the price of our common stock. Among the potential risks identified by the Hawaiian Board were:

◾

Our competitive positioning and prospects as an independent company. Included among these risks were consideration of (1) our size, as well as its financial resources, relative to those of its competitors; (2) new and evolving competitive threats; (3) challenges to increasing demand for air travel to Hawai‘i; and (4) other factors affecting the revenues, operating costs and profitability of companies in Hawaiian’s industry generally and other risk factors described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”

◾	Our history of losses, and the challenges to achieving profitability in the near term.

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Our upcoming need to repay or refinance approximately $1.5 billion of long-term debt, as well as capital expenditures required in connection with, among other things, our planned acquisition of Boeing 787 aircraft.

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The continued softness in demand for air travel to Hawai‘i from Japan, which has historically been one of our key international markets. The Hawaiian Board was aware that this demand had not yet recovered to levels experienced prior to the COVID-19 pandemic, and that it was uncertain when, if ever, such demand would fully recover.

◾

The highly competitive nature of travel to Hawai‘i and among the Hawaiian Islands, including the impact of pricing decisions made by our competitors. In this regard, the Hawaiian Board was aware that larger airlines may have competitive advantages in relation to us from their broader commercial scope and economies of scale in pricing.

◾

Recent market volatility and the current and prospective business environment in which Hawaiian operates, including evolving macroeconomic headwinds facing Hawaiian and its industry more generally and the impact of changed economic circumstances on key customer segments, and the likely effect of these factors on us and the execution of our plans as an independent public company.

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The challenges of making investments to achieve long-term growth for a publicly traded company, which is subject to scrutiny based on its quarterly performance. The Hawaiian Board was aware that the price of our common stock could be negatively impacted if Hawaiian failed to meet investor expectations, including if Hawaiian failed to meet its growth or profitability objectives.

◾	The historical market prices, volatility and trading information with respect to shares of our common stock.

•

Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides certainty of value and eliminates uncertainty and risk for our stockholders related to the continued execution of Hawaiian’s business.

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Best Value Reasonably Obtainable. The belief of the Hawaiian Board that the per share price represents the best value reasonably obtainable for the shares of our common stock, taking into account the Hawaiian Board’s familiarity with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the Hawaiian Board believed that, measured against our longer-term execution risks, the per share price reflects a fair and favorable price for the shares of our common stock. The Hawaiian Board also considered that the per share price constitutes a premium of approximately 270 percent to our closing stock price on December 1, 2023, the last full trading day prior to the public announcement of the merger.

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Potential Strategic Alternatives. The assessment of the Hawaiian Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Hawaiian as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

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Results of Strategic Review Process. The merger was the result of a reasoned, fully informed process overseen by the Executive Committee. The Hawaiian Board was aware of (1) the limited universe of potential buyers of our company; (2) the competition law considerations for each such potential buyer; and (3) the larger regulatory landscape in the airline industry, including the recent efforts by the Department of Justice to prevent or unwind significant transactions and relationships among major airlines. The Hawaiian Board was also aware that the merger agreement permits us to respond to unsolicited acquisition proposals from third parties, and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior offer from a third party. The Hawaiian Board also considered the potential risk of losing the favorable opportunity with Alaska if the Hawaiian Board determined to pursue acquisition discussions with third parties.

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Fairness Opinion of Barclays. The oral opinion of Barclays, subsequently confirmed in writing, that, as of December 2, 2023, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per share consideration of $18.00 in cash to be offered to the holders of shares of our common stock (other than holders of Cancelled Shares and Dissenting Shares) in the merger was fair from a financial point of view to such stockholders. The opinion is more fully described in the section of this proxy statement captioned “—Opinion of Barclays Capital Inc.,” and the full text of the opinion is attached as Annex B to this proxy statement.

•	Negotiations with Alaska and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arm’s-length negotiations. The factors considered included:

◾	Our ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding alternative acquisition proposals.

◾	The Hawaiian Board’s belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.

◾	The Hawaiian Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.

◾

Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Hawaiian Board believed that the termination fee payable by us in such instance was reasonable and not preclusive of other offers.

◾	The limited conditions to Alaska’s obligation to consummate the merger, making the merger reasonably likely to be consummated.

◾	Our ability to specifically enforce Alaska’s obligation to cause the merger to be completed.

◾	The $100 million termination fee payable by Alaska to us if, generally speaking, regulatory approval of the merger cannot be obtained.

•

Reasonable Likelihood of Consummation. The belief of the Hawaiian Board that an acquisition by Alaska has a reasonable likelihood of closing, including the Hawaiian Board’s belief that there was a reasonable likelihood that the regulatory approvals required to consummate the merger would be obtained.

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Business Reputation of Alaska. The Hawaiian Board believed that the business reputation and financial resources of Alaska supported the conclusion that a transaction with Alaska could be completed, and had a reasonable likelihood of being consummated successfully.

•	Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders.

The Hawaiian Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:

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Uncertain Regulatory Approval Process. The possibility that regulatory agencies may delay, object to or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to Alaska and that could ultimately result in the merger not occurring. In this regard, although the merger agreement provides that Alaska will pay us a $100 million termination fee if, generally speaking, regulatory approval of the merger cannot be obtained, the Hawaiian Board was aware that such fee would not completely compensate us for the expenses incurred, opportunities forgone and overall impact on our business of the failure to consummate the merger (as described in more detail below). The Hawaiian Board was also aware that the regulatory approval process could be prolonged and could have an impact on our business.

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Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Hawaiian during the pendency of the merger; (2) we will have incurred significant transaction and other costs; (3) our continuing business relationships with customers, business partners and employees may be adversely affected; (4) a failed transaction could damage our brand and our reputation with our customers and the communities that we serve; (5) the trading price of our common stock could be adversely affected; (6) the other contractual and legal remedies available to us in the event of the termination of the merger agreement may be insufficient from a variety of perspectives, costly to pursue or both; and (7) the failure of the merger to be consummated could result in an adverse perception among our current and prospective customers, employees and investors, which could cause an adverse impact on our operating results.

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No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger. The Hawaiian Board also considered the other potential alternative strategies available to us as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•	No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on our ability to solicit competing proposals from the date of the merger agreement.

•	Termination Fee Payable by Hawaiian. The requirement that we pay Alaska a termination fee of $39.55 million under certain circumstances following termination of the merger agreement, including if the Hawaiian Board terminates the merger agreement to accept a superior proposal. The Hawaiian Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire us.

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Impact of Interim Restrictions on Hawaiian’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, Hawaiian might have pursued.

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Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, operating results and stock price; (2) impact on our ability to attract and retain management, sales and marketing and technical personnel; and (3) potential for litigation in connection with the merger.

•	Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders.

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Interests of Hawaiian’s Directors and Executive Officers. The interests that our directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Hawaiian Board in its consideration of the merger. After considering these and other factors, the Hawaiian Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In the light of the variety of factors considered by the Hawaiian Board and the complexity of these factors, the Hawaiian Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Hawaiian Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Hawaiian Board adopted and approved the merger agreement and the merger, and recommended that our stockholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the Hawaiian Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Opinion of Barclays Capital Inc.

Hawaiian engaged Barclays to act as its financial advisor with respect to a possible sale of Hawaiian pursuant to an engagement letter dated August 24, 2023. On December 2, 2023, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Hawaiian Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the per share price to be offered to the holders of our common stock (other than holders of Cancelled Shares and Dissenting Shares) in the merger is fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of December 2, 2023, is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Hawaiian Board, addresses only the fairness, from a financial point of view, of the per share price to be offered to the holders of our common stock (other than holders of Cancelled Shares and Dissenting Shares) in the merger and does not constitute a recommendation to any stockholder of Hawaiian as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm’s-length negotiations between Hawaiian and Alaska and were unanimously approved by the Hawaiian Board. Barclays did not recommend any specific form of consideration to Hawaiian or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to address, and its opinion does not in any manner address, Hawaiian’s underlying business decision to proceed with or effect the merger, the likelihood of the consummation of the merger, or the relative merits of the merger as compared to any other transaction in which Hawaiian may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per share price to be offered to the holders of our common stock (other than holders of Cancelled Shares and Dissenting Shares) in the merger. No limitations were imposed by the Hawaiian Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed a draft of the merger agreement, dated as of December 1, 2023, and the specific terms of the merger;

•

reviewed and analyzed publicly available information concerning Hawaiian that Barclays believed to be relevant to its analysis, including Hawaiian’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Hawaiian furnished to Barclays by Hawaiian, including financial projections of Hawaiian prepared by Hawaiian’s management referred to in this proxy statement as the November 2023 Long-Term Plan;

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reviewed and analyzed net operating loss projections of Hawaiian furnished to Barclays by Hawaiian and prepared by Hawaiian’s management (which we refer to as the “NOL Projections,” which were also included in the November 2023 Long-Term Plan);

•

reviewed and analyzed a trading history of our common stock from December 1, 2018, to December 1, 2023, and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of Hawaiian with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of Hawaiian;

•	had discussions with Hawaiian management concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of Hawaiian management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the November 2023 Long-Term Plan, upon the advice of Hawaiian, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Hawaiian management as to Hawaiian’s future financial performance and that Hawaiian would perform substantially in accordance with such projections. With respect to the NOL Projections, upon the advice of Hawaiian, Barclays assumed that the amounts of the NOL Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Hawaiian management as to the future utilization of net operating losses by Hawaiian and that the net operating losses contained in the NOL Projections would be substantially realized in accordance with such estimates. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Hawaiian and did not make or obtain any evaluations or appraisals of the assets or liabilities of Hawaiian. In addition, Barclays was not authorized by Hawaiian to solicit, and did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Hawaiian’s business. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 2, 2023. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after, December 2, 2023.

Barclays assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all the agreements related thereto. Barclays also assumed, upon the advice of Hawaiian, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood Hawaiian had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of our common stock but rather made its determination as to fairness, from a financial point of view, to the holders of our common stock (other than holders of Cancelled Shares and Dissenting Shares) of the per share price to be offered to such stockholders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Hawaiian Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hawaiian, Barclays or any other parties to the merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to Hawaiian or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of Hawaiian, Alaska, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of Hawaiian by reference to those companies, which could then be used to calculate implied ranges, Barclays reviewed and compared specific financial and operating data relating to Hawaiian with selected companies that Barclays, based on its experience in the airline industry, deemed comparable to Hawaiian. The selected comparable companies with respect to Hawaiian were:

•	Alaska Air Group, Inc.

•	American Airlines Group Inc.

•	Delta Air Lines, Inc.

•	Jetblue Airways Corporation

•	Southwest Airlines Co.

•	United Airlines Holdings, Inc.

Barclays calculated and compared various financial multiples and ratios of Hawaiian and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its adjusted enterprise value (which we refer to as “Adj. EV”) to its 2025 estimated earnings before interest, taxes, depreciation and amortization and aircraft rent, adjusted for non-recurring items (which we refer to as “Adj. EBITDAR”). The Adj. EV of each company was obtained by adding its short and long-term debt and operating lease liabilities to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including FactSet and comparable company filings) and closing prices, as of December 1, 2023, the last trading date prior to the delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:

2025E Adj. EV/EBITDAR
Low	3.4x
High	5.1x
Median	4.1x

Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Hawaiian. However, because of the inherent differences between the business, operations and prospects of Hawaiian and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Hawaiian and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Hawaiian and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 3.5x to 4.5x multiples of 2025 estimated Adj. EBITDAR and applied such range to Hawaiian’s 2025 estimated Adj. EBITDAR, as set out in the November 2023 Long-Term Plan, to calculate a range of implied prices per share of our common stock of $5 to $12. Barclays noted that on the basis of the selected comparable company analysis, the per share price of $18 was above the range of implied values per share calculated.

Discounted Cash Flow Analysis

In order to estimate the present value of our common stock, Barclays performed a discounted cash flow analysis of Hawaiian. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Hawaiian using the discounted cash flow method, Barclays added (1) Hawaiian’s projected after-tax unlevered free cash flows for the fourth quarter of fiscal year 2023 through the end of fiscal year 2028 based on the November 2023 Long-Term Plan to (2) the “terminal value” of Hawaiian as of the end of fiscal year 2028 and (3) the present value of the expected utilization of certain net operating losses derived from the NOL Projections, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the projected total Adj. EBITDAR and subtracting rent expenses, unlevered cash taxes and capital expenditures, adding back depreciation and amortization and adjusting for the impact of changes in net working capital. The residual value of Hawaiian at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples based on estimated last twelve months Adj. EBITDAR (which we refer to as “LTM Adj. EBITDAR”) of 4.0x to 5.0x, which was derived by analyzing historical average LTM Adj. EBITDAR multiples for Hawaiian and applying such range to Hawaiian’s 2028 estimated LTM Adj. EBITDAR, as set out in the November 2023 Long-Term Plan. The range of after-tax discount rates of 15.5 percent to 18.5 percent was selected based on an analysis of the weighted average cost of capital of Hawaiian and the comparable companies. Barclays then calculated a range of implied prices per share of Hawaiian by subtracting total net debt as of September 30, 2023, from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of our common stock. These calculations resulted in a range of implied price per share of $3 to $14. Barclays noted that on the basis of the discounted cash flow analysis, the per share price of $18 was above the range of implied values per share calculated using the November 2023 Long-Term Plan.

Other Factors

Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Historical Share Price Analysis, Equity Research Price Targets Analysis and Selected Comparable Company Analysis, each described below.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of our common stock, Barclays considered historical data with regard to the trading prices of our common stock for the 52-week period from December 1, 2022 to December 1, 2023.

Barclays noted that during this period, the closing price of our common stock ranged from $4 to $14 per share.

Equity Research Price Targets Analysis

Barclays reviewed publicly available one-year forward price targets for our common stock prepared and published by equity research firms that covered Hawaiian as of December 1, 2023. The price targets published by the equity research firms did not necessarily reflect current market trading prices for our common stock. Barclays noted that the range of low to high one-year forward share price targets as of December 1, 2023 was $3 to $5.

Selected Comparable Company Analysis

For informational purposes only, Barclays calculated and analyzed the ratio of Adj. EV to 2024 estimated Adj. EBITDAR for each company included in the Selected Comparable Company Analysis described above. Based upon these results, Barclays selected a range of 4.0x to 5.0x multiples of 2024 estimated Adj. EBITDAR and applied such range to Hawaiian’s 2024 estimated Adj. EBITDAR, as set out in the November 2023 Long-Term Plan, which resulted in an implied negative price per share of Company Common Stock.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Hawaiian Board selected Barclays because of its familiarity with Hawaiian and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

Barclays is acting as financial advisor to Hawaiian in connection with the merger. As compensation for its services in connection with the merger, Hawaiian paid Barclays a fee of $3 million upon the delivery of Barclays’ opinion (which is referred to as the “Opinion Fee”). The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the merger. Additional compensation of approximately $25 million will be payable on completion of merger against which the amounts paid for the opinion will be credited. In addition, Hawaiian has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Hawaiian and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for Hawaiian and Alaska in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. In the past two years, Barclays has performed investment banking services for Hawaiian for which it has received fees of approximately $6.6 million. Specifically, in the past two years, Barclays has: acted as bookrunner in certain fixed income transactions for Hawaiian for which it received customary fees comprising a portion of the approximately $6.6 million in total fees received in the past two years. In the past two years, Barclays has not performed any investment banking services for Alaska for which it has received any fees. In addition, affiliates of Barclays also have a lending relationship with Hawaiian and an affiliate of Barclays is also a partner with Hawaiian for a cobranded credit card.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Hawaiian and Alaska for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Financial Projections

Other than in connection with Hawaiian’s regular earnings press releases and related investor materials, Hawaiian does not, as a matter of course, make public its long-term future financial projections, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Hawaiian management regularly prepares, and the Hawaiian Board regularly evaluates, prospective financial information concerning Hawaiian’s future performance as part of its long-term business, capital and strategic planning processes. In addition, Hawaiian management regularly makes and reviews with the Hawaiian Board updates to its business plan, including to reflect actual results, trends in Hawaiian’s performance and trends and other exogenous factors in the travel, tourism and airline industry.

During the period in which it was engaged in discussions with Alaska with respect to a potential transaction, and as part of Hawaiian’s strategic planning process and evaluation of strategic alternatives (including continuing as an independent company), Hawaiian management prepared and reviewed with the Executive Committee and the Hawaiian Board the unaudited prospective financial information summarized below. The tables below summarize:

•

The unaudited prospective financial information for fiscal years 2023 through 2028 included in Hawaiian’s long-term business plan reviewed with, and adopted by, the Hawaiian Board on August 22, 2023 (which financial information, including the subsequent immaterial refinements described above, we refer to as the “August 2023 Long-Term Plan”).

•

The unaudited prospective financial information for fiscal years 2023 through 2028 included in Hawaiian’s long-term business plan reviewed with, and adopted by, the Hawaiian Board on September 18, 2023 (which financial information we refer to as the “September 2023 Long-Term Plan”).

•

The unaudited prospective financial information for fiscal years 2023 through 2028 included in Hawaiian’s long-term business plan reviewed with the Hawaiian Board in November 2023 and adopted by the Executive Committee on November 27, 2023 (which financial information we refer to as the “November 2023 Long-Term Plan”).

For purposes of this proxy statement, we refer to the August 2023 Long-Term Plan, the September 2023 Long-Term Plan and the November 2023 Long-Term Plan collectively as the “Financial Projections.”

The Financial Projections were prepared for internal use and not for public disclosure and were provided by Hawaiian management to the Hawaiian Board and the Executive Committee for the purposes of considering, analyzing and evaluating the merger and other strategic alternatives available to Hawaiian. The November 2023 Long-Term Plan was also provided to, and approved by the Executive Committee for use by, Barclays for purposes of performing its financial analyses in connection with rendering its opinion to the Hawaiian Board. In addition, as described in the section of this proxy statement captioned “—Background of the Merger,” the August 2023 Long-Term Plan and the September 2023 Long-Term Plan were provided to, and discussed with, Alaska as part of its due diligence review. In addition, Hawaiian management provided to, and discussed with, Alaska certain of the differences between the September 2023 Long-Term Plan and the November 2023 Long-Term Plan. For more information on the preparation and use of the Financial Projections, please see the sections of this proxy statement captioned “—Background of the Merger” and “—Opinion of Barclays Capital Inc.”

The Financial Projections were developed by Hawaiian management as then-current estimates of Hawaiian’s future financial performance as an independent company. The Financial Projections do not give effect to the merger, including any impact of the negotiation or execution of the merger agreement or the merger, the expenses that have already and will be incurred in connection with completing the merger, or any changes to

Hawaiian’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The Financial Projections also do not consider the effect of any failure of the merger to be completed and the Financial Projections should not be viewed as accurate or continuing in that context.

The Financial Projections constitute forward-looking statements. The Financial Projections are not included in this proxy statement to influence any decision on whether to vote for the merger proposal or any other proposal presented at the special meeting, but rather are included in this proxy statement to give stockholders access to certain non-public information that was provided to the Hawaiian Board, the Executive Committee, Barclays and Alaska, as applicable, for the purposes described above. By including the Financial Projections in this proxy statement, none of Hawaiian, the Hawaiian Board, the Executive Committee, Barclays or any other person has made or makes any representation to any person regarding Hawaiian’s ultimate performance as compared to the information contained in the Financial Projections. The inclusion of the Financial Projections should not be regarded as an indication that Hawaiian, the Hawaiian Board, the Executive Committee, Barclays or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Hawaiian that the information presented is material.

The Financial Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the Financial Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, Hawaiian management. Hawaiian’s independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report incorporated by reference into this proxy statement relates solely to Hawaiian’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by Hawaiian management that Hawaiian management believed in good faith were reasonable at the time that the Financial Projections were prepared, including with respect to: (1) macroeconomic factors, including fuel costs and inflation; (2) market, industry, customer and competitive trends in Hawaiian’s business and the travel, tourism and airline industry generally; (3) availability and use of capital; (4) the maintenance, replacement and expansion of Hawaiian’s aircraft fleet; (5) labor and personnel expenses; (6) the execution and evolution of Hawaiian’s commercial relationship with Amazon; (7) operating margins; (8) tax rates and Hawaiian’s ability to offset net operating loss carryovers against future income for tax purposes; and (9) other relevant operating and financial measures. Our ability to achieve the financial results contemplated by the Financial Projections will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Financial Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Financial Projections not to be achieved can be found in the risk factors included in Hawaiian’s periodic filings with the SEC. These factors are difficult to predict, and may be outside of Hawaiian’s control. As a result, there can be no assurance that the Financial Projections will be realized, and Hawaiian’s actual results may be materially better or worse than those implied by the Financial Projections. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.” The Financial Projections may differ from publicized analyst estimates and forecasts. Stockholders should evaluate the Financial Projections, if at all, in conjunction with our historical financial statements and other information regarding Hawaiian contained in our public filings with the SEC. The Financial Projections may not be consistent with our historical operating data as a result of the assumptions utilized in preparing such information. The Financial Projections have not been updated or revised to reflect information or results either as of or after the date of this proxy statement, or, other than as described above, as of any date subsequent to their adoption. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. We have reported, and may continue to report, results of operations for periods included in the Financial Projections that were or will be completed following the preparation of the Financial Projections. Stockholders and investors are urged to refer to our periodic filings with the SEC for information on our actual historical results.

Because the Financial Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Financial Projections are not fact and should not be relied upon as being necessarily indicative of Hawaiian’s future results or for purposes of making any investment decision.

Certain of the financial measures included in the Financial Projections are non-GAAP financial measures (which we refer to as “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Financial Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Hawaiian Board, the Executive Committee, Barclays or any other person. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement.

The following table summarizes the August 2023 Long-Term Plan. Hawaiian management made various estimates and assumptions when preparing the August 2023 Long-Term Plan, including (1) growth in premium aircraft seats, stronger unit revenue inflation for North America travel and generally consistent revenues for international travel over the performance period; (2) certain other revenue opportunities from new products and merchandising improvements; (3) labor costs based on agreed contract terms, with labor productivity gradually advancing toward pre-pandemic levels and slower non-contract headcount growth over the performance period; (4) fuel costs based on the then-current fuel curve and an assumed one percent reduction in fuel usage over the performance period; (5) a three percent annual inflation rate applied to approximately 10 percent of overall operating expenses; and (6) certain other cost saving opportunities. The August 2023 Long-Term Plan did not include any impact of the External Events.

	Fiscal year ending December 31,
(dollars in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$2,823	$3,211	$3,441	$3,828	$4,107	$4,330
Adjusted EBITDAR(1)	$53	$233	$425	$630	$732	$812

(1)

Adjusted EBITDAR is defined as earnings adjusted for interest expense, taxes, depreciation and amortization, aircraft rent expense, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges.

The following table summarizes the September 2023 Long-Term Plan. The September 2023 Long-Term Plan includes updates by Hawaiian management to reflect (1) immaterial refinements and (2) updated assumptions underlying our cargo business with Amazon. The September 2023 Long-Term Plan was otherwise prepared using assumptions that are consistent with the August 2023 Long-Term Plan. As with the August 2023 Long-Term Plan, the September 2023 Long-Term Plan did not include any impact of the External Events.

	Fiscal year ending December 31,
(dollars in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$2,823	$3,211	$3,462	$3,843	$4,123	$4,358
Adjusted EBITDAR(1)	$53	$233	$463	$655	$758	$840

(1)

Adjusted EBITDAR is defined as earnings adjusted for interest expense, taxes, depreciation and amortization, aircraft rent expense, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges.

The following table summarizes the November 2023 Long-Term Plan. The November 2023 Long-Term Plan included estimated unlevered free cash flow for fiscal years 2023 through 2028 and net operating loss carryover utilization for fiscal years 2023 through 2030 for use by Barclays in connection with its opinion delivered to the Hawaiian Board (as described in more detail in the section of this proxy statement captioned “—Opinion of Barclays Capital Inc.”). The November 2023 Long-Term Plan was updated by Hawaiian management to reflect: (1) specific operating and financial impacts of the External Factors; (2) actual results for the third quarter of 2023; and (3) an updated fuel cost curve. The November 2023 Long-Term Plan otherwise was prepared using assumptions consistent with the September 2023 Long-Term Plan.

	Fiscal year ending December 31,
(dollars in millions)	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$2,749	$3,160	$3,462	$3,843	$4,123	$4,358
Adjusted EBITDAR(1)	$(95)	$13	$349	$567	$700	$808
Adjusted EBIT(2)	$(338)	$(244)	$87	$293	$420	$518
Unlevered Cash Taxes(3)	$0	$0	$(18)	$(61)	$(88)	$(109)
Depreciation & Amortization	$136	$150	$173	$194	$214	$233
Capital Expenditures	$(262)	$(646)	$(608)	$(523)	$(386)	$(274)
Decrease in Working Capital(4)	$109	$30	$145	$35	$33	$64
Unlevered Free Cash Flow	$(355)	$(710)	$(221)	$(64)	$193	$432
Tax Savings from Net Operating Loss Utilization(5)	$0	$0	$0	$27	$44	$53

(1)

Adjusted EBITDAR is defined as earnings adjusted for interest income, interest expense, taxes, depreciation and amortization, aircraft rent expense, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges.

(2)	Adjusted EBIT is defined as Adjusted EBITDAR less depreciation and amortization and aircraft rent expense.
(3)	Unlevered Cash Taxes is defined as Adjusted EBIT multiplied by the effective tax rate. Assumes an effective tax rate of 21 percent.
(4)	Working Capital is defined as the change in operating assets and liabilities.
(5)	Assumes an 80 percent annual limitation on the offset of net operating loss carryovers against annual taxable income and an effective tax rate of 21 percent.

Interests of Hawaiian’s Directors and Executive Officers in the Merger

When considering the recommendation of the Hawaiian Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that Hawaiian’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the Hawaiian Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the merger agreement, the directors and officers of Hawaiian will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Hawaiian Equity and Cash Incentive Awards

Treatment of Hawaiian Restricted Stock Units

As of December 31, 2023, there were outstanding awards of Hawaiian RSUs covering an aggregate of 1,615,774 shares of our common stock, of which Hawaiian RSUs covering an aggregate of 153,890 shares of our common stock were held by Hawaiian’s current non-employee directors and of which Hawaiian RSUs covering an aggregate of 914,880 shares of our common stock were held by Hawaiian’s current executive officers (taking into account awards that remain subject to performance-based vesting based on an assumption that remaining performance goals are met at target levels). If performance goals for awards that remain subject to performance-based vesting are assumed to be met at maximum levels, as of December 31, 2023, there were outstanding awards of Hawaiian RSUs that cover an aggregate of 2,374,952 shares of our common stock, of which Hawaiian RSUs covering an aggregate of 1,450,704 shares of our common stock were held by Hawaiian’s current executive officers.

As of December 31, 2024, we estimate that there will be outstanding awards of Hawaiian RSUs that cover an aggregate of 1,320,100 shares of our common stock, of which Hawaiian RSUs covering an aggregate of 70,279 shares of our common stock are estimated to be held by Hawaiian’s current non-employee directors and of which Hawaiian RSUs covering an aggregate of 806,858 shares of our common stock are estimated to be held by Hawaiian’s current executive officers (taking into account awards that remain subject to performance-based vesting based on an assumption that remaining performance goals are met at target levels). If performance goals for awards that remain subject to performance-based vesting are assumed to be met at maximum levels, as of December 31, 2024, we estimate that there will be outstanding awards of Hawaiian RSUs that cover an aggregate of 2,011,559 shares of our common stock, of which Hawaiian RSUs covering an aggregate of 1,288,670 shares of our common stock, are estimated to be held by Hawaiian’s current executive officers.

As of immediately prior to the effective time of the merger, each then-outstanding Hawaiian RSU will vest and be cancelled and converted into, for each share of our common stock subject to the award immediately prior to the effective time of the merger (in the case of a Hawaiian RSU that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and, if not so expressly specified, based on target performance), the right to receive an RSU payment, subject to all applicable federal, state and local tax withholdings and deductions.

For more information regarding the treatment of Hawaiian RSUs held by Hawaiian’s directors and executive officers, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Hawaiian 2022 Cash Incentive Awards

As of December 31, 2023, there were an aggregate of $2,845,001 of Hawaiian 2022 Cash Incentives outstanding, of which an aggregate of $1,776,668 of such cash incentives were held by Hawaiian’s current executive officers (taking into account awards that remain subject to performance-based vesting based on an assumption that remaining performance goals are met at target levels). If performance goals for awards that remain subject to performance-based vesting are assumed to be met at maximum levels, as of December 31, 2023, there were outstanding Hawaiian 2022 Cash Incentives covering an aggregate of $4,935,001, of which an aggregate of $3,126,668 of such cash incentives were held by Hawaiian’s current executive officers.

As of December 31, 2024, we estimate that there will be an aggregate of $2,845,001 of Hawaiian 2022 Cash Incentives outstanding, of which an aggregate of $1,776,668 of such cash incentives are estimated to be held by Hawaiian’s current executive officers (taking into account awards that remain subject to performance-based vesting based on an assumption that remaining performance goals are met at target levels). If performance goals for awards that remain subject to performance-based vesting are assumed to be met at maximum levels, as of December 31, 2024, we estimate that there will be outstanding Hawaiian 2022 Cash Incentives covering an aggregate of $4,935,001, of which an aggregate of $3,126,668 of such cash incentives are estimated to be held by Hawaiian’s current executive officers.

As of immediately prior to the effective time of the merger, each outstanding Hawaiian 2022 Cash Incentive will vest and be cancelled and converted into (in the case of a Hawaiian 2022 Cash Incentive that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and, if not expressly specified, based on target performance), the right to receive the resulting cash incentive payment, subject to all applicable federal, state and local tax withholdings and deductions.

For more information regarding the treatment of Hawaiian 2022 Cash Incentives held by Hawaiian’s executive officers, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Hawaiian Options

As of December 31, 2023, 1,666 shares of our common stock were subject to outstanding Hawaiian options, all of which had an exercise price below the per share price. All of the outstanding Hawaiian options were held by one of Hawaiian’s current non-employee directors.

As of December 31, 2024, we expect that no shares of our common stock will be subject to outstanding Hawaiian options.

As of immediately prior to the effective time of the merger, each outstanding Hawaiian option, whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Hawaiian option will be entitled to receive a payment in cash of an amount equal to the option payment, subject to all applicable federal, state and local tax withholdings and deductions.

For more information regarding the treatment of Hawaiian options held by Hawaiian’s directors, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Equity Interests of Hawaiian’s Directors and Executive Officers

The following table sets forth for each person who has been a Hawaiian executive officer or member of the Hawaiian Board at any time since the beginning of Hawaiian’s 2023 fiscal year, (1) the number of shares of our common stock directly held; (2) the number of shares of our common stock subject to his or her Hawaiian RSUs; and (3) the dollar amounts subject to his or her Hawaiian 2022 Cash Incentives, in each case assuming the following and such additional assumptions set forth in the footnotes to the table:

•

each figure in this table represents an estimate of the shares or values, as applicable, estimated to be outstanding as of December 31, 2024 (which, solely for purposes of this proxy statement, is the assumed closing date of the merger);

•

no additional Hawaiian RSUs, Hawaiian options or Hawaiian 2022 Cash Incentives are granted to such individuals prior to December 31, 2024 (other than as indicated in the footnotes to the table for non-employee directors); and

•	that the values of these shares of our common stock and equity awards are equal to the per share price of $18.00.

	Shares of Common Stock Held Directly(1)		Hawaiian RSUs(2)		Hawaiian 2022 Cash Incentives(3)
Name	Number of Shares (#)	Value of Shares ($)	Number of Shares (#)	Value of Shares ($)	Value ($)	Total ($)
Peter R. Ingram	397,860	7,161,480	324,297	5,837,346	806,667	13,805,493
Lawrence S. Hershfield.	383,388	6,900,984	6,389	115,002	—	7,015,986
Daniel W. Akins	13,990	251,820	6,389	115,002	—	366,822
Wendy A. Beck	19,379	348,822	6,389	115,002	—	463,824
Earl E. Fry	44,079	793,422	6,389	115,002	—	908,424
C. Jayne Hrdlicka	31,373	564,714	6,389	115,002	—	679,716
Michael E. McNamara	31,373	564,714	6,389	115,002	—	679,716
Crystal K. Rose	58,925	1,060,650	6,389	115,002	—	1,175,652
Mark D. Schneider	21,441	385,938	6,389	115,002	—	500,940
William S. Swelbar(4)	26,686	480,348	—	—	—	480,348
Craig E. Vosburg	19,379	348,822	6,389	115,002	—	463,824
Duane E. Woerth.	51,379	924,822	6,389	115,002	—	1,039,824
Richard N. Zwern	66,330	1,193,940	6,389	115,002	—	1,308,942
Aaron J. Alter	44,681	804,258	100,952	1,817,136	166,666	2,788,060
Shannon L. Okinaka	107,964	1,943,352	117,316	2,111,688	266,666	4,321,706
Jonathan D. Snook	104,283	1,877,094	124,059	2,233,062	143,333	4,253,489
Avi A. Mannis	40,956	737,208	70,664	1,271,952	186,666	2,195,826
Brent A. Overbeek	18,020	324,360	69,570	1,252,260	206,666	1,783,286
Theodoros Panagiotoulias(5)	52,502	945,036	—	—	—	945,036

(1)

Represents shares of our common stock estimated to be directly held by the individual as of December 31, 2024, including all shares scheduled to vest under Hawaiian RSUs prior to that date (for all such Hawaiian RSUs that are subject to a performance-based vesting condition, assuming vesting at target levels, reduced by an estimated number of shares expected to be withheld to cover tax withholding obligations pursuant to Hawaiian’s standard practices), and, for Duane Woerth, 1,666 shares of our common stock issuable upon exercise of Mr. Woerth’s Hawaiian options, which are scheduled to expire on May 22, 2024. The values shown with respect to such shares are determined as the product of the per share price, multiplied by the total number of such shares. For purposes of these amounts, we have assumed no other acquisitions or dispositions of shares of our common stock. For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Represents outstanding Hawaiian RSUs that are scheduled to vest on or after December 31, 2024 (for all such Hawaiian RSUs that are subject to a performance-based vesting conditions, assuming vesting at target levels), and, for each of Hawaiian’s non-employee directors, an estimated 6,389 shares expected to be granted under Hawaiian’s Outside Director Compensation Policy at the time of Hawaiian’s 2024 annual meeting of stockholders. No Hawaiian RSUs, Hawaiian options or Hawaiian 2022 Cash Incentives subject to accelerated vesting in connection with the closing of the merger are expected to be granted to Hawaiian’s executive officers prior to December 31, 2024 (which is the assumed closing date of the merger), and thus no new grants to executive officers are reflected here. The values shown with respect to Hawaiian RSUs are determined as the product of the per share price, multiplied by the total number of shares of our common stock subject to Hawaiian RSUs. As described further in the sections of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Treatment of Hawaiian Equity and Cash Incentive Awards,” Hawaiian RSUs outstanding as of the date of the closing of the merger will accelerate vesting in full (in the case of a Hawaiian RSU that is subject to a performance-based vesting condition, achievement for purposes of vesting will be determined in accordance with the terms expressly specified in the award agreement, and, if not expressly specified, based on target performance). In addition, each of the Hawaiian executive officers is eligible for vesting acceleration of his or her Hawaiian RSUs in connection with certain qualifying terminations of employment under his or her change in control and severance agreement during the period of three months prior to closing. For additional information regarding the Hawaiian RSUs for Hawaiian’s named executive officers, see the sections of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.” For information on estimated grants of Hawaiian 2024 Cash Incentives that are not subject to vesting under the merger agreement, but will be subject to vesting acceleration upon a qualifying termination under the applicable executive officer’s Severance Agreement, see the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Future Grants under Hawaiian’s Long-term Incentive Program.”

(3)

Represents outstanding Hawaiian 2022 Cash Incentives that are scheduled to vest on or after December 31, 2024. As described further in the sections of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Treatment of Hawaiian Equity and Cash Incentive Awards,” Hawaiian 2022 Cash Incentives outstanding as of the date of the closing of the merger will accelerate vesting in full (in the case of Hawaiian 2022 Cash Incentives that are subject to a performance-based vesting condition, achievement for purposes of vesting will be determined in accordance with the terms expressly specified in the award agreement, and, if not expressly specified, based on target performance). In addition, each of the Hawaiian executive officers is eligible for vesting acceleration of his or her Hawaiian 2022 Cash Incentives in connection with certain qualifying terminations of employment under his or her change in control and severance agreement during the period of three months prior to closing. For additional information regarding the Hawaiian 2022 Cash Incentives for Hawaiian’s named executive officers, see the sections of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”
(4)

Mr. Swelbar departed the Hawaiian Board effective May 16, 2023. The table reflects Mr. Swelbar’s holdings as of the date of his departure rather than his holdings using the assumptions in footnotes (1) and (2) above.

(5)

Mr. Panagiotoulias resigned from his position as Senior Vice President, Global Sales and Alliances effective as of May 31, 2023. The table reflects Mr. Panagiotoulias’ holdings as of the date of his resignation rather than his holdings using the assumptions in footnotes (1), (2), and (3) above.

As of the date of this proxy statement, the only Hawaiian options outstanding are scheduled to expire on May 22, 2024, and thus will not remain outstanding as of December 31, 2024.

The number of shares presented in the table above reflects shares of our common stock acquired by the individuals as part of their annual compensation program for services provided to Hawaiian and held following the vesting of the underlying equity award, as well as any shares purchased in the open market with the individual’s own money. It also reflects estimated values of the unvested and unexercised equity and cash incentive awards that are estimated to be outstanding as of December 31, 2024, similarly received by the individuals as part of their annual compensation. The dollar amounts reported in the table are estimated based on a range of assumptions, including a stock price valuation of $18.00 per share, which is the same amount to be received on a per share basis by all of our stockholders. No additional stock grants were made, or are being made, as a result of or in connection with the merger.

Section 280G Mitigation

Hawaiian may take certain actions before the effective time of the merger to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code (as defined below)). As of the date of this proxy statement, Hawaiian has taken the following actions to mitigate the possible impact of Section 280G of the Code on Hawaiian and any disqualified individuals, including Hawaiian’s executive officers:

•

Accelerated payment of a portion of Hawaiian short-term incentive compensation for 2023 (otherwise payable in 2024) into 2023, amounting to $2,811,889 in the aggregate ($1,699,931 of which was paid to our named executive officers). The amount accelerated was determined based on a forecast of probable outcomes and then further discounted to ensure that the amounts paid would not be more than was ultimately earned.

•	Accelerated vesting of an aggregate of 182,856 Hawaiian RSUs scheduled to vest in February 2024 into 2023 (135,606 of which Hawaiian RSUs were held by our named executive officers).

•

Accelerated vesting of an aggregate of $1,365,001 Hawaiian cash retention and long-term incentive awards scheduled to vest in February and April 2024 into 2023 ($576,668 of which incentives were held by our named executive officers).

These actions were intended to slightly accelerate the time of and not the amounts of payments or benefits. When taking action to accelerate these payments, the Compensation Committee of the Hawaiian Board was advised by its independent compensation consultant that the actions would be reasonable and are aligned with market standard practices. We will not pay any gross-ups or tax reimbursements with respect to any potential excise taxes on excess parachute payments. Subject to the terms of the merger agreement, we may take additional actions in the future to mitigate the possible impact of Section 280G of the Code on Hawaiian and any disqualified individuals, including Hawaiian’s executive officers.

Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement

Non-Employee Director Equity Awards

Hawaiian has granted certain stock-based awards such as stock options and restricted stock units under Hawaiian’s 2015 Stock Incentive Plan and Hawaiian’s Outside Director Compensation Policy that are outstanding and held by Hawaiian’s non-employee directors. Pursuant to Hawaiian’s 2015 Stock Incentive Plan or the terms of our non-employee directors’ award agreements, equity awards granted to Hawaiian’s non-employee directors will accelerate vesting upon a “change in control.” The closing of the merger will be a “change in control” within the meaning of Hawaiian’s 2015 Stock Incentive Plan or the terms of the award. The vesting of unvested Hawaiian equity awards held by Hawaiian’s non-employee directors as of the closing of the merger under these plan or award provisions is consistent with the treatment of non-performance based Hawaiian equity awards that are outstanding and unvested at the closing of the merger, under the terms of the merger agreement.

Officer and Board of Directors Non-Business Travel Policy

Under the Hawaiian Officer and Board of Directors Non-Business Travel Policy (which we refer to as the “Hawaiian non-business travel policy”), during their service to Hawaiian, executive officers and members of the Hawaiian Board are eligible for enhanced non-revenue pass travel benefits. Eligible participants in the Hawaiian non-business travel policy are eligible for post-service benefits if they retire at age 40 with 10 complete years of service or at age 55 with five complete years of service. Hawaiian’s executive officers are also eligible to qualify for post-service benefits under their Severance Agreements (as defined under the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Change in Control and Severance Agreements”), and individuals who serve as members of the Hawaiian Board on the date of a “change in control” for purposes of the Hawaiian non-business travel policy will also qualify. The closing of the merger will be a “change in control” within the meaning of the Hawaiian non-business travel policy, and, in either case, these benefits will include flights operated by Hawaiian Airlines, any subsidiary, affiliate or any successors thereto, which will include Alaska and its affiliates, or on behalf of any of the above under capacity purchase agreements.

Change in Control and Severance Agreements

We entered into change in control and severance agreements with each of our executive officers (which we refer to individually as a “Severance Agreement” and collectively as the “Severance Agreements”) in 2017. Each Severance Agreement had a three-year term from its effective date and renewed automatically for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least 60 days prior to automatic renewal. After the signing of the merger agreement, a notice of nonrenewal may not be given. When he assumed the role of chief executive officer in 2018, Mr. Ingram’s severance benefits were enhanced as described below.

Under the Severance Agreements, if, within the period beginning on the date that is three months prior to a change in control, and ending on the date that is 18 months following a change in control, an executive officer’s employment with Hawaiian is terminated by Hawaiian for a reason other than cause, death or disability, or the executive terminates his or her employment with Hawaiian for good reason, then, subject to the effectiveness of a release of claims in a form acceptable to Hawaiian, such executive officer will receive these benefits:

•	a lump sum payment equal to 24 months of his or her base salary (36 months for Mr. Ingram);

•	a lump sum payment equal to 200 percent of his or her target annual bonus (300 percent for Mr. Ingram);

•

a pro-rated annual bonus for the year of termination (applied to the annual bonus that the executive would have received based on actual corporate achievement against goals with any portion based on individual performance determined at the target level);

•

in lieu of subsidized coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”) or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 24 months;

•

100 percent of all equity awards granted to the executive that are outstanding as of the later of the termination date or the change in control will immediately vest (and on a termination prior to a change in control will remain outstanding through the earlier of three months after termination or the change in control event). If an outstanding equity award is based on performance criteria, then the equity award will vest as to 100 percent of the award assuming the performance criteria have been achieved at target levels for the performance period(s), unless otherwise provided in the agreement relating to such award; and

•

all age and service requirements to qualify for post-service flight benefits under the Hawaiian non-business travel policy will be deemed met and these benefits will include flights operated by Hawaiian Airlines, any subsidiary, affiliate or any successors thereto, which will include Alaska and its affiliates, or on behalf of any of the above under capacity purchase agreements.

Under the Severance Agreements, if the executive officer’s employment is terminated by Hawaiian for a reason other than cause, death or disability or the executive terminates his or her employment for good reason and such termination does not occur within the period beginning three months prior to and ending 18 months following a change in control, then, subject to the effectiveness of a release of claims in a form acceptable to Hawaiian, such NEO will receive these benefits:

•	a lump sum payment equal to 12 months of his or her base salary;

•	a pro-rated annual bonus for the year of termination determined as described above; and

•	in lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 12 months.

If any of the amounts provided for under the executive officer’s Severance Agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive officer would be entitled to receive either the full payment of his or her benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.

Performance-Based Equity Awards

Hawaiian’s executive officers have been granted performance-based RSU awards that vest based on a combination of continued service and a designated performance condition. Performance-based Hawaiian RSU awards expected to be outstanding at the time of the closing of the merger include awards subject to attainment of goals with respect to Hawaiian’s total shareholder return (which we refer to as “TSR”) (either absolute or relative to Hawaiian’s peers), profitability or both.

2022 Performance-Based Hawaiian RSUs – Annualized TSR

Certain Hawaiian RSU awards granted in February 2022 are subject to attainment of goals with respect to annualized TSR of our common stock over the period beginning on January 1, 2022, and ending on December 31, 2024. For purposes of these goals, TSR is defined as (1) the ending share price plus cumulative dividends paid, minus the beginning share price, divided by (2) the beginning share price. The beginning share price is $20.24 (Hawaiian’s volume-weighted average price for the fourth fiscal quarter of 2021) and the ending share price will be the volume-weighted average price for the fourth fiscal quarter of 2024, or, if the merger occurs prior to December 31, 2024, the per share price. The quotient of that calculation will be annualized over the 3-year performance period with the result compared to the following table and the percent vested result linearly interpolated between levels.

Annualized TSR	% of Hawaiian RSU earned
-10% or less	0%
0%	50%
10%	100%
20% or more	150%

In the event that the merger is consummated prior to December 31, 2024, this annualized TSR performance will be determined based on Hawaiian’s annualized TSR performance for the period beginning on January 1, 2022, and ending on the closing date of the merger, with the ending price based on the price payable for a Hawaiian share in connection with the change in control, plus the value of distributions and dividends paid during the relevant period.

2023 Performance-Based Hawaiian RSUs – Relative and Annualized TSR

Performance-based Hawaiian RSU awards granted in April 2023 are subject in part to attainment of goals with respect to Hawaiian’s TSR over the period beginning on January 1, 2023, and ending on December 31, 2025. For purposes of these goals, TSR is defined as the ending share price plus cumulative dividends paid, minus the beginning share price, divided by the beginning share price. The beginning share price is Hawaiian’s volume-weighted average share price for our common stock for the 30 consecutive trading days ending on the December 31 prior to the start of the relevant period and the ending share price will be the volume-weighted average share price for our common stock for the 30 consecutive trading days ending on the last December 31 of the relevant period. The quotient of that calculation will then be annualized over the applicable performance period.

These 2023 performance-based Hawaiian RSUs include two avenues for vesting based on Hawaiian’s TSR. The first is based on Hawaiian’s ranking within a group including Hawaiian and nine peer airlines based on TSR for each of the following periods: each of the calendar years 2023, 2024 and 2025, and the three-year period including all three calendar years 2023-2025. For this purpose, Hawaiian’s relative performance for each one year period is weighted 20 percent, and its relative performance for the full three year period is weighted 40 percent. For each of these periods, the Hawaiian RSUs will be eligible to vest as to 200 percent if Hawaiian’s TSR is the highest among its peers, zero percent if Hawaiian’s TSR is the lowest among its peers, or a percentage interpolated between zero percent and 200 percent based on Hawaiian’s TSR ranking among its peers if this ranking is between these levels.

In the event that the merger is consummated prior to December 31, 2025, relative TSR performance for these 2023 performance-based Hawaiian RSUs will be determined as follows:

•	For any performance periods that end before the change in control, based on actual performance.

•

For any Hawaiian RSUs allocated to performance periods that have not ended at the time of the change in control, vesting will be determined solely based on Hawaiian’s relative TSR performance for the period beginning on January 1, 2023, and ending on the date of the change in control, with the ending price based on the price payable for a Hawaiian share in connection with the change in control, plus the value of distributions and dividends paid during the relevant period.

The second avenue to vesting of these 2023 Performance-based Hawaiian RSUs based on TSR is based on Hawaiian’s achievement of an annualized TSR of 20 percent or more for the period beginning on January 1, 2023, and ending on December 31, 2025.

In the event that the merger is consummated prior to December 31, 2025, this annualized TSR performance will be determined based on Hawaiian’s annualized TSR performance for the period beginning on January 1, 2023, and ending on the closing date of the merger, with the ending price based on the price payable for a Hawaiian share in connection with the change in control, plus the value of distributions and dividends paid during the relevant period.

Performance-Based Hawaiian RSUs – Profitability

Certain Hawaiian RSU awards granted in February 2022 are subject to attainment of goals with respect to our profitability over the period beginning on January 1, 2022, and ending on December 31, 2024. Performance-based Hawaiian RSU awards granted in April 2023, are subject in part to attainment of goals with respect to our profitability over the period beginning on January 1, 2023 and ending on December 31, 2025.

For Hawaiian RSU awards granted in 2022 and 2023 that are subject to attainment of a profitability goal over a period that extends beyond the closing of the merger, this profitability goal will be deemed to be met at target levels if the holder remains a service provider of Hawaiian through the closing date.

For additional information regarding the Hawaiian RSUs for Hawaiian’s named executive officers, see the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

2022 Cash Incentive Awards

In 2020 and 2021, Hawaiian entered into agreements with the Treasury with respect to payroll support and loan programs provided under Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021 (which we refer to collectively as the “CARES Act”). Among the conditions to participating in these programs were limits imposed on the amount of total compensation that Hawaiian could pay certain Hawaiian employees, including Hawaiian’s executive officers, through April 1, 2023. To comply with these limitations, some compensation that would have otherwise been payable to Hawaiian’s executive officers was restructured so that such amounts would not be earned and payment would not occur until after expiration of the limits in April 2023.

In order to comply with CARES Act limitations with respect to our long-term incentive program for 2022, we introduced the Hawaiian 2022 Cash Incentives. The Hawaiian 2022 Cash Incentives were dependent upon the lapse of the CARES Act compensation limitations and the continued employment of the individual. In addition, some were subject to attainment of performance goals with respect to Hawaiian’s profitability, and others to attainment of goals with respect to certain of Hawaiian’s strategic initiatives, in each case for the period beginning on January 1, 2022, and ending on December 31, 2024.

For Hawaiian 2022 Cash Incentives that are subject to attainment of profitability or strategic initiative goals over a period that extends beyond the closing of the merger, pursuant to the merger agreement, these goals will be deemed to be met at target levels for each holder who remains a service provider of Hawaiian through the closing date.

For additional information regarding the Hawaiian 2022 Cash Incentives for Hawaiian’s named executive officers, see the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

Possible Future Grants Under Hawaiian’s Long-term Incentive Program

We do not intend to make grants of Hawaiian RSUs, Hawaiian options or Hawaiian 2022 Cash Incentives subject to accelerated vesting upon closing of the merger to our executive officers between signing and closing of the merger agreement. During this period, we intend to limit awards under our long-term incentive program to cash-based awards that are subject to vesting in 12 quarterly installments based solely on the continued service of the recipient, with the first installment vesting on May 1, 2024 (which we refer to as “Hawaiian 2024 Cash Incentives”). These Hawaiian 2024 Cash Incentives, which have yet to be determined, will not be subject to vesting acceleration in connection with the merger alone, but will be subject to accelerated vesting and payment upon a qualifying termination within the period beginning on the date that is three months prior to the closing of the merger, and ending on the date that is 18 months following the closing of the merger under the terms of the Severance Agreements described in the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Change in Control and Severance Agreements.”

The following table reflects an estimate of the amounts of Hawaiian 2024 Cash Incentives that may be granted in 2024, and may be eligible for vesting acceleration under the applicable executive officer’s Severance Agreements upon a qualifying termination that occurs on December 31, 2024, in each case using the total target values of Hawaiian RSUs granted under our long-term incentive program in 2023, and assuming that grants are subject to vesting in 12 quarterly installments, with the first vesting event on May 1, 2024:

	2024 Cash Incentive Awards
	Estimated Total Value ($)(1)	Estimated Value Vested by 12/31/2024 ($)(2)	Estimated Available Acceleration at 12/31/2024 ($)(3)
Peter R. Ingram	3,000,000	750,000	2,250,000
Aaron J. Alter	870,000	217,500	652,500
Shannon L. Okinaka	1,050,000	262,500	787,500
Jonathan D. Snook	1,050,000	262,500	787,500
Avi A. Mannis	700,000	175,000	525,000
Brent A. Overbeek	700,000	175,000	525,000

(1)	The estimated values of Hawaiian 2024 Cash Incentive Awards in this column are estimated based on the total target value of the Hawaiian RSUs granted to the executive officer in 2023.

(2)	Amounts in this column represent estimates of three quarters of vesting for awards vesting on continued service over 12 quarters.

(3)

Amounts in this column represent estimates of the total unvested value of the estimated Hawaiian 2024 Cash Incentive Awards eligible for acceleration under the terms of the Severance Agreements upon a qualifying termination occurring on December 31, 2024.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Hawaiian’s named executive officers that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Hawaiian’s named executive officers. Hawaiian’s “named executive officers” for purposes of the disclosure in this proxy statement are Peter R. Ingram, Jonathan D. Snook, Shannon L. Okinaka, Aaron J. Alter and Theodoros Panagiotoulias. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Treatment of Hawaiian Equity and Cash Incentive Awards” and “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Change in Control and Severance Agreements.”

The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:

•	that the effective time of the merger will occur on December 31, 2024 (which is the assumed closing date of the merger solely for purposes of this golden parachute compensation disclosure); and

•

that the named executive officers (other than Mr. Panagiotoulias, who is no longer one of our employees) experienced a qualifying termination of his or her employment at the effective time of the merger that resulted in severance benefits becoming payable to such named executive officer under his or her Severance Agreement.

The amounts reported below are estimated based on these and other assumptions that may or may not actually occur or be accurate on the date that the merger closes, and reflect estimated values of severance cash compensation, unvested equity incentives and change in control severance benefits. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. We believe that these compensation elements are reasonable, aligned with the market standard and are part of our executive remuneration program designed to incentivize executives to drive stockholder value creation and act in the best interest of stockholders, despite potential risk of a job loss. The unvested equity awards held by officers are valued at $18.00 per share, which is the same amount to be received on a per share basis by all of our stockholders. No additional stock grants were made, or are being made, as a result of or in connection with the merger. To be eligible to receive severance compensation, a named executive officer must experience a qualifying termination of his or her employment during the period beginning three months before closing of the merger through 18 months after closing of the merger, making these double-trigger benefits. This treatment is aligned with what we believe to be the best market practice.

Our named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Peter R. Ingram	7,329,000	5,837,346	—	13,166,346
Jonathan D. Snook	3,119,500	2,233,062	—	5,352,562
Shannon L. Okinaka	2,747,000	2,111,688	—	4,858,688
Aaron J. Alter	2,407,000	1,817,136	—	4,224,136
Theodoros Panagiotoulias(5)	—	—	—	—

(1)

Cash. This column reflects the amount of “double-trigger” payments to which the named executive officer may become entitled under their Severance Agreement and their estimated Hawaiian 2024 Cash Incentives. The amount becomes payable if, during the period beginning three months before closing of the merger through 18 months after closing of the merger, their employment with Hawaiian or its affiliates is terminated for a reason other than “cause” (excluding by reason of death or disability) or they resign for “good reason,” as such terms are defined in the named executive officer’s Severance Agreement, subject to the named executive officer timely signing and not revoking Hawaiian’s separation agreement and release of claims. Such termination is referred to as a “qualifying termination.” For purposes of these amounts, we have assumed no changes to the named executive officer’s cash compensation other than as specifically stated below with respect to Hawaiian 2024 Cash Incentives.

The amounts represent a lump-sum cash severance payment equal to the sum of (1) 36 months for Mr. Ingram and 24 months for Hawaiian’s other current named executive officers, of such named executive officer’s annual base salary as in effect as of December 31, 2024; (2) 300 percent for Mr. Ingram and 200 percent for Hawaiian’s other current named executive officers of such named executive officer’s target annual bonus as in effect for fiscal year 2024; (3) a pro-rated annual bonus for the year of termination based on actual corporate achievement and with individual performance goals deemed met at the target level; (4) continued payments of $3,000 per month for 24 months in lieu of a COBRA subsidy; and (5) accelerated payments under the Hawaiian 2024 Cash Incentives as follows:

Named Executive Officer	Base Salary Severance ($)	Target Annual Bonus Severance ($)	Pro-rated Annual Bonus ($)(a)	Payment in Lieu of COBRA Subsidy ($)	Estimated 2024 Cash Incentives ($)(b)	Total ($)
Peter R. Ingram	2,325,000	2,682,000	—	72,000	2,250,000	7,329,000
Jonathan D. Snook	1,140,000	1,120,000	—	72,000	787,500	3,119,500
Shannon L. Okinaka	1,100,000	787,500	—	72,000	787,500	2,747,000
Aaron J. Alter	970,000	712,500	—	72,000	652,500	2,407,000
Theodoros Panagiotoulias	—	—	—	—	—	—

(a)

No amount is included in this column because, on a qualifying termination effective on December 31, 2024, any annual bonus for the named executive in 2024 would be earned, and no pro-rated annual bonus would be payable under the Severance Agreement. Assuming no increase to salary or bonus target for 2024 for purposes of this disclosure, the target bonus for 2024 that would serve as the basis for a prorated bonus on a date in 2024 prior to December 31, 2024, would be $894,000 for Mr. Ingram, $560,000 for Mr. Snook, 393,750 for Ms. Okinaka and $356,250 for Mr. Alter.

(b)

The value of accelerated payments under the estimated Hawaiian 2024 Cash Incentives assume that each of our named executive officers who remains an executive officer in 2024 will receive Hawaiian 2024 Cash Incentives with a value equal to the target value of the named executive officer’s Hawaiian RSUs granted in 2023 ($3,000,000 for Mr. Ingram, $1,050,000 for each of Mr. Snook and Ms. Okinaka and $870,000 for Mr. Alter), and that these estimated Hawaiian 2024 Cash Incentives will be vested as to 25 percent of such award prior to December 31, 2024, and vest with respect to the remaining outstanding awards with respect to a qualifying termination under each named executive officer’s Severance Agreement. No amount has been included for acceleration of the Hawaiian 2022 Cash Incentives because, in the event the merger closes on December 31, 2024, no acceleration or prorated payment will apply to these awards and they will be paid out to the extent earned under their normal course terms. For more information on the Severance Agreements and the Hawaiian 2024 Cash Incentives, see the sections of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement” and “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Future Grants under Hawaiian’s Long-term Incentive Program.”

(2)

Equity. The amounts in this column represent the value of outstanding unvested Hawaiian RSUs (based on the assumptions described below). As described in the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Treatment of Hawaiian Equity and Cash Incentive Awards,” these equity awards (to the extent outstanding and unvested at the closing of the merger) will be vested and cancelled and converted into, for each share of our common stock subject to the award immediately prior to the effective time of the merger (in the case of a Hawaiian RSU that is subject to a performance-based vesting condition, treating any performance condition as having been achieved for purposes of vesting in accordance with the terms expressly specified in the award agreement, or, if not expressly specified, based on target performance) rights to receive RSU payments in connection with the merger (without regard to any termination of the executive’s employment), and accordingly, this acceleration would be a “single trigger” benefit. In addition, the current named executive officers would be entitled under their Severance Agreements to such accelerated vesting of their then-outstanding and unvested Hawaiian RSUs or resulting RSU payments upon a qualifying termination of their employment that occurs within three months prior to the closing of the merger if they were entitled to the double-trigger severance benefits described in note (1) above in connection with such termination, and accordingly, this acceleration would be a “double-trigger” benefit.

The values in the equity column of the tables above and below reflect the accelerated vesting terms of the named executive officer’s Severance Agreement and the following assumptions:

•

the named executive officer remains employed with Hawaiian through the closing of the merger, or the named executive officer’s employment is terminated in connection with a qualifying termination within three months prior to the closing, such that the named executive officer’s outstanding and unvested Hawaiian equity awards will vest in full under the terms of the named executive officer’s Severance Agreement, which is a “double-trigger” benefit;

•	for purposes of awards that are conditioned on attainment of absolute TSR goals, the TSR is determined based on a closing per-share price of $18.00;

•	for purposes of awards that are conditioned on attainment of other goals, the goals are attained at target levels;

•	no additional equity awards are granted to the named executive officers; and

•	the values for the equity awards are calculated based on the per share price of $18.00.

Named Executive Officer	Value of time- based RSUs($)	Value of 2022 Profitability PRSUs ($)	Value of 2022 TSR PRSUs ($)	Value of 2023 PRSUs ($)	Total ($)
Peter R. Ingram	2,197,152	373,356	319,248	2,947,590	5,837,346
Jonathan D. Snook	833,742	246,042	121,626	1,031,652	2,233,062
Shannon L. Okinaka	786,186	172,224	121,626	1,031,652	2,111,688
Aaron J. Alter	668,286	190,674	103,374	854,802	1,817,136
Theodoros Panagiotoulias	—	—	—	—	—

For more information on the Hawaiian RSUs, see the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement”:

(3)

Perquisites / Benefits. For each of the named executive officers, they had already vested through their age and service in post-service benefits under the Hawaiian non-business travel policy. For more information on the Hawaiian non-business travel policy, see the section of this proxy statement captioned “—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

(4)

Total. This amount represents the sum of all amounts reported in the preceding columns. If any of the amounts provided for under the individual’s Severance Agreement or otherwise payable to any of the named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code (as defined below) and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of his or her benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.

(5)

Mr. Panagiotoulias resigned from his position as Senior Vice President, Global Sales and Alliances effective as of May 31, 2023. Mr. Panagiotoulias will not receive any benefits based on or otherwise relating to the merger.

Employment Arrangements Following the Merger

As of the date of this proxy statement, none of Hawaiian’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Alaska or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Alaska or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Alaska or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Hawaiian’s employees to be effective as of the effective time of the merger.

Closing and Effective Time of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Hawaiian. As a result, the separate corporate existence of Merger Sub will cease and Hawaiian will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Alaska.

The merger will take place no later than the third business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger.”

The merger will become effective at the time when Hawaiian, Alaska and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such later date and time as is agreed upon by the parties and specified in the certificate of merger.

Appraisal Rights

If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262 of the DGCL; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of shares, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the merger is completed, holders of record of shares of our capital stock or beneficial owners who (1) deliver a written demand for appraisal of such person’s shares of our capital stock to Hawaiian prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership, as appliable, thresholds set forth in Section 262 may be entitled to have their shares of our capital stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our capital stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the per share price in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied. For the avoidance of doubt and assuming that the shares of our preferred stock are not listed on a national securities exchange as of immediately prior to the effective time of the merger, satisfaction of one of the ownership thresholds will not be required with respect to our preferred stock.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Hawaiian’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of our capital stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the per share price described in the merger agreement, without interest, less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our capital stock, Hawaiian believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our capital stock must do ALL of the following:

•	such person must not vote in favor of the proposal to adopt the merger agreement;

•	such person must deliver to Hawaiian a written demand for appraisal before the vote on the merger agreement at the special meeting; and

•

such person must continuously hold of record or beneficially own the shares of our capital stock from the date of making the demand through the effective date of the merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the merger).

As described below, within 120 days after the effective date of the merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our capital stock. In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our common stock unless one of the ownership thresholds is met. For the avoidance of doubt and assuming that the shares of our preferred stock are not listed on a national securities exchange as of immediately prior to the effective time of the merger, satisfaction of one of the ownership thresholds will not be required with respect to our preferred stock.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to Hawaiian, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the effective date of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Hawaiian of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

Attention: Corporate Secretary

At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement, by delivering to Hawaiian, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the per share price within 60 days after the effective date of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective date of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our capital stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our capital stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Hawaiian has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met. For the avoidance of doubt and assuming that the shares of our preferred stock are not listed on a national securities exchange as of immediately prior to the effective time of the merger, satisfaction of one of the ownership thresholds will not be required with respect to our preferred stock.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our capital stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH HAWAIIAN BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither Hawaiian nor Alaska anticipates offering more than the per share price to any persons exercising appraisal rights, and each of Hawaiian and Alaska reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our capital stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to our common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of shares of our capital stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our capital stock will be deemed to have been converted at the effective date of the merger into the right to receive the per share price as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if, in the case of our common stock, neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.

From and after the effective date of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our capital stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “business combination” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. holders and Non-U.S. holders of shares of our capital stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our capital stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes). With respect to holders whose shares of our capital stock were subject to vesting restrictions at the time such shares were acquired, if any, this discussion assumes that a valid and timely election pursuant to Section 83(b) of the Code was made with respect to such shares.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

tax consequences to holders who received their shares of our capital stock in a compensatory transaction or pursuant to the exercise of Hawaiian options, or Hawaiian RSUs, or otherwise in connection with the performance of services;

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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their capital stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. holders that own (directly or by attribution) more than five percent of our capital stock or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their capital stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our capital stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	any U.S. federal estate, gift or alternative minimum tax consequences;

•	any state, local or non-U.S. tax consequences; or

•	tax consequences to persons that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our capital stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our capital stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our capital stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Taxable Sale of Company Capital Stock

The receipt of cash by a U.S. holder in exchange for shares of our capital stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the amount that such U.S. holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of our capital stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our capital stock.

Non-U.S. Holders

General

For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of shares of our capital stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Taxable Sale of Company Capital Stock

Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

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such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

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Hawaiian is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. holder’s holding period with respect to the applicable shares of our capital stock (which we refer to as the “relevant period”) and, if shares of our capital stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. holder owns (directly, indirectly or constructively) more than five percent of our capital stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. holder that (a) provides a certification of such

Non-U.S. holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

A U.S. holder may be required to retain records related to such holder’s capital stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department recently released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of our capital stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Holders of our capital stock are encouraged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of our capital stock pursuant to the merger.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished by Alaska and Hawaiian to the DOJ and the FTC and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period during which time the merger may not be consummated, unless that initial waiting period is terminated early.

Each of Alaska and Hawaiian filed a Premerger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the merger on January 8, 2024. The initial waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on February 7, 2024, though this period may be shortened if the reviewing agency grants “early termination,” may be restarted if the acquiring person voluntarily withdraws and re-files its Notification and Report Form, and may be extended if the reviewing agency issues a Second Request.

At any time before or after the consummation of the proposed merger, the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary, including seeking to enjoin the merger or seeking divestiture of the assets of Alaska, Hawaiian or their respective subsidiaries. Private parties and individual state attorneys general may also bring legal actions under the antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result would be.

In addition to the antitrust-related filings and clearance discussed above, Alaska and Hawaiian must obtain any approvals or authorizations required to be obtained from the DOT, the FAA and the FCC, as well as all other approvals and authorizations required to be obtained in connection with the consummation of the merger and the transactions contemplated by the merger agreement from any other governmental authority.

There can be no assurance that Alaska and Hawaiian will be able to obtain all required regulatory clearances and approvals. In addition, even if Alaska and Hawaiian obtain all required regulatory clearances and approvals, and the merger proposal is approved by our stockholders, conditions may be placed on any such clearance or approval that could cause Alaska to abandon the merger.

Financing of the Merger

There is no financing condition to the merger. Alaska expects to pay the aggregate price per share from its cash on hand or new borrowings.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to our common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Hawaiian Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN

MERGER-RELATED EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger.”

We are asking our stockholders to approve the compensation that will or may become payable by Hawaiian to Hawaiian’s named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Hawaiian’s overall compensation program for Hawaiian’s named executive officers and previously have been disclosed to stockholders in public filings, including Hawaiian’s annual proxy statement. These historical arrangements were adopted and approved by the Hawaiian Board or the Compensation Committee of the Hawaiian Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Hawaiian approve the compensation that will or may become payable to Hawaiian’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein.”

Our stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Hawaiian, the Hawaiian Board or Alaska. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated Hawaiian’s named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Hawaiian Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by Hawaiian’s bylaws to adjourn the special meeting, whether or not a quorum is present, even if our stockholders have not approved the proposal to adjourn the special meeting.

The Hawaiian Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties and covenants described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Hawaiian, Alaska and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Alaska and Merger Sub by Hawaiian in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Hawaiian and Alaska and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Except with respect to the right to payment upon consummation of the merger, our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hawaiian, Alaska or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. Except where expressly provided in the merger agreement, none of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Hawaiian, Alaska and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Hawaiian, Alaska, Merger Sub or their respective businesses. Accordingly, the representations, warranties and covenants in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in Hawaiian’s filings with the SEC regarding Hawaiian and Hawaiian’s business.

Structure and Effective Time

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into Hawaiian. As a result, the separate corporate existence of Merger Sub will cease and Hawaiian will survive the merger and continue to exist after the merger as a direct, wholly owned subsidiary of Alaska.

The merger will take place no later than the third business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “—Conditions to Completion of the Merger,” or at such other date and time as the parties agree in writing.

The merger will become effective at the time when Hawaiian, Alaska and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such other date and time as is agreed upon by the parties and specified in the certificate of merger.

Treatment of Hawaiian Equity and Cash Incentive Awards

Treatment of Hawaiian Restricted Stock Units

As of December 31, 2023, there were outstanding awards of Hawaiian RSUs covering an aggregate of 1,615,774 shares of our common stock, of which Hawaiian RSUs covering an aggregate of 914,880 shares of our common stock were held by Hawaiian’s current non-employee directors and of which Hawaiian RSUs covering an aggregate of 153,890 shares of our common stock were held by Hawaiian’s current executive officers (taking into account awards that remain subject to performance-based vesting based on an assumption that remaining performance goals are met at target levels). If performance goals for awards that remain subject to performance-based vesting are assumed to be met at maximum levels, as of December 31, 2023, there were outstanding awards of Hawaiian RSUs that cover an aggregate of 2,374,952 shares of our common stock, of which Hawaiian RSUs covering an aggregate of 1,450,704 shares of our common stock were held by Hawaiian’s current executive officers.

As of immediately prior to the effective time of the merger, each outstanding Hawaiian RSU will vest and be cancelled and converted into, for each share of our common stock subject to the award immediately prior to the effective time of the merger (in the case of a Hawaiian RSU that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and, if not so expressly specified, based on target performance), the right to receive an RSU payment, subject to all applicable federal, state and local tax withholdings and deductions.

For more information regarding the treatment of Hawaiian RSUs held by Hawaiian directors and executive officers, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Hawaiian 2022 Cash Incentive Awards

As of December 31, 2023, there were an aggregate of $2,845,001 of Hawaiian 2022 Cash Incentives outstanding, of which an aggregate of $1,776,668 of such cash incentives were held by Hawaiian’s current executive officers (taking into account awards that remain subject to performance-based vesting based on an assumption that remaining performance goals are met at target levels). If performance goals for awards that remain subject to performance-based vesting are assumed to be met at maximum levels, as of December 31, 2023, there were outstanding Hawaiian 2022 Cash Incentives covering an aggregate of $4,935,001, of which an aggregate of $3,126,668 of such cash incentives were held by Hawaiian’s current executive officers.

As of immediately prior to the effective time of the merger, each then-outstanding Hawaiian 2022 Cash Incentive will vest and be cancelled and converted into (in the case of a Hawaiian 2022 Cash Incentive that is subject to a performance-based vesting condition, achievement for these purposes will be determined in accordance with the terms expressly specified in the award agreement, and, if not expressly specified, based on target performance) the right to receive the resulting cash incentive payment, subject to all applicable federal, state and local tax withholdings and deductions.

For more information regarding the treatment of Hawaiian 2022 Cash Incentives held by Hawaiian’s executive officers, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Hawaiian Options

As of December 31, 2023, 1,666 shares of our common stock were subject to outstanding Hawaiian options, all of which had an exercise price below the per share price. All of the outstanding Hawaiian options were held by one of Hawaiian’s current non-employee directors.

As of immediately prior to the effective time of the merger, each outstanding Hawaiian option, whether or not vested, will be cancelled and, in exchange therefor, the holder of such cancelled Hawaiian option will be entitled to receive a payment in cash of an amount equal to the option payment, subject to all applicable federal, state and local tax withholdings and deductions.

For more information regarding the treatment of Hawaiian options held by Hawaiian’s directors, see the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger—Hawaiian Change in Control and Severance Benefits Existing Prior to Entry into the Merger Agreement.”

Treatment of Warrants in the Merger

Amazon Warrant

At the effective time of the merger, the portion of the 9,442,443 shares of our common stock (which we refer to as the “Amazon warrant shares”) subject to the Warrant (which we refer to as the “Amazon warrant”), dated October 20, 2022, by and between Hawaiian and a subsidiary of Amazon that is vested will be exercisable in accordance with the terms of the Amazon warrant. Additionally, at the effective time of the merger, an amount of the unvested Amazon warrant shares will automatically vest and become exercisable as follows:

•

if the payments collectively made to us or our affiliates by Amazon (whether made directly from Amazon, its affiliates or by a third party on behalf of Amazon) pursuant to the Air Transportation Services Agreement, dated as of October 20, 2022, between Hawaiian and Amazon.com Services LLC or certain other commercial arrangements (such payments we refer to as the “qualified payments”) are equal to or less than $350 million, then 25 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable;

•	if the qualified payments exceed $350 million but are not greater than $650 million, then 50 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable;

•	if the qualified payments exceed $650 million but are not greater than $950 million, then 75 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable; or

•	if the qualified payments exceed $950 million, then 100 percent of the unvested Amazon warrant shares as of such date will vest and become exercisable.

Any portion of the Amazon warrant that remains unvested at the effective time of the merger will vest in accordance with the terms of the Amazon warrant, and upon vesting, will become exercisable for the right to receive the per share price in cash in lieu of shares of our common stock. In connection with the consummation of the merger, Hawaiian has agreed to take all commercially reasonable actions to cause the mandatory exercise by Amazon of that portion of the Amazon warrant that is vested or deemed vested in accordance with the terms of the Amazon warrant.

Treasury Warrants

At the effective time of the merger, each outstanding warrant for shares of our common stock governed by the following agreements will vest and become exercisable in accordance with its terms:

•

warrants to purchase (a) 117,335 shares of our common stock issued to the Treasury on April 22, 2020; (b) 148,457 shares of our common stock issued to the Treasury on May 29, 2020; (c) 148,457 shares of our common stock issued to the Treasury on June 30, 2020; (d) 74,228 shares of our common stock issued to the Treasury on July 30, 2020; and (e) 21,487 shares of our common stock issued to the Treasury on September 30, 2020; (we refer to (a) through (e), collectively, as the “PSP warrants”);

•	a warrant to purchase 380,711 shares of our common stock issued to the Treasury on September 25, 2020 (which we refer to as the “ERP warrant”);

•

warrants to purchase (a) 113,940 shares of our common stock issued to the Treasury on March 5, 2021; and (b) 42,400 shares of our common stock issued to the Treasury on April 23, 2021 (we refer to (a) and (b), collectively, as the “PSP extension warrants”); and

•

a warrant to purchase 87,670 shares of our common stock issued to the Treasury on June 3, 2021 (the “PSP3 warrant” and, together with the PSP warrants, the ERP warrant and the PSP extension warrants, the “Treasury warrants”).

Hawaiian agreed, prior to the effective time of the merger, to request that the Treasury exercise the Treasury warrants at or as promptly as practicable following the effective time of the merger.

All Treasury warrants with an exercise price greater than $18.00 per share will be cancelled at the effective time of the merger, and the holder of such warrants will not receive any consideration upon consummation of the merger.

Payment and Issuance of Merger Consideration; Surrender of Shares

Prior to the effective time of the merger, Alaska will enter into an agreement with a payment agent designated by Alaska and reasonably acceptable to Hawaiian to act as payment agent for purposes of effecting the payment and issuance of the aggregate per share price. At or immediately following the effective time of the merger, Alaska will deposit, or cause to be deposited, with the payment agent an amount in cash sufficient to pay the aggregate per share price to which holders of shares of our capital stock will be entitled at the effective time of the merger.

As promptly as practicable after the effective time of the merger, and in any event within three business days thereafter, Alaska will cause the payment agent to mail to each holder of record of shares of our capital stock represented by certificates, a letter of transmittal and instructions for use in effecting the surrender of the certificates. Any such shares of capital stock so surrendered shall be entitled to receive, as reasonably practicable after the effective time of the merger (and in any event, within three business days thereafter), the per share price payable for each such share. In the case of book-entry shares, each registered holder of book-entry shares will automatically, upon the receipt by the payment agent of an “agent’s message” in customary form, be entitled to receive the per share price for such book-entry shares. Any payment in respect of a Hawaiian equity award will, as applicable, be made through the surviving corporation’s payroll no more than ten business days following the effective time of the merger.

Representations and Warranties

In the merger agreement, Hawaiian and, as applicable, its subsidiaries (which we refer to collectively as the “Hawaiian Group”) has made customary representations and warranties to Alaska and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure schedules to the merger agreement. These representations and warranties relate to, among other things:

•	organization, good standing and similar corporate matters with respect to Hawaiian and its subsidiaries;

•	Hawaiian’s capitalization;

•	corporate power and authority;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	permits;

•	the absence of certain conflicts with certain laws applicable to the Hawaiian Group;

•	the Hawaiian Group’s filings with certain governmental entities;

•	Hawaiian’s SEC reports;

•	Hawaiian’s financial statements and internal controls;

•	the inapplicability of state anti-takeover laws and the absence of any “poison pill” or similar anti-takeover agreement;

•	the absence of undisclosed liabilities;

•	the absence of certain changes;

•	employee benefit plans;

•	labor and other employment matters;

•	material contracts;

•	legal proceedings and orders;

•	environmental matters;

•	intellectual property matters;

•	privacy and data security;

•	tax matters;

•	insurance matters;

•	properties and assets;

•	real estate matters;

•	related party transactions;

•	aircraft and fleet matters;

•	matters related to Hawaiian’s airport slots;

•	matters related to Hawaiian’s operation at airports;

•	Hawaiian’s status as a “citizen of the United States” within the meaning of the Federal Aviation Act and as an authorized and qualified “air carrier” within the meaning of such act;

•	the vote of our stockholders required in order to adopt the merger agreement;

•	matters with respect to Barclays’ fairness opinion;

•	brokers;

•	export and sanctions laws compliance; and

•	the accuracy of the information supplied by Hawaiian in connection with this proxy statement.

Certain of these representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” with respect to Hawaiian means any change, event, circumstance, development, condition, occurrence, or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Hawaiian Group. Subject to certain exceptions, none of the following will be taken into account in determining whether there has been or will be a material adverse effect:

•	any change generally affecting the global economy, securities, credit or financial markets in any country or region in the world or any industry-wide development generally affecting airline companies;

•	any change in GAAP or any change in applicable laws affecting the operation of the Hawaiian Group’s business;

•	any change resulting from the announcement or pendency of the transactions contemplated by the merger agreement, including the merger;

•	any change in regulatory, legislative or political conditions;

•

acts of war, outbreak or escalation of hostilities, terrorism or other changes in geopolitical conditions, natural disasters, outbreak of illness or other public health event (including COVID-19) in any country or region in the world;

•	any failure to meet budgets, projections, expectations, forecasts or predictions in respect of revenue, earnings or other financial performance or results of operations;

•	any action required to be taken or omitted by the Hawaiian Group pursuant the merger agreement or at Alaska’s written request;

•	any change in the market price or trading volume or the downgrade in rating, of Hawaiian’s securities;

•	any change in the conditions in the industries in which the Hawaiian Group conducts business;

•	the development, continuation or worsening of supply chain or service disruptions affecting the Hawaiian Group; or

•	any breach by Alaska or Merger Sub of the merger agreement.

Alaska and Merger Sub have made a number of representations and warranties to Hawaiian in the merger agreement regarding aspects of Alaska’s business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	organization, good standing and similar corporate matters with respect to Alaska and Merger Sub;

•	corporate power and authority;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	legal proceedings and orders;

•	available funds and solvency;

•	ownership of Merger Sub;

•	brokers; and

•	the accuracy of the information supplied by Alaska and its subsidiaries in connection with this proxy statement.

Certain of Alaska’s and Merger Sub’s representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” with respect to Alaska means any change, event, development, condition, occurrence or effect that prevents, or materially delays, the ability of Alaska to consummate the transactions contemplated by the merger agreement.

None of the representations and warranties of the parties to the merger agreement will survive the effective time of the merger or the valid termination of the merger agreement.

Conduct of Business Pending the Closing

Other than as contemplated by the merger agreement, set forth in the confidential disclosure schedules to the merger agreement or approved by Alaska, from the date of the merger agreement to the effective time of the merger (or termination of the merger agreement) (such time period we refer to as the “pre-closing period”), Hawaiian agreed to, and agreed to cause its subsidiaries to, subject to certain exceptions, use its reasonable best efforts to:

•	conduct its operations in the ordinary course of business;

•	preserve substantially intact its business organization;

•	keep available the services of its executive officers and key employees;

•	maintain in effect all of Hawaiian’s permits; and

•

maintain satisfactory relationships of the Hawaiian Group with any persons with which the Hawaiian Group has material business relations and the governmental entities that have jurisdiction over its business and operations.

Hawaiian has also agreed that, subject to certain exceptions, it will not, and agreed that it would not permit its subsidiaries to:

•	amend or otherwise change the organizational documents of any member of the Hawaiian Group, or the documents relating to Hawaiian’s commercial relationship with Amazon;

•

issue, sell, pledge, convey, dispose of, grant, transfer or encumber or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any securities in, any member of the Hawaiian Group, other than:

◾

the issuance of shares of our common stock upon the vesting of Hawaiian RSUs or the exercise of Hawaiian options that are outstanding as of the date of the merger agreement in accordance with their terms;

◾	the issuance of shares of our common stock upon the exercise of the Amazon warrant or the Treasury warrants; or

◾	certain permitted liens;

•

sell, pledge, convey abandon, dispose of, transfer, lease, license or subject to a lien (other than a permitted lien) any material trademarks, material property or assets of any member of the Hawaiian Group (other than non-exclusive grants of licenses in intellectual property rights in the ordinary course of business), except (1) pursuant to contracts in effect as of the date of the merger agreement or (2) solely between or among the Hawaiian Group;

•

declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock, or enter into any agreement with respect to the voting or registration of its capital stock, except any dividend or distribution paid by any member of the Hawaiian Group to any other member of the Hawaiian Group;

•	reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire any equity securities of Hawaiian;

•	merge or consolidate any member of the Hawaiian Group with any person or entity or adopt a plan of complete or partial liquidation;

•

other than with respect to the acquisition of aircraft and associated equipment (including engines), acquire any interest in any person or entity or any assets thereof, other than: (1) the purchase of equipment, goods, technology, licenses under intellectual property rights or other materials in the ordinary course of business; (2) acquisitions permitted under the section of the merger agreement providing for restrictions on capital expenditures; or (3) any other acquisition for consideration that is not individually in excess of $2.5 million or in the aggregate in excess of $15 million;

•	enter into any new line of business or terminate any line of business existing as of the date of the merger agreement;

•

voluntarily repurchase, voluntarily prepay or incur any indebtedness or assume, guarantee or endorse or otherwise become liable or responsible for similar obligations for any person or entity that is not a member of the Hawaiian Group, other than (1) as permitted with respect to the section of the merger agreement providing for restrictions on acquisitions of aircraft and associated equipment; (2) under the revolving credit facility; or (3) under letters of credit in the ordinary course of business;

•

make any loans, advances or capital contributions to, or investments in, any other person or entity (other than a member of the Hawaiian Group) in excess of $1 million in the aggregate or assume, guarantee or endorse or otherwise become liable or responsible for similar obligations for any person or entity that is not a member of the Hawaiian Group;

•	enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person other than a member of the Hawaiian Group;

•

subject to certain restrictions in the merger agreement, enter into any material contract or enter into, extend, renew or otherwise modify, amend, terminate, cancel or waive any material rights thereunder, or enter into or amend any contract that, if existing on the date of the merger agreement, would be a material contract of the Hawaiian Group, in each case, other than in the ordinary course of business; provided that no such exception for such actions taken in the ordinary course shall apply to:

◾

any joint venture, legal partnership, airline industry code sharing arrangement, capacity purchase or prorate agreement, frequent flyer or interline contract, in each case, which involves revenue to the Hawaiian Group in excess of $5 million per year; or

◾	any material credit card contract;

•	make or authorize any capital expenditure, except for capital expenditures:

◾

in amounts not greater than 110 percent of the respective aggregate amounts of capital expenditures with respect to aircraft and non-aircraft for the applicable calendar year, as set forth in Hawaiian’s annual aircraft and non-aircraft capital expenditure budgets;

◾	required for compliance with FAA regulations applicable to the Hawaiian Group;

◾	in connection with any restoration, repair, maintenance or other necessary work for the repair or proper functioning of Hawaiian aircraft;

◾	with respect to Hawaiian’s 2024 and 2025 calendar years, line item amounts authorized pursuant to the 2023 or 2024 capital expenditure budget, but not yet made in 2023 or 2024, respectively; or

◾	as otherwise permitted by other sections of the conduct of business covenant in the merger agreement;

•	except to the extent required by: (1) applicable law or (2) the existing terms of any Hawaiian benefit plan:

◾

increase the compensation or benefits payable or to become payable to service providers of the Hawaiian Group (except for increases to non-executive officer employees made in the ordinary course of business, consistent with past practice);

◾

grant any additional rights to severance or termination pay to, or enter into or amend any severance agreement with, any service provider of the Hawaiian Group (other than in the ordinary course of business consistent with past practice in connection with a promotion of an employee who is not, after such promotion, an executive officer);

◾

establish, adopt, enter into or amend any bonus, profit sharing, thrift, pension, retirement, deferred compensation, retention, termination or severance plan, agreement, trust, fund, policy or other arrangement for the benefit of any service provider of the Hawaiian Group (other than in the ordinary course of business consistent with past practice in connection with the hiring of a new non-executive employee and on terms consistent with similarly situated service providers);

◾	loan or advance any money or property to any service provider of the Hawaiian Group (other than in connection with ordinary course business expense reimbursements and advances);

◾	hire any new service provider other than non-executive employees in the ordinary course of business and on terms consistent with similarly situated service providers; or

◾	make any material change to the terms and conditions of employment applicable to any group of employees, as reflected in work rules, employee handbook, policies and procedures or otherwise;

•

terminate, discontinue, close or dispose of any facility or business operation or lay off any employees (other than layoffs of less than fifty employees in any six month period consistent with past practice), or implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

•

enter into or amend any collective bargaining agreement; provided, that: (1) the Hawaiian Group shall be entitled to negotiate in good faith with a labor union in the ordinary course of business or as required in connection with the Hawaiian Group’s contractual or legal obligation to enter into such negotiations; and (2) Hawaiian will use reasonable best efforts to keep Alaska reasonably informed of material communications between the Hawaiian Group and a labor union in connection with any such negotiations;

•	forgive any material loans to any director, officer, consultant, independent contractor or employee of the Hawaiian Group or any of their respective affiliates;

•	make any material change in accounting policies, practices, principles, methods or procedures in effect as of December 31, 2022, other than as required by GAAP or by a governmental entity;

•

enter into, terminate or materially amend any transaction with any stockholder, director, officer or employee of the Hawaiian Group that would require disclosure by Hawaiian under Item 404 of Regulation S-K, other than as permitted under the section of the conduct of business covenant in the merger agreement addressing benefits matters;

•

implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

•

compromise, settle or agree to settle any suit, claim, action, hearing, arbitration, investigation or other proceeding, other than any compromise, settlement or agreement in the ordinary course of business consistent with past practice for the payment of monetary damages (and compliance with confidentiality and other similar customary provisions) of $2 million or less individually or $5 million or less in the aggregate where such money damages are not covered by any company insurance policy or paid by the respective insurers thereunder, in each case, as its sole remedy;

•

make, change or revoke any material tax election, settle or compromise any claim, tax assessment, audit, proceeding or other controversy or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign law) in respect of material taxes;

•	adopt or change any tax accounting method or period;

•

file or amend any material tax return or take any position on any material tax return filed on or after the date of the merger agreement that is inconsistent with elections made or positions taken in preparing or filing similar tax returns in prior periods;

•	surrender any right to claim a material tax refund or consent to any extension or waiver of the statute of limitations applicable to any material tax claim or assessment;

•

write up, write down or write off the book value of any tangible assets, in the aggregate, in excess of $10 million, except for depreciation, amortization or impairment in accordance with GAAP consistently applied;

•

change the seat count, main cabin configuration or on-board amenities (including in-flight entertainment and wireless internet) of any aircraft subject to future delivery to Hawaiian under any of Hawaiian’s aircraft purchase contracts;

•	acquire, lease or exercise any option to acquire or lease, any aircraft or incur or arrange for any financing or pre-delivery deposits related thereto, subject to certain exceptions;

•

take any action, or fail to take any action, which action or failure would be reasonably expected to result in the revocation, termination, cancellation or withdrawal of Hawaiian’s slots (excluding temporary returns to the FAA);

•

fail to continue, in respect of all Hawaiian aircraft, all material maintenance programs applicable to such aircraft in the ordinary course (except as required by applicable law), including using reasonable best efforts to keep all such Hawaiian aircraft in such condition as may be necessary to enable the airworthiness certification of such Hawaiian aircraft under the FAA to be maintained in good standing at all times;

•

take any action that would cause (1) any member of the Hawaiian Group to fail to be, or fail to be owned and controlled by a “citizen of the United States” as defined in the Federal Aviation Act and as interpreted by the U.S. Department of Transportation; or (2) Hawaiian to fail to continue to be fully authorized and qualified to operate as an “air carrier” within the meaning of the Federal Aviation Act operating under certificates and exemptions issued pursuant to the Federal Aviation Act; or

•	agree, resolve, authorize or enter into any contract or otherwise make any commitment, in each case to do any of the foregoing.

No-Shop; Acquisition Proposals; Change of Recommendation

No-Shop

Hawaiian agreed that it will not, and will cause its directors and officers not to, and will not authorize or permit its other representatives to:

•	solicit, initiate, knowingly encourage or knowingly facilitate any expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•	participate in any discussions or negotiations relating to any acquisition proposal with any third party other than Alaska or Merger Sub;

•

furnish to any party other than Alaska or Merger Sub, any non-public information in connection with an acquisition proposal or any expression of interest, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•	enter into any alternative acquisition agreement; or

•	submit any acquisition proposal or any matter related thereto to the vote of our stockholders.

If at any time prior to the earlier of (1) receipt of the Hawaiian stockholder approval or (2) the termination of the merger agreement in accordance with its terms, Hawaiian may participate in discussions or negotiations with a party making an acquisition proposal regarding such acquisition proposal and, subject to the terms of the merger agreement, furnish information with respect to the Hawaiian Group to the party making such acquisition proposal if:

•	Hawaiian has received a bona fide written acquisition proposal from a third party;

•	such acquisition proposal did not result from a breach of the provisions of the merger agreement related to acquisition proposals;

•

the Hawaiian Board determines in good faith, after consultation with its financial advisor and outside counsel that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal; and

•

after consultation with its outside counsel, the Hawaiian Board determines in good faith that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties to the Hawaiian stockholders under applicable law;

In such event, Hawaiian must timely provide:

•

written notice to Alaska that (1) the Hawaiian Board determined in good faith, after consultation with its financial advisor and outside counsel that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (2) after consultation with its outside counsel, the Hawaiian Board determined in good faith that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties to the Hawaiian stockholders under applicable law; and

•

to Alaska in writing any information concerning the Hawaiian Group provided to such other party that was not previously provided to Alaska or its representatives prior to or substantially concurrently with the time that it is provided to such party. Hawaiian will also deliver to Alaska a copy of any executed acceptable confidentiality agreement with such party making the acquisition proposal promptly (and in any event within 24 hours) following its execution.

Acquisition Proposals; Change of Recommendation

Subject to the terms and conditions of the merger agreement related to acquisition proposals, during the pre-closing period, none of Hawaiian, the Hawaiian Board nor any committee thereof will, or will publicly propose to:

•

withhold, withdraw, qualify or modify in a manner adverse to Alaska, the approval, recommendation or declaration of advisability by the Hawaiian Board of the merger, the merger agreement or the other transactions contemplated by the merger agreement;

•	fail to include the Hawaiian Board’s recommendation in favor of the approval of the merger proposal in this proxy statement;

•	approve, recommend or otherwise declare advisable any acquisition proposal;

•	submit any acquisition proposal or any matter related thereto to the vote of the Hawaiian stockholders; or

•	authorize, commit, resolve or agree to take any such actions (each such action we refer to as a “change of Hawaiian Board recommendation”).

However, if: (1) Hawaiian has received a bona fide written acquisition proposal from a third party that did not result from a breach of the merger agreement and that the Hawaiian Board determines in good faith, after consultation with its outside counsel and its financial advisor, constitutes a superior proposal and (2) the Hawaiian Board determines in good faith, after consultation with its outside counsel, that a failure to make a change of Hawaiian Board recommendation and/or cause Hawaiian to enter into an alternative acquisition agreement with respect to such superior proposal would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of Hawaiian to the Hawaiian stockholders under applicable law, then, prior to the time the Hawaiian stockholder approval is obtained, the Hawaiian Board may (a) effect a change of Hawaiian Board recommendation with respect to such superior proposal or (b) terminate the merger agreement pursuant to its terms and enter into an alternative acquisition agreement with respect to such superior proposal, in each case, subject to Alaska’s “match” rights described below. In connection with such termination of the merger agreement, Hawaiian would be required to pay Alaska a termination fee of $39.55 million.

Prior to effecting such change of Hawaiian Board recommendation or terminating the merger agreement in respect of a superior proposal:

•	Hawaiian is required to:

◾	provide prior written notice to Alaska, at least four business days in advance, of Hawaiian’s intention to take such action with respect to such superior proposal; and

◾

during such notice period, negotiate with Alaska in good faith (to the extent Alaska desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal, provided that in the event of any material revisions to the superior proposal, Hawaiian will be required to deliver a new written notice to Alaska and to comply with the requirements of the merger agreement with respect to such new written notice; however, the notice period for any subsequent notice will be shortened from four business days to two business days;

•

Alaska shall not have, during the notice period, made an offer to modify the terms of the merger agreement in a manner that the Hawaiian Board determines in good faith (after consultation with its outside legal counsel and its financial advisor) obviate the need for Hawaiian to effect such change of Hawaiian Board recommendation or terminate the merger agreement; and

•	the applicable notice period (and any extension thereof) must have expired.

Prior to the time that is the earlier of (1) the attainment of Hawaiian stockholder approval or (2) the termination of the merger agreement in accordance with its terms, the Hawaiian Board may make a change of Hawaiian Board recommendation in response to any material event, circumstance, change, effect, development or condition (that did not result from a breach of the merger agreement by Hawaiian) that was not known or reasonably foreseeable by the Hawaiian Board as of the date of the merger agreement and becomes known to the Hawaiian Board after such date (which we refer to as an “intervening event”), if the Hawaiian Board has determined in good faith, after consultation with its outside counsel that, in light of such intervening event and taking into account the results of any negotiations with Alaska and all adjustments to the terms of the merger agreement that may be offered by Alaska, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the Hawaiian stockholders under applicable law.

However, the Hawaiian Board may not make a change of Hawaiian Board recommendation in response to an intervening event unless:

•	Hawaiian has provided prior written notice to Alaska, at least four business days in advance of Hawaiian’s intention to make a change of Hawaiian Board recommendation;

•

prior to effecting such change of Hawaiian Board recommendation, Hawaiian has negotiated with Alaska in good faith (to the extent Alaska desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement in such a manner that would obviate the need for the Hawaiian Board to effect such change of Hawaiian Board recommendation;

•

Alaska has not, during the applicable notice period, made an offer to modify the terms and conditions of the merger agreement, which is set forth in a definitive written amendment to the merger agreement delivered to Hawaiian and executed on behalf of Alaska and Merger Sub, that the Hawaiian Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Hawaiian Board to effect such change of Hawaiian Board recommendation; and

•	the applicable notice period has expired.

For purposes of this proxy statement, acquisition proposal means, with respect to Hawaiian, any offer or proposal from any person or group (other than Alaska or Merger Sub) concerning any direct or indirect:

•

merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution, conversion, transfer, domestication or continuance or other transaction involving Hawaiian which would result in any person or group (or the shareholders of any person or group) beneficially owning, directly or indirectly, 15 percent or more of the voting power of Hawaiian, or 15 percent or more of the voting power of the successor to Hawaiian in such transaction, or the resulting direct or indirect parent of Hawaiian or such successor (or any securities convertible into, or exchangeable for, securities representing such voting power);

•

sale, lease, exchange, transfer, license or other disposition of assets of Hawaiian, representing 15 percent or more of the consolidated assets of Hawaiian (whether based on fair market value, revenue generation or net income);

•	issuance or sale by Hawaiian of equity interests representing 15 percent or more of the voting power of Hawaiian;

•	transaction in which any person or entity will acquire beneficial ownership of shares of Hawaiian representing 15 percent or more of the voting power of Hawaiian;

•

tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the shareholders of any person or group) beneficially owning 15 percent or more of the voting power of Hawaiian; or

•	any combination of the foregoing (in each case, other than the merger).

For purposes of this proxy statement, superior proposal means a bona fide written acquisition proposal (except the references therein to “15 percent” will be replaced by “50.1 percent”) made by any person or group (other than Alaska or any of its subsidiaries) after the date of the merger agreement that the Hawaiian Board has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisor: (1) would, if consummated, result in a transaction that is more favorable to Hawaiian stockholders, from a financial point of view, than the merger, after giving effect to all adjustments to the terms that may be offered by Alaska as provided by the terms and conditions of the merger agreement and after taking into account those factors and matters deemed relevant in good faith by the Hawaiian Board; and (2) is reasonably capable of being consummated.

Hawaiian Special Meeting

Hawaiian agreed to duly establish a record date for and duly call, give notice of and hold the special meeting as soon as reasonably practicable after Hawaiian learns that this proxy statement will not be reviewed by the SEC or that the SEC has no further comments to this proxy statement. Hawaiian is permitted to postpone or adjourn the special meeting in certain circumstances, including to solicit additional proxies or as required by applicable law.

Employee Matters

Through the first anniversary of the closing date (or, if shorter, the individual’s period of employment with Alaska or any of its subsidiaries), Alaska has agreed to provide each continuing employee of Hawaiian who is not covered by a Hawaiian collective bargaining agreement (which we refer to as a “continuing employee”) with a base salary or wage rate, commission, target bonus opportunity and benefits on terms at least as favorable in the aggregate as the corresponding cash compensation opportunities and benefits provided to such continuing employee by any member of the Hawaiian Group immediately prior to the merger. The employment terms and conditions of each Hawaiian employee whose employment is covered by a Hawaiian collective bargaining agreement will be governed by such applicable collective bargaining agreement. Nothing in the merger agreement requires Alaska or any of its affiliates to continue the employment of any Hawaiian employee, provides any third-party rights to any other person, amends any benefit plan or program or prevents Alaska or any of its affiliates from amending or terminating any benefit plan or program.

If Alaska elects to have continuing employees and their eligible dependents participate in Alaska’s benefit plans, programs or policies following the effective time of the merger, then Alaska has agreed to use reasonable best efforts to, and will cause the surviving corporation in the merger to use reasonable best efforts to, subject to any required approval of the insurer, recognize the service of continuing employees with Hawaiian or any of its predecessors prior to the merger for purposes of eligibility to participate, vesting and for other appropriate benefits to the same extent that such service was previously recognized by Hawaiian as of the date of the merger agreement under its benefit plans. In addition, Alaska has agreed to use reasonable best efforts to (1) cause any pre-existing conditions or actively at work or similar limitations, eligibility waiting periods, evidence of insurability requirements or required physical examinations with respect to continuing employees and their eligible dependents to be waived under any health or similar plan of Alaska (to the extent waived under any corresponding Hawaiian benefit plan in which the continuing employee participated) and (2) cause any deductibles paid by continuing employees under any Hawaiian health, dental, vision or similar plans to be credited towards deductibles under such plans of Alaska or any of its subsidiaries.

Indemnification and Insurance

The merger agreement provides that for a period of six years from and after the effective time of the merger, the surviving corporation will, and Alaska will cause the surviving corporation to, indemnify and hold harmless all past and present directors, officers and employees of Hawaiian to the same extent that such persons are indemnified as of the date of the merger agreement by Hawaiian pursuant to applicable law, Hawaiian’s governing documents and the indemnification agreements in existence on the date of the merger agreement (but only to the extent that such agreements were made available to Alaska or are consistent in all material respects with the form of indemnification agreement publicly filed by Hawaiian) with any directors, officers and employees of Hawaiian with respect to acts or omissions in their capacity as directors, officers or employees of Hawaiian occurring at or prior to the effective time of the merger. The surviving corporation will, and Alaska will cause the surviving corporation to, advance expenses (including reasonable legal fees and expenses) incurred in the defense of any suit, claim, action, hearing, arbitration, investigation or other proceeding with respect to the matters subject to indemnification pursuant to the merger agreement and in accordance with the procedures set forth in the governing documents of Hawaiian and the indemnification agreements in existence on the date of the merger agreement (but only to the extent that such agreements were made available to Alaska or are consistent in all material respect with form of indemnification agreement publicly filed by Hawaiian).

Alaska will cause the surviving corporation to either: (1) obtain a tail insurance policy at the effective time of the merger with a claims period of at least six years from the effective time of the merger with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as Hawaiian’s existing policies for claims arising from facts or events that occurred on or prior to the effective time of the merger; or (2) maintain in effect for six years from the effective time of the merger, if available, the current directors’ and officers’ liability insurance policies maintained by Hawaiian, provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially equivalent and in any event not less favorable in the aggregate than Hawaiian’s existing directors’ and officers’ liability insurance policy with respect to matters occurring prior to the effective time of the merger.

However, the surviving corporation will not be required to pay an annual premium for the directors’ and officers’ liability insurance policies in excess of 300 percent of the last annual premium paid prior to the date of the merger agreement.

In the event Alaska or the surviving corporation: (1) consolidates with or merges into any other entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person or entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the obligations set forth in the merger agreement with respect to indemnification and insurance.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Hawaiian’s Directors and Executive Officers in the Merger.”

Efforts to Close the Merger

Each of Alaska and Hawaiian agreed to use their respective reasonable best efforts to take all appropriate action to consummate the merger as promptly as practicable obtain from any consents or approvals from any governmental entity required to be obtained by Alaska or Hawaiian or any of their respective subsidiaries (including those in connection with the HSR Act), in connection with the merger.

Subject to the terms of the merger agreement, neither Alaska nor Hawaiian (nor their respective subsidiaries), in connection with the receipt of any necessary consent, license, permit, waiver, approval, authorization, confirmation, clearance, certificate, exemption, registration or order of a governmental entity (including under the HSR Act), will be required to sell, hold separate or otherwise dispose of or conduct their business (or, following the closing, the combined business) in a specified manner, or enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their respective businesses (or, following the closing, the combined business) in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Alaska, Hawaiian or their respective subsidiaries. Notwithstanding the foregoing, pursuant to the terms of the merger agreement, Alaska has agreed to undertake certain specified commitments, if required, in Alaska’s reasonable judgment, to obtain approval under the HSR Act in connection with the merger.

Hawaiian and Alaska further agreed to not, and to not permit any of their respective subsidiaries to:

•	acquire or agree to acquire a substantial portion of the assets of or equity in or otherwise make any investment in any person or portion thereof, or in any assets; or

•

enter into an agreement to form a new joint venture, strategic alliance or strategic partnership with another person, or amend or modify any agreement for a joint venture, strategic alliance or strategic partnership with another person;

if, in each case, so doing would reasonably be expected to:

•

materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any governmental entity necessary to consummate the transactions contemplated by the merger agreement; or

•	materially increase the risk of any governmental entity entering an order prohibiting the consummation of the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•

the merger agreement will have been adopted by the holders of our capital stock representing a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon at the special meeting;

•

the waiting period applicable to the consummation of the merger under the HSR Act (and any timing agreement with any governmental entity to toll, stay or extend any such waiting period, or to delay or not to consummate the merger entered into in connection with the merger agreement) will have expired or been terminated;

•

all consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders and authorizations required to be obtained from, or delivered to, as applicable, the FAA, the DOT and the FCC in connection with the consummation of the merger will have been obtained or delivered, as applicable; and

•

there is no order in effect that is issued by a governmental entity of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger and there is no law of a governmental entity of competent jurisdiction in effect that has the effect of prohibiting the consummation of the merger.

The obligations of Alaska and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•

the accuracy of the representations and warranties of Hawaiian set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•	Hawaiian will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement at or prior to the closing;

•	the receipt by Alaska of a customary closing certificate of Hawaiian; and

•	the absence of a material adverse effect with respect to Hawaiian after the date of the merger agreement.

The obligation of Hawaiian to consummate the merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the following conditions:

•

the accuracy of the representations and warranties of Alaska and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which such representation or warranty was specifically made);

•	each of Alaska and Merger Sub will have performed and complied in all material respects with the covenants to be performed or complied with by it under the merger agreement; and

•	the receipt by Hawaiian of a customary closing certificate of Alaska and Merger Sub.

Termination of the Merger Agreement

In each case described below, the merger agreement may be terminated and the merger abandoned by action taken or authorized by the board or boards of directors of the terminating party or parties. The merger agreement may be terminated by mutual written consent of Alaska and Hawaiian at any time prior to the effective time of the merger. In addition, the merger agreement may be terminated by either party if:

•

any court of competent jurisdiction or other governmental entity has issued an order permanently enjoining or otherwise permanently prohibiting the consummation of the merger, which order has become final and nonappealable (which we refer to as an “illegality termination event”);

•

the effective time of the merger has not occurred on or before June 2, 2025, which may be extended to December 2, 2025 (or up to 180 days later, in the event of a government shutdown) if, as of June 2, 2025, the closing conditions related to (1) the expiration or termination of the applicable waiting period under the HSR Act and any applicable timing agreement with a governmental entity or (2) the absence of any governmental order enjoining or prohibiting the consummation of the merger, or law prohibiting or preventing the consummation of the merger, to the extent such law or order arises under, or is with respect to, an applicable competition law, are not satisfied (we refer to such date, as extended, as the “outside date” and such event, an “outside date termination event”); or

•	the Hawaiian stockholder approval is not obtained at the special meeting (which we refer to as a “stockholder vote termination event”).

The merger agreement may be terminated by Hawaiian if:

•

prior to receipt of the Hawaiian stockholder approval, the Hawaiian Board causes Hawaiian to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions in the merger agreement; or

•

there is (1) a breach of any representation, warranty or covenant of the merger agreement by Alaska or Merger Sub such that any closing condition for the benefit of Hawaiian is not satisfied; (2) Hawaiian has delivered to Alaska written notice of such breach; and (3) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the outside date and 30 days after notice of breach. Hawaiian cannot terminate for this reason if any representation, warranty or covenant of Hawaiian has been breached such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied.

The merger agreement may be terminated by Alaska if:

•

any of the following triggering events has occurred: (1) the Hawaiian Board changes its approval of the merger or its recommendation to our stockholders to adopt the merger agreement; (2) Hawaiian enters into an agreement regarding an alternative acquisition; (3) a proposal to acquire Hawaiian is publicly disclosed, and the Hawaiian Board fails to timely publicly reaffirm its approval of the merger and its recommendation to our stockholders to adopt the merger agreement or; (4) a tender offer or exchange offer for securities of Hawaiian is commenced and the Hawaiian Board fails to timely recommend that our stockholders reject such offer (we refer to each event in this bullet as a “triggering event”); or

•

there is: (1) a breach of any representation, warranty or covenant of the merger agreement by Hawaiian such that any closing condition for the benefit of Alaska and Merger Sub is not satisfied; (2) Alaska has delivered to Hawaiian written notice of such breach; and (3) such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of the outside date and thirty days after the notice of breach. Alaska cannot terminate for this reason if it or Merger Sub has breached any representation, warranty or covenant such that any closing condition for the benefit of Hawaiian is not satisfied (such termination we refer to as a “Hawaiian breach termination event”).

Effect of Termination

In the event the merger agreement is terminated in accordance with the termination provisions in the merger agreement, the merger agreement will become void and of no effect, and there will be no liability or obligation of Alaska, Merger Sub or Hawaiian or their subsidiaries, officers or directors except: (1) the confidentiality agreement between Alaska and Hawaiian (as amended by the merger agreement) and certain other provisions of the merger agreement, which will remain in effect and (2) any liabilities or damages incurred or suffered by a party as a result of the willful breach by another party of any of its representations, warranties or covenants set forth in the merger agreement prior to the date of such termination.

Transaction Expenses and Termination Fee

All fees and expenses incurred in connection with the preparation, negotiation and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

Upon termination of the merger agreement under specified circumstances, Hawaiian will be required to pay Alaska a termination fee of $39.55 million. Specifically, this termination fee is payable by Hawaiian to Alaska if:

•	Hawaiian terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	Alaska terminates the merger agreement in connection with a triggering event; or

•

(1) the merger agreement is terminated because of (a) a Hawaiian breach termination event or (b) a stockholder vote termination event; (2) prior to the date of the special meeting (or prior to the termination of the merger agreement if there has been no special meeting) an alternative acquisition proposal has been publicly announced; and (3) within 12 months following the termination of the merger agreement, Hawaiian consummates any acquisition proposal or enters into a definitive written agreement providing for the consummation of any acquisition proposal.

If the merger agreement is terminated because of a stockholder vote termination event, Hawaiian will reimburse Alaska for up to $25 million in reasonable and documented out-of-pocket costs and expenses incurred by Alaska in connection with the transactions contemplated by the merger agreement.

Upon termination of the merger agreement under certain other specified circumstances, Alaska will be required to pay Hawaiian a termination fee of $100 million. Specifically, this termination fee is payable by Alaska to Hawaiian if:

•

the merger agreement is terminated by Alaska or Hawaiian upon an outside date termination event if the closing conditions related to (1) the expiration or termination of the applicable waiting period under the HSR Act and any applicable timing agreement with a governmental entity or (2) the absence of any governmental order enjoining or prohibiting the consummation of the merger, or law prohibiting or preventing the consummation of the merger, to the extent such law or order arises under, or is with respect to, an competition law; or

•

the merger agreement is terminated by Alaska or Hawaiian upon an illegality termination event and such law or order giving rise to such illegality termination event law arises under, or is with respect to, an applicable competition law.

Specific Performance

The parties to the merger agreement have agreed that irreparable damage would occur if any provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. The parties agreed that, prior to the valid termination of the merger agreement pursuant to the provisions described in the section of this proxy statement captioned “—Termination of the Merger Agreement,” each party is entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement and in addition to any other remedy to which they are entitled at law or in equity. Each party to the merger agreement has agreed to waive any requirement for the posting of any bond or other security in connection therewith. The parties further agreed that the availability of the respective termination fees or other monetary damages pursuant to the merger agreement will not be construed to diminish or otherwise impair any party’s right to an injunction, specific performance or other equitable relief.

Amendment; Extension; Waiver

The parties to the merger agreement may amend the merger agreement by their written agreement at any time prior to the effective time of the merger. Further, after approval of the merger approval by our stockholders, no amendment may be made that requires further approval by such stockholders under applicable law unless such further approval is obtained.

Prior to the effective time of the merger, the parties to the merger agreement may: (1) extend the time for the performance of any of the obligations or other acts of the other party; (2) waive any breaches in the representations and warranties contained in the merger agreement made to Hawaiian or Alaska by the other party; and (3) waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any agreement by a party to such extension or waiver must be in a writing signed by the party or parties to be bound thereby. Any such extension or waiver will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Assignment

The merger agreement may not be assigned by any party to the merger agreement, by operation of law or otherwise, without the prior written consent of the other parties. However: (1) each of Alaska and Merger Sub may assign any of their respective rights and obligations to any direct or indirect subsidiary of Alaska prior to the mailing of this proxy statement, but no such assignment will relieve either Alaska or Merger Sub of its obligations under the merger agreement and (2) Alaska and Merger Sub may assign their rights under the merger agreement to any of their financing sources as collateral security, but no such assignment under clause (1)  or (2) will relieve Alaska or Merger Sub, as the case may be, of its obligations under the merger agreement.

Governing Law; Jurisdiction

The merger agreement, and all claims and causes of action arising thereunder, will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

The parties submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks subject matter jurisdiction, any other court of the State of Delaware or federal court of the United States located in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the merger agreement of the transactions contemplated thereby.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 15, 2023 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each of Hawaiian’s named executive officers;

•	each of Hawaiian’s directors; and

•	all of Hawaiian’s executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to Hawaiian’s securities. Unless otherwise indicated, to Hawaiian’s knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

The calculation of the percentage of beneficial ownership is based on 51,636,470 shares of our common stock outstanding as of December 15, 2023. We have deemed shares of our common stock subject to Hawaiian options that are currently exercisable or exercisable within 60 days of December 15, 2023, or issuable pursuant to Hawaiian RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of December 15, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, Hawai‘i 96819. The information provided in the table is based on Hawaiian’s records, information filed with the SEC and information provided to us, except where otherwise noted.

	Common Stock
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
U.S. Global Jets ETF(1)	7,167,513	13.88%
BlackRock, Inc.(2)	5,789,204	11.21%
The Vanguard Group(3)	2,676,178	5.18%
Named Executive Officers and Directors:
Peter R. Ingram(4)	424,944	*
Lawrence S. Hershfield(5)	369,398	*
Daniel W. Akins	—	—
Wendy A. Beck(6)	5,389	*
Earl E. Fry(7)	30,089	*
C. Jayne Hrdlicka(8)	17,383	*
Michael E. McNamara(9)	17,383	*
Crystal K. Rose(10)	44,935	*
Mark D. Schneider(11)	7,451	*
Craig E. Vosburg(12)	5,389	*
Duane E. Woerth(13)	37,389	*
Richard N. Zwern(14)	52,340	*
Aaron J. Alter(15)	57,309	*
Shannon L. Okinaka(16)	117,988	*
Theodoros Panagiotoulias(17)	52,502	*
Jonathan D. Snook(18)	115,790	*
All directors and executive officers as a group (16 Persons)(19)	1,355,679	2.61%

*	Represents less than one percent.
(1)

Based solely on information reported by U.S. Global Jets ETF on Schedule 13G filed with the SEC on April 10, 2023, U.S. Global Jets ETF has sole voting and sole dispositive power with respect to all of the shares. The address for this entity is 615 East Michigan Street, Milwaukee, Wisconsin 53202.

(2)

Based solely on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on December 6, 2023, BlackRock, Inc. has sole voting power with respect to 5,676,374 of the shares and sole dispositive power with respect to 5,879,204 of the shares. The address for this entity is 50 Hudson Yards, New York, NY 10001.

(3)

Based solely on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on November 13, 2023, The Vanguard Group has sole voting power with respect to none of the shares, shared voting power with respect to 23,422 of the shares, sole dispositive power with respect to 2,633,605 of the shares and shared dispositive power with respect to 42,573 of the shares. The address for this entity is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

Represents (a) 340,964 shares of our common stock owned directly by Mr. Ingram; and (b) 83,980 shares of our common stock underlying Hawaiian RSUs that will be distributed within 60 days of December 15, 2023.

(5)	Represents 369,398 shares of our common stock owned directly by Mr. Hershfield.
(6)	Represents 5,389 shares of our common stock owned directly by Ms. Beck.
(7)	Represents 30,089 shares of our common stock owned directly by Mr. Fry.
(8)	Represents 17,383 shares of our common stock owned directly by Ms. Hrdlicka.
(9)	Represents 17,383 shares of our common stock owned directly by Mr. McNamara.
(10)	Represents 44,935 shares of our common stock owned directly by Ms. Rose.
(11)	Represents 7,451 shares of our common stock owned directly by Mr. Schneider.
(12)	Represents 5,389 shares of our common stock owned directly by Mr. Vosburg.
(13)

Represents (a) 35,723 shares of our common stock owned directly by Mr. Woerth; and (b) 1,666 shares of our common stock underlying stock options that are exercisable within 60 days of December 15, 2023.

(14)	Represents 52,340 shares of our common stock owned directly by Mr. Zwern.
(15)

Represents (a) 30,583 shares of our common stock owned directly by Mr. Alter; and (b) 26,726 shares of our common stock underlying Hawaiian RSUs that will be distributed within 60 days of December 15, 2023.

(16)

Represents (a) 86,903 shares of our common stock owned directly by Ms. Okinaka; and (b) 31,085 shares of our common stock underlying Hawaiian RSUs that will be distributed within 60 days of December 15, 2023.

(17)

Represents 52,502 shares of our common stock owned directly by Mr. Panagiotoulias. Mr. Panagiotoulias resigned from his position as Senior Vice President, Global Sales and Alliances effective as of May 31, 2023. The table reflects Mr. Panagiotoulias’ holdings as of the date of his resignation.

(18)

Represents (a) 80,107 shares of our common stock owned directly by Mr. Snook; and (b) 35,683 shares of our common stock underlying Hawaiian RSUs that will be distributed within 60 days of December 15, 2023.

(19)

Consists of (a) 1,176,539 shares beneficially owned by our executive officers and directors; (b) 1,666 shares subject to stock options held by our executive officers and directors exercisable within 60 days of December 15, 2023; and (c) 177,474 shares issuable upon the vesting of Hawaiian RSUs within 60 days of December 15, 2023.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.

Stockholders who intended to have a proposal considered for inclusion in Hawaiian’s proxy materials for presentation at Hawaiian’s 2024 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must have submitted the proposal to us no later than December 7, 2023.

Hawaiian’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in Hawaiian’s proxy materials. To be timely for Hawaiian’s annual meeting of stockholders in 2024, Hawaiian’s Corporate Secretary must receive the required written notice at Hawaiian’s principal executive offices not earlier than 8:00 a.m., Eastern time, on January 18, 2024, and not later than 5:00 p.m., Eastern time, on February 17, 2024, unless Hawaiian’s annual meeting of stockholders in 2024 occurs more than 25 days before or after May 17, 2024. In that case, Hawaiian’s Corporate Secretary must receive the required written notice not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern time, on the tenth day following the day on which public announcement of the date of the annual meeting is first made by Hawaiian.

WHERE YOU CAN FIND MORE INFORMATION

Hawaiian files annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and Hawaiian’s financial condition and are incorporated by reference into this proxy statement.

The following Hawaiian filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 15, 2023;

•

The portions of Hawaiian’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into Hawaiian’s Annual Report on Form  10-K, filed with the SEC on April 5, 2023;

•

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on April 26, 2023, Quarterly Report on Form 10-Q for the quarterly period ended June  30, 2023, filed with the SEC on July 26, 2023, and Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2023, filed with the SEC on October 25, 2023;

•	Current Reports on Form 8-K filed on January 4, 2023, April 24, 2023, May 12, 2023, May 23, 2023, and December 4, 2023; and

•

The description of our common stock contained in Hawaiian’s registration statement on Form 8-A, as updated by the description of securities contained in Exhibit 4.1 to Hawaiian’s Annual Report on Form 10-K for the year ended December  31, 2022, filed with the SEC on February 15, 2023.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports, proxy statements and other information.

These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

Attention: Investor Relations

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of Hawaiian’s documents that we file with the SEC are also promptly available through the “SEC Filings” section of Hawaiian’s website, https://newsroom.hawaiianairlines.com/investor-relations/filings. The information included on Hawaiian’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our capital stock, please contact Hawaiian’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8240

Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS

Hawaiian has supplied all information relating to Hawaiian, and Alaska has supplied, and Hawaiian has not independently verified, all of the information relating to Alaska and Merger Sub contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF HAWAIIAN’S CAPITAL STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 9, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

among

Alaska Air Group, Inc.,

Marlin Acquisition Corp.

and

Hawaiian Holdings, Inc.

Dated as of December 2, 2023

ii

Exhibit A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit B	Form of Amended and Restated Bylaws of Surviving Corporation

Exhibit C	Form of Certificate of Merger

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 2, 2023 (this “Agreement”), is entered into by and among ALASKA AIR GROUP, INC., a Delaware corporation (“Parent”), MARLIN ACQUISITION CORP., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and HAWAIIAN HOLDINGS, INC., a Delaware corporation (the “Company” and together with Parent and Merger Sub, collectively, the “parties” and each individually a “party”). All capitalized terms used in this Agreement will have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth in this Agreement, unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance with the requirements of the DGCL and (iii) subject to the terms and conditions of this Agreement, recommended that the stockholders of the Company vote their Shares in favor of the adoption of this Agreement (the “Company Board Recommendation”);

WHEREAS, the Board of Directors of Parent has duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended adoption of this Agreement and approval of the Merger and the other transactions contemplated by this Agreement by the sole stockholder of Merger Sub; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1

THE MERGER

1.1	The Merger.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger will have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

(b)

At the Effective Time, the certificate of incorporation of the Company will, by virtue of the Merger, be amended and restated so as to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall thereafter be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law. In addition, Parent and the Company shall take such actions reasonably necessary to cause the bylaws of the Company to be amended and restated as of the Effective Time to read as set forth on Exhibit B hereto, and as so amended and restated shall thereafter be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

(c)

Unless otherwise determined by Parent prior to the Effective Time, Parent and the Company will take such actions as are reasonably necessary to cause the directors of the Company to resign as of the Effective Time and to cause the persons who are the directors of Merger Sub immediately prior to the Effective Time to, from and after the Effective Time, become the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, Parent and the Company will take such actions as are reasonably necessary to cause the officers of Merger Sub immediately prior to the Effective Time to, from and after the Effective Time, become the officers of the Surviving Corporation, each to hold the same office with the Surviving Corporation as such officer held with Merger Sub immediately prior to the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d)

If at any time after the Effective Time, the Surviving Corporation determines, in its sole discretion, or is advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this

Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2

Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place (i) at 5:00 a.m., Pacific time, on a date to be specified by the parties, such date to be no later than the third Business Day after satisfaction or written waiver of all of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), or (ii) at such other date and time as the parties agree in writing. The Closing shall take place by remote communication and by the exchange of executed documents by electronic transmission. The date on which the Closing occurs is herein referred to as the “Closing Date.” On the Closing Date, or on such other date as Parent and the Company may agree to, Parent, Merger Sub and the Company will cause the certificate of merger in the form attached hereto as Exhibit C (subject to such changes as may be mutually agreed to by Parent and the Company, the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at the time the Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

ARTICLE 2

CONVERSION OF SECURITIES

2.1

Conversion of Securities in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)

Conversion of Company Capital Stock. Each share (“Share”) of (i) Common Stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) and (ii) Preferred Stock of the Company, par value $0.01 per share (“Company Preferred Stock” and together with the Company Common Stock, “Company Capital Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, upon surrender of the Certificate formerly representing such Shares in the case of certificated Shares, or automatically in the case of Book-Entry Shares formerly representing such Shares, in accordance with Section 2.2, an amount in cash per Share, without interest, equal to $18.00 (such amount, the “Merger Consideration”). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate and Book-Entry Share that immediately prior to the Effective Time represented any of the Shares (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall thereafter represent only the right to receive the Merger Consideration.

(b)

Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are held in the treasury of the Company, and all Shares owned of record by Parent, Merger Sub or any of their respective wholly owned Subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.

(c)

Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into and become one (1) newly and validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the preceding sentence.

2.2	Payment and Issuance of Merger Consideration; Surrender of Company Certificates.

(a)

Paying Agent. Prior to the Effective Time, Parent will designate a reputable bank or trust company, reasonably acceptable to the Company, to act as the paying agent for purposes of effecting the payment and issuance of the aggregate Merger Consideration in connection with the Merger (the “Paying Agent”). At or immediately following the Effective Time (but in any event substantially concurrently with the Closing), Parent or Merger Sub will deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration to which holders of Shares will be entitled at the Effective Time pursuant to this Agreement (collectively, the “Payment Fund”). The Payment Fund will be invested by the Paying Agent as directed by Parent, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings resulting from such investments will be the sole and exclusive property of Parent, and no part of such earnings will accrue to the benefit of holders of Shares. Any losses resulting from such investments shall not impact Parent’s obligations under this Article 2, and in the event of any such losses, Parent shall take all actions necessary to cause to be deposited into the Payment Fund sufficient cash to satisfy Parent’s obligations under this Article 2.    Any payment in respect of a Company Equity Award pursuant to Section 2.4 shall be made as provided in Section 2.4(e).

(b)

Procedures for Surrender. As promptly as practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates (if any) will pass, only upon delivery of such Certificates to the Paying Agent, and will otherwise be in such form and have such other provisions as Parent or the Paying Agent may reasonably specify, and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates will be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered will forthwith be cancelled. The Merger Consideration paid upon the surrender for exchange of Certificates will be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the Person requesting such payment will have paid any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the Paying Agent that such Taxes either have been paid or are not payable. Any holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive. In lieu thereof, each registered holder of one (1) or more Book-Entry Shares shall automatically upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably require), be entitled to receive, and the Surviving Corporation shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), the Merger Consideration payable for each such Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement.

(c)

Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares except the right to receive the Merger Consideration or as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, then (subject to compliance with the exchange procedures of Section 2.2(b)) they will be cancelled and exchanged as provided in this Agreement.

(d)

Termination of Payment Fund; Abandoned Property; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest accrued with respect thereto) not disbursed to holders of Certificates, and thereafter such holders will be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) with respect to the Merger Consideration payable upon due surrender of their Certificates and compliance with the procedures in Section 2.2(b). If, prior to six (6) years after the Effective Time (or otherwise immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws), any holder of Certificates has not complied with the procedures in Section 2.2(b) to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)

Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a) hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a customary affidavit of loss and, if required by Parent or the Paying Agent, the posting by such Person of a bond as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(f)

Withholding Rights. Each of Parent, the Company, the Surviving Corporation, the Paying Agent and any other applicable withholding agent, as applicable, shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or any other Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or other Person in respect of which such deduction and withholding was made.

2.3

Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a record or beneficial holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and will instead represent the right to receive only the payment of the appraised value of such Dissenting Shares held by them as determined by the Delaware Court of Chancery in accordance with Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL, then the right of such holder to receive such payment in respect of such Dissenting Shares will cease and such Dissenting Shares will be deemed to have been converted, as of the Effective Time, into and will be exchangeable solely for the right to receive the Merger Consideration, without interest, and shall no longer be Dissenting Shares. The Company will give Parent prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent will have the right to participate in and direct all negotiations and Proceedings with respect to such demands. The Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

2.4	Treatment of Company Equity Awards; Stock Plans.

(a)	Treatment of Company RSU Awards.

(i)

Effective as of immediately prior to the Effective Time, each then-outstanding award of restricted stock units (whether subject to time- or performance-based vesting conditions) granted pursuant to any Company Equity Award Plan (each, a “Company RSU Award” and such restricted stock units, “Company RSUs”) that are unvested as of immediately prior to the Effective Time, shall be cancelled and converted into, for each share of Company Common Stock subject to the Company RSU Award as of immediately prior to the Effective Time (treating for this purpose any performance-based vesting condition as having been achieved on the terms expressly specified in the award agreement for such award, and if not expressly specified in the award agreement for such award, then based on target performance), the right to receive an amount in cash, subject to applicable tax withholding, equal to the Merger Consideration, with such amount paid after the Effective Time in accordance with this Agreement, including Section 2.4(e) as applicable. In addition, awards granted to certain officers of the Company in 2022 that are denominated in cash, to the extent outstanding at the Effective Time, will be settled in cash at the same time as the Company RSUs (with performance-based awards to be treated in the same manner as performance-based Company RSUs provided above in this section).

(ii)

Effective as of immediately prior to the Effective Time, each then-outstanding Company RSU that is vested (but not settled) as of immediately prior to the Effective Time, shall be cancelled and converted into the right to receive an amount in cash, subject to applicable tax withholding, equal to the Merger Consideration.

(b)

Treatment of Company Options. Effective as of immediately prior to the Effective Time, each then-outstanding option to purchase shares of Company Common Stock (each, a “Company Option”) shall be cancelled, and the holder thereof shall be entitled to receive an amount in cash, subject to applicable tax withholding, equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Option (whether or not vested), multiplied by (y) the excess of the amount of the per-Share Merger Consideration over the exercise price per share of such Company Option (with the aggregate amount of such payment rounded to the nearest whole cent), with such amount paid after the Effective Time in accordance with this Agreement, including Section 2.4(e) as applicable. For purposes of clarity, no payment shall be made with respect to any

Company Option so cancelled with a per-share exercise price that equals or exceeds the amount of the per-Share Merger Consideration.

(c)

Termination of Company Equity Award Plans. At the Effective Time, all Company Equity Award Plans will be terminated, and no further Company Equity Awards or other rights with respect to Shares will be granted thereunder.

(d)

Corporate Actions. At or prior to the Effective Time, the Company and the Company Board (or a duly authorized committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.4. Prior to the Effective Time, the Company shall take all actions necessary to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver to any Person any Shares or other Equity Interests of the Company, the Surviving Corporation or any other Person pursuant to or in settlement of Company Equity Awards or other rights with respect to Shares.

(e)

Payments through Payroll. Any payment to which an employee or former employee of the Company becomes entitled pursuant to Section 2.4(a) or Section 2.4(b) (to the extent any withholding is required in accordance with Section 2.2(f)), shall be made through the Surviving Corporation’s payroll no more than ten (10) Business Days following the Effective Time.

2.5	Treatment of Company Warrants and Amazon Warrant.

(a)

Company Warrants. The parties agree that except as provided in Section 2.5(d), each Company Warrant shall be treated in accordance with Section 13(E) of the applicable Company Warrant Agreement. Prior to the Effective Time, the Company agrees to request that the holder of the Company Warrants exercise each such Company Warrant (other than Out-of-Money Warrants) at or as promptly as practicable following the Effective Time.

(b)

Amazon Warrant. The parties agree that (i) the Amazon Warrant shall be treated in accordance with Section 11(iv) thereof and (ii) the Company shall take all commercially reasonable actions to cause the mandatory exercise of that portion of the Amazon Warrant that is vested or deemed vested pursuant to Sections 3(vii) and 11(iv) thereof in connection with the consummation of the Merger.

(c)

Notices to Warrantholders. The Company shall timely provide, in accordance with the provisions of the Company Warrants and the Amazon Warrant, any notices required to be provided in connection with the Merger prior to the Effective Time. Parent and its counsel shall be given a reasonable opportunity to review and comment on any such notice before such document is provided, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel.

(d)

Out-of-Money Warrants. Notwithstanding any of the foregoing in this Section 2.5, for the avoidance of doubt, effective as of the Effective Time, all Out-of-Money Warrants shall be cancelled and shall not have any right to receive any consideration in respect thereof. At or prior to the Effective Time, the Company and the Company Board (or a duly authorized committee thereof) shall adopt any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 2.5(d).

2.6

Certain Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring after the date of this Agreement and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties hereto the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change; provided, that nothing in this Section 2.6 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY GROUP

Except as set forth in (i) the Company SEC Documents that are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) prior to the date of this Agreement (but (A) without giving effect to any amendment thereof filed with the SEC on or after the date of this Agreement and (B) excluding any disclosure contained in such Company SEC Documents under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” or sections of such reports and other disclosures that are similarly predictive, cautionary or forward-looking in nature; provided, however, that for purposes of this clause (i), nothing disclosed in such Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.9, Section 3.28, Section 3.29, Section 3.30 and Section 3.32) or (ii) the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”) (with each exception set forth in the Company Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection; provided that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to the extent that the relevance of such disclosure is reasonably apparent on the face of the disclosure contained in the Company Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1	Organization and Qualification; Subsidiaries.

(a)	The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)

The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its Business as it is now being conducted. The Company is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its Business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(c)

The Company has made available to Parent and Merger Sub accurate and complete copies of the Amended and Restated Certificate of Incorporation of the Company (as amended, the “Company Charter”) and Amended and Restated Bylaws of the Company (as amended, the “Company Bylaws”) as in effect on the date of this Agreement. The Company is not in violation of the Company Charter or the Company Bylaws.

(d)

As of the date of this Agreement, Section 3.1(d) of the Company Disclosure Schedule sets forth a true and complete list of each Subsidiary of the Company, including its name, type of entity and jurisdiction of its organization. Each such Subsidiary is a corporation or limited liability company, duly formed or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each such Subsidiary has all requisite corporate (or comparable) power and corporate authority, to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted. Each such Subsidiary is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.1(d) of the Company Disclosure Schedules, no member of the Company Group owns or holds the right to acquire any stock, partnership interest or joint venture interest or other equity interest in any other corporation, organization or entity.

3.2	Capitalization.

(a)

As of 2:00 p.m., Pacific time, on November 30, 2023 (the “Capitalization Date”), the authorized capital stock of the Company consists of (i) 118,000,000 shares of Company Common Stock, of which there were 51,633,761 shares issued and outstanding, and (ii) 2,000,000 shares of Company Preferred Stock, of which (A) four (4) shares were designated “Series A Special Preferred Stock, par value $.01 per share,” none of which were issued or outstanding, (B) one (1) share was designated “Series B Special Preferred Stock, par value $.01 per share,” which such share was issued and outstanding, (C) one (1) share was designated “Series C Special Preferred Stock, par value $.01 per share,” which such share was issued and outstanding, (D) one (1) share was designated “Series D Special Preferred Stock, par value $.01 per share,” which such share was issued and outstanding, and (E) no other shares were issued or outstanding. As of the date of this Agreement, there were no shares of Company Common Stock held by the Company in its treasury. All of the outstanding Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. There are no Restricted Shares outstanding.

(b)

As of 2:00 p.m. Pacific time on the Capitalization Date, the Company has no shares of Company Capital Stock reserved for or otherwise subject to issuance, except for (i) 1,915,922 shares of Company Common Stock reserved for issuance pursuant to outstanding Company RSU Awards (assuming target level of achievement with respect to performance periods not ended prior to such date), (ii) 1,666 shares of Company Common Stock reserved for issuance pursuant to outstanding Company Options, (iii) 1,134,685 shares of Company Common Stock reserved for issuance pursuant to the Company Warrants and (iv) 9,442,443 shares of Company Common Stock reserved for issuance pursuant to the Amazon Warrant. Section 3.2(b) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of (x) the aggregate number of shares of Company Common Stock subject to each Company Warrant and the Amazon Warrant, (y) all holders of outstanding Company RSUs (and the cash-denominated awards referred to in Section 2.4(a)(i)), including the number of shares of Company Common Stock subject to each Company RSU Award (or dollar amount in the case of the cash awards) and the date of grant and vesting terms for such award (for each, assuming that any performance-based vesting conditions have been attained at the target achievement levels for any performance periods not ended prior to such date), and (z) all holders of Company Options, including the number of shares of Company Common Stock subject to each Company Option, the per-share exercise price and expiration date of the Company Option, and the date of grant and vesting terms for each award.

(c)

As of the date of this Agreement, except as described in Section 3.2(b), there are no options, warrants, calls, conversion rights, stock appreciation rights, “phantom” equity rights, performance units, interests in or rights to the ownership or earnings of any member of the Company Group or any other equity equivalent or equity-based award or right, redemption rights, repurchase rights or other preemptive or outstanding rights, agreements, arrangements or commitments of any character obligating any member of the Company Group to issue, acquire or sell any Shares or other Equity Interests of any member of the Company Group or any securities obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any member of the Company Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)

There are no outstanding contractual obligations to which any member of the Company Group is a party (i) affecting the voting rights of, (ii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iii) requiring the registration for sale of, (iv) granting any preemptive or antidilutive rights with respect to, or (v) restricting the transfer of, any Shares or other Equity Interests in any member of the Company Group.

(e)

The Company or another member of the Company Group owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Subsidiaries of the Company, free and clear of any Liens (other than Permitted Liens), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, in each case, in all material respects.

(f)

(i) No dividends or similar distributions have accrued or been declared but are unpaid on the Company Capital Stock and (ii) the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of the Company Capital Stock.

3.3	Authority.

(a)

The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to obtaining the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no stockholder votes or written consents in lieu thereof are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (together, (i) and (ii), the “Enforceability Exceptions”).

(b)

At a meeting duly called and held prior to the execution and delivery of this Agreement, the Company Board adopted resolutions by which the Company Board unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, in accordance with the requirements of the DGCL, and (iii) subject to the terms and conditions of this Agreement, recommended that the stockholders of the Company vote their Shares in favor of adopting this Agreement, and, as of the date of this Agreement, none of such resolutions has been amended, rescinded or modified.

3.4

No Conflict. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) subject to obtaining the Company Stockholder Approval, conflict with or violate any provision of the Company Charter or Company Bylaws; (b) assuming that all consents, approvals, authorizations, confirmations, clearances, and permits described in Section 3.5 have been obtained, all applications, filings, notifications, reports, registrations, and submissions described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Subsidiary of the Company; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company Group pursuant to, any Company Material Contract, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, terminations, other occurrences or Liens which would not reasonably be expected to be material to the Company Group, taken as a whole.

3.5

Required Filings and Consents. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with any applicable requirements of the HSR Act and other applicable Competition Laws, (c) any application, filing, notice, report, registration, approval, permit, authorization, confirmation, clearance, consent or submission required to be made or obtained under Title 49 of the United States Code or under any regulation, rule, order, notice or policy of the U.S. Federal Aviation Administration (the “FAA”), the U.S. Department of Transportation (the “DOT”), the Federal Communications Commission (the “FCC”) and the U.S. Department of Homeland Security (the “DHS”), including the U.S. Transportation Security Administration (the “TSA”) (collectively, such statutes, regulations, rules, orders, notices or policies referred to in this clause (c) are referred to in this Agreement as the “Specified Regulations”), (d) compliance with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), (e) compliance with the applicable requirements of the Securities Act, (f) compliance with any applicable foreign or state securities or Blue Sky Laws, (g) filings with the United States Securities and Exchange Commission (the “SEC”) as may be required by the Company in connection with this Agreement and the transactions contemplated hereby, (h) such filings as may be required under the rules and regulations of the NYSE and NASDAQ and (i) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not reasonably be expected to be material to the Company Group, taken as a whole.

3.6	Permits; Compliance With Law.

(a)

Each member of the Company Group holds all authorizations, permits, certificates, exemptions, waivers, approvals, orders, consents, franchises, variances, deviations, registrations, licenses and clearances of any Governmental Entity applicable to such member of the Company Group and necessary for it to own, lease and operate its assets and properties and to operate the Business as currently conducted (the “Company Permits”), except where the failure to hold any Company Permits would not reasonably be expected to have a Company Material Adverse Effect. Each member of the Company Group is, and since January 1, 2021 has been, operating in compliance with the terms of such Company Permits, except where the failure to be in compliance with such Company Permits would not reasonably be expected to have a Company Material Adverse Effect.

(b)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) no member of the Company Group is in conflict with, in default under or violation of, being investigated for, or being charged by any Governmental Entity with a violation of, any Law, operating certificates, certificates of public convenience, and necessity, air carrier obligations, airworthiness directives, Federal Aviation Regulations, and any other rules, regulations, directives, orders and policies of the FAA, the DOT, the DHS, the FCC, the TSA and any other Governmental Entity or airport authority applicable to any member of the Company Group or by which any property or asset of any member of the Company Group is or was bound, (ii) there is no pending, or to the Knowledge of the Company, threatened investigation or review by any Governmental Entity with respect to any member of the Company Group that challenges or questions the validity of any rights of the holder under the Company Permits or that alleges the existence of any violation of any Company Permit, (iii) since January 1, 2021, each member of the Company Group has timely filed all submissions, reports, registrations, schedules, forms, notices, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with the FAA, the DOT, the DHS, the FCC, the TSA, any other Governmental Entity or any airport authority, and in each case have paid all fees and assessments due and payable in connection therewith, and (iv) neither the DOT nor the FAA nor any other Governmental Entity or any airport authority has taken any action or, to the Knowledge of the Company, threatened to take any action to amend, modify, suspend, revoke, terminate, cancel, withdraw, or otherwise materially affect any Company Permit. No member of the Company Group has received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement.

(c)

Each member of the Company Group, and each of their respective directors, officers, managing members, employees, and, to the Knowledge of the Company, their respective agents, representatives, or other Persons acting on behalf of any member of the Company Group, are, and have been for the past five (5) years, in compliance with the anti-bribery and anti-corruption Laws of each jurisdiction in which each member of the Company Group operates or has operated, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, “Anti-Corruption Laws”). In the past five (5) years, no member of the Company Group, nor any of their respective directors or officers, employees, nor, to the Knowledge of the Company, their respective agents, representatives or other Persons acting on behalf of any member of the Company Group, has paid, given, offered or promised to pay, authorized the payment or transfer, any monies or anything of value, directly or indirectly, to any Government Official or any other Person for the purpose of corruptly influencing any act or decision of such Government Official, any Governmental Entity, or any other Person, to improperly obtain or retain business, to improperly direct business to any Person, or to secure any other improper benefit or advantage. In the past five (5) years, there have been no false or fictitious entries made in the books or records of any member of the Company Group relating to any illegal payment or secret or unrecorded fund and no member of the Company Group has established or maintained a secret or unrecorded fund. Each member of the Company Group has implemented and maintains in effect policies, procedures, and internal controls reasonably designed to promote compliance by each member of the Company Group, and their respective directors, officers, employees, agents, representatives, and other Persons acting on behalf of any member of the Company Group with all applicable Anti-Corruption Laws. To the Knowledge of the Company, no member of the Company Group is, or in the past five (5) years has been, subject to any Proceeding or other inquiry, or made any disclosures to any Governmental Entity related to any applicable Anti-Corruption Laws.

3.7	SEC Filings; Financial Statements.

(a)

Since January 1, 2021, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC promulgated thereunder. All of the audited financial statements and unaudited interim financial statements of the Company included in or incorporated by reference into the Company SEC Documents, including the related notes and schedules (collectively, the “Company Financial Statements”), (A) have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments), (B) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (C) fairly present in all material respects the financial position and the results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments). Since January 1, 2021, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.

(b)

No member of the Company Group is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the Company Group in the Company’s published financial statements or other Company SEC Documents.

(c)

Without limiting the generality of Section 3.7(a), (i) Ernst & Young LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) since January 1, 2021, neither the Company Group nor, to the Knowledge of the Company, any Company Representative has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company Group or their respective internal accounting controls, including any complaint, allegation, assertion or claim that a member of Company Group has engaged in questionable accounting or auditing practices, and (iii) no enforcement action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

(d)

As of the date of this Agreement, there are no unresolved comments (as such term is used under Item 1B of Form 10-K) received from the SEC staff relating to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review or investigation. The Company has made available, to the extent not available on EDGAR, to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company Group, on the other hand, occurring since January 1, 2021.

(e)

Except as would not be material to the Company Group, taken as a whole, the Company is in compliance with the applicable criteria for continued listing of the Company Common Stock on the Nasdaq Global Select Market, including all applicable corporate governance rules and regulations.

3.8

Internal Controls. The Company has established and maintains (i) a system of internal accounting controls that complies with Section 13(b)(2)(B) of the Exchange Act, (ii) “disclosure controls and procedures” required by Rule 13a-15 or Rule 15d-15 promulgated under the Exchange Act (as such term is defined therein) and such disclosure controls and procedures are designed to be effective for the purpose for which they were established and (iii) “internal control over financial reporting” (as defined in Rule 13a-15 or Rule 15d-15 promulgated under the Exchange Act) and such internal control over financial reporting is designed to be effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company Financial Statements in accordance with GAAP. Since January 1, 2021, the principal executive officer of the Company and the principal financial officer of the Company have each made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley

Act and the rules and regulations promulgated thereunder with respect to the Company SEC Documents and the statements contained in such certifications were true and accurate in all material respects as of the date made. As of the date of this Agreement, there are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures that could adversely affect the Company’s ability to record, process, summarize and report financial data. The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial, accounting and compliance officers and those performing similar functions. The Company has disclosed any material violation or waiver of such code of ethics, to the extent required by Section 406(b) of the Sarbanes-Oxley Act. Except as set forth on Section 3.8 of the Company Disclosure Schedule, since January 1, 2021, neither the Company nor any of its Subsidiaries nor, to Knowledge of the Company, any Company Representative has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company, (ii) any illegal act or fraud, whether or not material, that involves the management or other employees of any member of the Company Group, or any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding the foregoing, (iii) improper, wrongful or fraudulent accounting or auditing practices, procedures, methodologies or methods of the any member of the Company Group or their respective internal accounting controls or (iv) any material inaccuracy in the Company Financial Statements. Since January 1, 2021, no attorney representing any member of the Company Group, whether or not employed by any member of the Company Group, has reported to the Company Board or any committee thereof or to any director or officer of the Company evidence of fraud or a material violation of securities laws or other Laws, breach of fiduciary duty or similar violation by any member of the Company Group or any Company Representative.

3.9

State Takeover Laws. No “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law will apply with respect to or as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. The Company has opted out of Section 203 of the DGCL. There is no stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan in effect to which the Company is a party or is otherwise bound.

3.10

No Undisclosed Liabilities. Except for those liabilities and obligations (a) as reflected in, reserved against or disclosed in the Company Financial Statements prior to the date of this Agreement or (b) incurred in the ordinary course of Business since the date of the most recent consolidated balance sheet of the Company included in the Company Financial Statements, the Company Group has no liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of a type required to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto) prepared in accordance with GAAP, other than those that would not reasonably be expected to have a Company Material Adverse Effect.

3.11	Absence of Certain Changes or Events.

(a)	Since January 1, 2023, until the date of this Agreement, the Company Group has conducted its Business in all material respects in the ordinary course of Business.

(b)	Since January 1, 2023, until the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(c)

Since January 1, 2023, until the date of this Agreement, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of, or otherwise require the consent of Parent under, any of the covenants set forth in Sections 5.1(a), 5.1(d), 5.1(e), 5.1(f), 5.1(g), 5.1(h), 5.1(m), 5.1(q), 5.1(r), 5.1(s), 5.1(v), 5.1(y) or, with respect to any of the foregoing, 5.1(aa).

3.12	Employee Benefit Plans.

(a)

Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each Company Benefit Plan as of the date of this Agreement. With respect to each Company Benefit Plan, the Company has made available to Parent complete and accurate copies of (i) each such Company Benefit Plan, including any material amendments thereto, and descriptions of all material terms of any such plan that is not in writing, (ii) each trust, insurance, administrative service, annuity or other funding Contract related thereto, (iii) all summary plan descriptions, including any summary of material modifications, (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recently received IRS determination letter or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, (vi) the most recent annual report on Form 5500 (and all schedules thereto) required to be filed with the IRS with respect thereto and (vii) all other material filings and material correspondence with any Governmental Entity (including any correspondence regarding actual or, to the Knowledge of the Company, threatened audits or investigations) with respect to each Company Benefit Plan, in each case, made within three (3) years prior to the date of this Agreement.

(b)

Except as would not reasonably be expected to result in material liability to the Company Group, each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained and administered in accordance with its terms and is in compliance with ERISA, the Code and all other applicable Laws.

(c)	There are no, and the Company Group does not have any material liability in respect of, Foreign Benefit Plans.

(d)

Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received or applied for a favorable determination letter or is entitled to rely on a favorable opinion letter from the IRS, in either case, that has not been revoked and, to the Knowledge of the Company, no event or circumstance exists that has materially and adversely affected or would reasonably be expected to materially and adversely affect such qualification or exemption. No member of the Company Group nor any Company Benefit Plan or, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary or party-in-interest, with respect to any Company Benefit Plan, has engaged in any breach of fiduciary responsibility or non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code on a member of the Company Group.

(e)

No Company Benefit Plan is, and no member of the Company Group nor any ERISA Affiliate thereof sponsors, maintains, contributes to, or is required to contribute to, or has within the six (6) years ending on the date of this Agreement sponsored, maintained, contributed to, or been required to contribute to, or has any actual or contingent liability with respect to any (i) single employer plan or other pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code, (iii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(f)

None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of any transaction contemplated by this Agreement, nor the Company’s compliance with any of the provisions of this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time), will result in any “parachute payment” under Section 280G of the Code.

(g)	No member of the Company Group has any material liability in respect of, or material obligation to provide, post-employment health, medical, disability, life insurance benefits or other welfare benefits for former or current employees, officers, consultants, independent contractors or directors (the “Service Providers”) (or the spouses, dependent or beneficiaries of any Service Providers) of the Company and its Subsidiaries, whether under a Company Benefit Plan or otherwise, except as required to comply with Section 4980B of the Code or any similar Law.

(h)

None of the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will (either alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) (i) entitle any Service Provider to any material compensation or benefit, (ii) accelerate the time of payment or vesting, increase the amount of payment, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Company Benefit Plan, (iii) trigger any funding (through a grantor trust or otherwise) of compensation, equity award or other benefits, (iv) otherwise give rise to any material liability under any Company Benefit Plan or (v) limit or restrict the right of the Company or, after the consummation of the transactions contemplated by this Agreement, Parent, to merge, amend or terminate any of the Company Benefit Plans.

(i)	No Company Benefit Plan provides for any gross-up, reimbursement or additional payment by reason of any Tax imposed under Section 409A or Section 4999 of the Code.

(j)

All Company RSUs and Company Options granted by the Company have been duly and validly approved by the Company Board, or by a duly constituted committee of the Company Board to which the administration of such awards under the applicable Company Equity Award Plan has been delegated, or to an officer who had been validly delegated the authority to make such grants. All such approvals were made at a valid meeting of the Company Board or such committee or pursuant to a valid unanimous written consent of the members of the Company Board or such committee. All grants of Company RSUs and Company Options were granted in compliance, and are in compliance, in all material respects, with the terms of the applicable Company Equity Award Plan under which such Company RSUs and Company Options were granted. The Company has made available to Parent complete and accurate copies of the form of award agreement used to evidence all outstanding awards under the Company Equity Award Plan (whether denominated in cash or equity) and any individual award agreement that materially deviates from such form.

(k)

Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) maintained or sponsored by a member of the Company Group has been documented and operated in material compliance with Section 409A of the Code and the guidance issued thereunder.

(l)

No action, suit or claim (excluding claims for benefits incurred in the ordinary course) has been brought or is pending or threatened against or with respect to any Company Benefit Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Company Benefit Plan) that would result in material liability to the Company Group. There are no inquiries, audits or other Proceedings pending or, to the Knowledge of the Company, threatened by the IRS or other Governmental Entity with respect to any Company Benefit Plan that would result in material liability to the Company Group.

3.13	Labor and Other Employment Matters.

(a)

Except as would not reasonably be expected to be material to the Company Group, taken as a whole, (i) each member of the Company Group is, and since January 1, 2021, has been, in compliance with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, compensation and benefits, and wages and hours; (ii) there is no charge of discrimination in employment or employment practices, for any reason, including, age, gender, race, religion or other legally protected category, which is now pending or, to the Knowledge of the Company, threatened in writing against any director, officer or managerial or supervisory employee of the Company

Group before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which any member of the Company Group has employed or currently employs any Service Provider; and (iii) there is no charge of wages and hours or other employment law violations, which is now pending or, to the Knowledge of the Company, threatened in writing against any member of the Company Group before the United States Department of Labor, or any other Governmental Entity in any jurisdiction in which any member of the Company Group has employed or currently employs any Service Provider. Except as would not reasonably be expected to result in material liability to the Company Group, each Service Provider has been properly classified by the Company Group as exempt or non-exempt and as an employee or non-employee.

(b)

The Company has made available to Parent true and complete copies of all collective bargaining agreements and other labor union Contracts (including all amendments thereto) to which it or any member of the Company Group is a party that are applicable to any employees of any member of the Company Group (the “Company CBAs”) in effect as of the date of this Agreement with respect to their employment with a member of the Company Group. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council, or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated by this Agreement.

(c)	Except as would not reasonably be expected to result in material liability to the Company Group, as of the date of this Agreement:

(i)	no grievances, arbitrations or legal or administrative Proceedings which allege the violation of any Company CBA are pending;

(ii)

there are no labor strikes, slowdowns, work stoppages, picketings, negotiated industrial actions or lockouts pending or, to the Knowledge of the Company, threatened, against any member of the Company Group;

(iii)

to the Knowledge of the Company, no labor union, labor organization or works council has made a pending demand for recognition or certification to any member of the Company Group, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with any labor relations tribunal or authority; and

(iv)

there is no charge alleging violation of labor laws against any member of the Company Group pending before the National Mediation Board or any comparable labor relations authority and there is no pending or, to the Knowledge of the Company, threatened in writing grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any Service Providers in their capacities as such.

3.14	Contracts.

(a)

Section 3.14(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each Contract to which a member of the Company Group is a party to or bound by that falls within any of the following categories:

(i)

any Contract (other than Company CBAs) that contains provisions that (A) require the Company Group to grant “most favored nation” or most favored pricing rights to any Person, (B) limits or restricts in a material respect any member of the Company Group from competing in or engaging in any line of business with any Person or in any geographical area, or (C) grant a right of exclusivity, first refusal or similar rights or any similar term for the benefit of a third party, except (a) in each case of (A), (B), or (C) for any such Contract that may be cancelled without penalty by a member of the Company Group upon notice of 90 days or less or (b) in each case of (A) or (C) for any such Contract that would not be expected to be material to the Company Group, taken as a whole;

(ii)

any joint venture, legal partnership, airline industry code sharing arrangement, capacity purchase or prorate agreement between any member of the Company Group and another airline, regional carrier, frequent flyer or interline Contract, in each case, which involves revenue to the Company Group in excess of $5,000,000 per year;

(iii)	any maintenance Contract for repair and overhaul of aircraft or engines that would be expected to result in the Company Group incurring costs in excess of $10,000,000 per year;

(iv)

any Contract relating to Indebtedness (whether secured or unsecured) for borrowed money or any guarantee by the Company Group of any such Indebtedness of any other Person, in each case in excess of $5,000,000 individually (whether outstanding or that may be incurred by its terms), other than any Company Aircraft Finance Contract;

(v)

any material credit card-related Contract (a “Credit Card Contract”), including material (A) credit card processing or card services agreements, merchant services agreements and on-line payment services agreements, (B) agreements with credit card or debit card issuers or card associations governing co-branded credit or debit cards and (C) agreements governing participation in credit card related awards programs;

(vi)

any other Contract (other than (A) purchase or sale Contracts in the ordinary course of Business (including any catering, food services, and fuel purchase agreements) not involving the purchase or lease of aircraft, aircraft engines or related flight equipment, (B) Contracts that are terminable or cancelable by the Company Group without penalty on 90 days’ notice or less, (C) Contracts for the purchase or lease of aircraft, aircraft engines or related flight equipment identified in Section 3.24(d) or Section 3.24(e) of the Company Disclosure Schedule, or (D) the Contracts for any leased real property, including the Company Leased Property listed in Section 3.22(a) of the Company Disclosure Schedule), which requires or involves payments by the Company Group in excess of $5,000,000 per annum and that is material to the Company Group, taken as a whole;

(vii)	any Contract for any Company Slot;

(viii)

any Contract material to the Company Group, taken as a whole, pursuant to which a license (including via a covenant not to sue) with respect to Intellectual Property Rights that are material to the Business is granted (x) by the Company Group to any Person or (y) by any Person to the Company Group (but excluding, in each case, non-disclosure agreements, agreements with employees and independent contractors, consulting services agreements (other than for the development of Intellectual Property Rights that are material to the Business) and licenses to generally available off-the-shelf software, in each case entered into in the ordinary course of Business);

(ix)

any Contract (excluding Contracts for trades made pursuant to an existing master agreement) relating to any material obligations arising under any equity, interest rate, currency or commodity derivatives or hedging transaction, other than any Company Aircraft Finance Contract;

(x)

any Contract that creates a material Lien (other than any Permitted Lien) on any material asset of the Company or any of its Subsidiaries, taken as a whole, other than any Company Aircraft Finance Contract;

(xi)

any Contract (excluding Contracts for trades made pursuant to an existing master agreement) with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (not including, for the avoidance of doubt, the Company

Equity Award Plan, any Company Equity Award, or any plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants); and

(xii)	any Contract for Company Leased Real Property listed in Section 3.22(a) of the Company Disclosure Schedule;

(xiii)	any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is required to be filed by the Company Group pursuant to Item 601(b)(10) of Regulation S-K.

Each Contract, including all amendments, modifications and supplements thereto, of the type described in this Section 3.14(a), together with each Company Aircraft Purchase Contract and each Company Aircraft Finance Contract, is referred to herein as a “Company Material Contract.” Accurate and complete copies of each Company Material Contract have been made available by the Company Group to Parent, in each case prior to the date of this Agreement.

(b)

Except for any Company Material Contract that has expired or been terminated in accordance with its terms and except as would not reasonably be expected to be material to the Company Group, taken as a whole, each Company Material Contract is a valid and binding obligation of the applicable member of the Company Group and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, and is in full force and effect, subject to the Enforceability Exceptions. Except for breaches, violations or defaults which are not reasonably expected to be material to the Company Group, taken as a whole, the Company Group has performed all obligations required to be performed by it under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract. Except as would not reasonably be expected to be material to the Company Group, taken as a whole, since January 1, 2021, the Company Group has not received written notice of any violation or default (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a material violation of or material default under) any Company Material Contract.

3.15	Litigation.

(a)

As of the date of this Agreement, there is no civil, criminal or administrative suit, claim, action, hearing, arbitration, investigation or other proceeding (a “Proceeding”) pending or, to the Knowledge of the Company, threatened against any member the Company Group, any property or assets of the Company Group, or any of their respective officers, directors or employees in such individual’s capacity as such, that (i) involves an amount in controversy in excess of $3,000,000 or (ii) seeks injunctive or other non-monetary relief that, if granted, would reasonably be expected to be material to the Company Group, taken as a whole.

(b)

As of the date of this Agreement, no member of the Company Group is subject to any outstanding order, writ, injunction, judgment, award, civil penalty, decree, ruling, determination, stipulation, subpoena, or verdict entered, issued, made or rendered by any arbitrator or any Governmental Entity (each, an “Order”) that would reasonably be expected to be material to the Company Group, taken as a whole.

(c)

There has not been since January 1, 2021, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof), any compliance officer of the Company or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, illegal activity or other fraudulent issues.

3.16	Environmental Matters.

(a)	Except as would not reasonably be expected to be material to the Company Group, taken as a whole:

(i)

each member of the Company Group is, and since January 1, 2021, has been, in compliance with all applicable Environmental Laws, and the Company Group has obtained, has made timely and complete application for any required renewal of, and is, and since January 1, 2021 has been, in compliance with, all Environmental Permits necessary for the conduct and operation of the Business;

(ii)

there are not now, and since January 1, 2021, there have not been, any Hazardous Substances Released or otherwise existing on, under, about, or emanating from or to, any property currently, or to the Knowledge of the Company, formerly, owned, leased or operated by the Company Group, except as would not result in liability under, any applicable Environmental Laws, including any obligation to conduct site investigation or remediation; and

(iii)

since January 1, 2021, or prior to that date if the matter remains unresolved, no member of the Company Group has received any notice of alleged liability for, or any Proceeding, Order or inquiry regarding, any Release or threatened Release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law.

(b)

The Company has made available to Parent prior to the date of this Agreement copies of any material environmental reports, studies, assessments, and other material environmental information, in its possession or reasonable control relating to the Company Group and its current or former properties, assets or operations.

3.17	Intellectual Property; IT Assets.

(a)

Except as would not reasonably be expected to be material to the Company Group, taken as a whole, (i) none of the Intellectual Property Rights owned or purported to be owned by the Company Group (the “Company Owned Intellectual Property”) has lapsed, expired, been abandoned or been adjudged invalid or unenforceable, (ii) the Company Group exclusively owns the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), and (iii) the Company Group has valid and enforceable rights to use all Intellectual Property Rights owned by a third party that are licensed to, or allowed by such third party for use by, the Company Group, in each case pursuant to the Contract with such third party (collectively referred to herein as the “Company Licensed Intellectual Property”).

(b)	Except as would not reasonably be expected to be material to the Company Group, taken as a whole:

(i)

no Proceedings are pending or, to the Knowledge of the Company, threatened, against any member of the Company Group that challenge the Company Group’s ownership of material Company Owned Intellectual Property or rights under any material Company Licensed Intellectual Property;

(ii)	since January 1, 2021, no member of the Company Group has received any written notice alleging the invalidity or unenforceability of any material Company Owned Intellectual Property; and

(iii)	since January 1, 2021, no Person has notified the Company Group that it is claiming any ownership of any Company Owned Intellectual Property.

(c)

Except as would not reasonably be expected to be material to the Company Group, taken as a whole, the conduct of the Business as currently conducted by the Company Group does not infringe, misappropriate or otherwise violate, and as conducted since January 1, 2021, has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party, and there are no Proceedings pending or, to the Knowledge of the Company, threatened against any member of the Company Group alleging any of the foregoing.

(d)

(i) Except as would not reasonably be expected to be material to the Company Group, taken as a whole, each member of the Company Group has taken reasonable steps to protect its rights in all Trademarks and to protect and preserve the confidentiality of all Trade Secrets and other confidential information, in each case, included in the Company Owned Intellectual Property and (ii) to the Knowledge of the Company, since January 1, 2021, no Person has infringed, misappropriated or otherwise violated any Company Owned Intellectual Property other than infringement that would not reasonably be expected to be material to the Company Group, taken as a whole.

(e)

Section 3.17(e) of the Company Disclosure Schedule is a list of all material Company Registered IP owned by the Company Group as of the date of this Agreement. Except as would not reasonably be expected to be material to the Company Group, taken as a whole, the Company Registered IP is valid, subsisting and (excluding pending applications) enforceable and there are no Proceedings pending or, to the Knowledge of the Company, threatened challenging any of the foregoing. Section 3.17(e) of the Company Disclosure Schedule also sets out a list of all material unregistered Trademarks used, owned, or purported to be owned by a member of the Company Group.

(f)

To the Knowledge of the Company, no Company IT Assets contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “malware,” “vulnerability,” “spyware” or “adware” (as such terms are commonly understood in the industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions that would reasonably be expected to be material to the Company Group, taken as a whole: (i) disrupting, disabling, harming, or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) materially compromising the security, confidentiality, integrity or availability of any data or damaging or destroying any data or file without consent (collectively, “Malicious Code”). Each member of the Company Group has taken commercially reasonable steps (and that meet or exceed industry standard) to prevent the introduction of Malicious Code into Company IT Assets that would reasonably be expected to be material to the Company Group, taken as a whole, including steps to monitor, detect, prevent, mitigate, and remediate Malicious Code.

(g)

The Company Group has in effect commercially reasonable disaster recovery measures for its Business. Except as would not reasonably be expected to be material to the Company Group, taken as a whole, (i) the Company IT Assets operate and perform in a manner that permits the Company Group to conduct the Business in the ordinary course, and (ii) to the Knowledge of the Company, there have been no unauthorized intrusions, compromises, data leakage incidents, disclosures of data or breaches of security (together, “security events”) with respect to the Company IT Assets. Each member of the Company Group has taken commercially reasonable steps (that meet or exceed industry standard) to monitor, detect, prevent, mitigate, and remediate security events.

3.18	Data Privacy and Security.

(a)

Since January 1, 2021, each member of the Company Group complies and at all times has complied with (i) the written privacy policies and external representations of the Company regarding the Processing of Personal Information, (ii) written contractual obligations governing the treatment and Processing of Personal Information by the Company Group, (iii) applicable industry standards legally binding on the Company Group (including, as applicable, the Payment Card Industry Data Security Standard), (iv) registration requirements with any applicable Governmental Entity for the Processing of Personal Information by the Company Group and (v) all Privacy Laws (collectively, the “Company Data Privacy Requirements”), in each case with respect to clauses (i) through (v), except where noncompliance would not reasonably be expected to be material to the Company Group, taken as a whole. Except as would not reasonably be expected to be material to the Company Group, taken as a whole: (i) each member of the Company Group has at all times presented a privacy policy or other privacy-related notices (such as notice of financial incentives) to individuals and obtained prior express consent prior to the collection of any Personal Information, in each case, to the extent required of the Company Group by Company Data Privacy Requirements, and (ii) such privacy policies, notices, and consents are: (a) sufficient under applicable Company Data Privacy Requirements to permit the Processing of Personal Information by each member of the Company Group as currently Processed by or for each member of the Company Group and (b) have at all times been materially accurate, consistent and complete, and not materially misleading or deceptive (including by any material omission).

(b)

The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement do not and will not: (i) conflict with or result in a violation or breach of any Company Data Privacy Requirements or (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information, in each case except for any such conflicts, violations, consents, prohibitions, or other occurrences which would not reasonably be expected to be material to the Company Group, taken as a whole.

(c)

Since January 1, 2021, there has been no accidental, unlawful, or unauthorized Processing of Personal Information in the possession or control of the Company Group (“Company PII Security Incident”), except as would not reasonably be expected to be material to the Company Group, taken as a whole. Each member of the Company Group has taken commercially reasonable steps and implemented and maintained commercially reasonable measures designed to (i) monitor, detect, prevent, mitigate, and remediate Company PII Security Incidents, (ii) identify and address internal and external material risks to the privacy and security of Personal Information in its possession or control, and (iii) protect such Personal Information and the software, systems, applications, and websites owned and operated by the Company Group that are involved in the Processing of Personal Information. Except as would not reasonably be expected to be material to the Company Group, taken as a whole: (i) the Company requires all third parties that Process Personal Information on its behalf to enter into written contracts to provide security and privacy protections for Personal Information consistent with Privacy Laws, and (ii) to the Knowledge of Company, such third parties are not in breach of such Contracts with respect to such Personal Information.

(d)

Since January 1, 2021, no member of the Company Group: (i) has been the subject of any inquiry, investigation, or enforcement action by any Governmental Entity with respect to such member’s compliance with any Privacy Law or its Processing of Personal Information, (ii) is the subject of any Proceeding alleging or investigating a Company PII Security Incident, or violation of any Company Data Privacy Requirement or relating to the Company’s Processing of Personal Information, or (iii) received a written claim by or before any Governmental Entity alleging a violation of Company Data Privacy Requirement or relating to the Company’s Processing of Personal Information, in each case with respect to clauses (i) through (iii), except as would not reasonably be expected to be material to the Company Group, taken as a whole.

3.19	Tax Matters.

(a)

Since January 1, 2019, each member of the Company Group has timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to have been filed by or with respect to the Company Group, and all such Tax Returns are true, complete and accurate in all material respects. No written claim has been made in the past six (6) years in writing by a Governmental Entity in a jurisdiction where a member of the Company Group does not file Tax Returns that such member of the Company Group is or may be subject to Taxes in such jurisdiction.

(b)

All material Taxes of the Company Group due and payable (whether or not shown on any Tax Return) have been timely paid. The Company Group has made adequate provision for all Taxes of the Company Group not yet due and payable on the Company Financial Statements as of the date of the Company Financial Statements. Since the date of the Company Financial Statements, any Taxes of the Company Group have been accrued on the books and records of the Company in accordance with GAAP.

(c)

The Company has delivered or otherwise made available to the Parent (i) complete and correct copies of all income or other material Tax Returns of the Company Group relating to Taxes for the preceding five (5) taxable periods, and (ii) complete and correct copies of all private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements and pending ruling requests relating to Taxes submitted by, received by, or agreed to by or on behalf of the Company Group for all taxable periods for which the statute of limitations has not yet expired.

(d)

No deficiencies for any material amount of Taxes have been proposed or assessed in writing against any member of the Company Group by any Governmental Entity, except for deficiencies being contested in good faith by appropriate proceedings (which proceedings are listed on Section 3.18(d) of the Company Disclosure Schedule). No member of the Company Group (i) is the subject of any currently pending or ongoing Tax audit or other administrative or judicial Proceeding with respect to Taxes or (ii) has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

(e)

No member of the Company Group is a party to, or has any obligation or liability under, any agreement or arrangement for the sharing, reimbursement, indemnification or allocation of any Taxes, including any tax receivable agreement or similar agreement (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the ordinary course of Business the primary purposes of which do not relate to Taxes).

(f)

No member of the Company Group is, or has been, a member of a group (other than a group the common parent of which is the Company) filing a consolidated, combined, affiliated, unitary or similar income Tax Return. No member of the Company Group has any liability for the Taxes of any Person (other than Taxes of the Company Group) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by Contract or otherwise (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the ordinary course of Business the primary purposes of which do not relate to Taxes).

(g)

No member of the Company Group will be required to include any material item of income (or exclude any material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in (or improper use of) a method of accounting, (ii) closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law, (iii) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, except for the portions with timing differences between book and tax income as reflected in the deferred tax assets and liabilities accounts, (iv) intercompany transaction or excess loss account described in Treasury Regulation Section 1502 (or any corresponding or similar provision of state, local or foreign Law), or (v) installment sale or open transaction disposition made on or prior to the Closing Date.

(h)

Each member of the Company Group has withheld and, to the extent required by Law, paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(i)

Each member of the Company Group has collected all material sales, value-added and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entity (or has been furnished properly completed exemption certificates with respect to any such Taxes and has complied in all material respects with applicable sales and use Tax statutes and regulations requiring the maintenance of records and supporting documents).

(j)

No member of the Company Group has had a permanent establishment (within the meaning of an applicable Tax treaty), or has otherwise become subject to income, franchise or similar Tax, in a country other than such entity’s jurisdiction of incorporation, organization or formation.

(k)

No member of the Company Group nor any predecessor of any member of the Company Group has been a “distributing corporation” or a “controlled corporation” (within the meaning of section 355 of the Code) in a transaction intended to qualify under section 355 of the Code within the past two (2) years.

(l)	No member of the Company Group has entered into any “listed transaction” or any “transaction of interest” within the meaning of Treasury Regulation Section 1.6011-4(b).

(m)

No member of the Company Group has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n)	There are no Liens with respect to any material Taxes on any of the assets of the Company Group other than Liens for Taxes not yet due and payable.

(o)

No member of the Company Group has (i) deferred any Taxes (including payroll Taxes) pursuant to the CARES Act or any other corresponding or similar provision of applicable Tax Law enacted in connection with COVID-19 that have not been paid in full or (ii) claimed any tax credit under the CARES Act (including employee retention credits under the CARES Act) or otherwise taken any action to elect or avail itself to any provision of the CARES Act related to Taxes.

3.20

Insurance. The Company Group maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the Company Group and which comply in all material respects with the requirements of Law and Contracts to which the Company Group is a party (including any lease for personal or real property). The Company has made available to Parent an accurate and complete list of all material insurance policies and all material self-insurance programs and arrangements relating to the Business, assets and operations of the Company Group (the “Company Insurance Policies”). Except as would not reasonably be expected to be material to the Company Group, taken as a whole, each of the Company Insurance Policies is in full force and effect, all premiums due and payable thereon have been paid and the Company Group is in compliance with the terms and conditions of such Company Insurance Policies. Since January 1, 2021, the Company Group has not received any written notice regarding any invalidation or cancellation of any material Company Insurance Policy.

3.21

Properties and Assets. Except as would not reasonably be expected to be material to the Company Group, taken as a whole, (a) the Company Group has valid and subsisting ownership interests in all of the tangible personal property reflected in the latest balance sheet included in the Company SEC Documents prior to the date of this Agreement as being owned by the Company Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of Business), free and clear of all Liens, other than Permitted Liens and (b) the tangible personal property owned by the Company Group is in satisfactory operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear. To the Company’s Knowledge, no member of the Company Group has any material liability in respect of escheat and unclaimed property.

3.22	Real Property.

(a)

Section 3.22(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) an accurate and complete list of all real property leased, subleased, licensed or sublicensed by the Company Group that require payments of fixed rent by the Company Group in excess of $5,000,000 per annum (collectively, the “Company Leased Real Property”), (ii) the address for each Company Leased Real Property and (iii) the name of the third party lessor(s) (or lessee(s), licensor(s), or licensee(s), as applicable) thereof, the date of the lease contract relating thereto and all amendments thereof. The Company Group has a valid and subsisting leasehold or license, as applicable, interest in all Company Leased Real Property leased by it, in each case free and clear of all Liens, other than Permitted Liens.

(b)	As of the date of this Agreement, no member of the Company Group owns any real property or is a party to any Contract or otherwise has any obligation to acquire any real property.

(c)	Since January 1, 2021, the Company Group has not received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company Leased Real Property.

3.23

Related Party Transactions. As of the date of this Agreement, no member of the Company Group is a participant in a “transaction” with any “related person” that would be required to be disclosed by the Company under Item 404 of Regulation S-K (a “Company Related Party Transaction”). For purposes of this Section 3.23, the terms “related person” and “transaction” have the meanings given to such terms in Item 404 of Regulation S-K.

3.24	Aircraft.

(a)

Section 3.24(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of (i) all aircraft operated under the operating certificate of any member of the Company Group and (ii) all aircraft owned or leased by any member of the Company Group, (collectively, the “Company Aircraft”), including, for each Company Aircraft, manufacturer’s model name, manufacturer’s serial number, FAA or applicable non-U.S. aviation authority registration number, whether it is owned or leased and, if the Company Aircraft is the subject of a security agreement or other financing arrangement, the identity of the financing party.

(b)

As of the date of this Agreement, all Company Aircraft are properly registered on the FAA aircraft registry and any applicable non-U.S. aviation authority, in airworthy condition (except for any Company Aircraft undergoing maintenance or in storage), and have validly issued and current FAA or applicable non-U.S. aviation authority certificates of airworthiness that are in full force and effect (except for the period of time any Company Aircraft may be out of service and such certificate is suspended in connection therewith).

(c)

As of the date of this Agreement, all Company Aircraft are being maintained in all material respects according to applicable Laws, applicable FAA regulatory standards and FAA-approved maintenance programs of the Company Group. The Company Group has implemented maintenance schedules with respect to Company Aircraft and engines that, if complied with, result in the satisfaction of all requirements under all applicable airworthiness directives of the FAA and Federal Aviation Regulations required to be complied with and which are in accordance with the FAA-approved maintenance program of the Company Group, and the Company Group, as of the date of this Agreement, is in compliance with such maintenance schedules in all material respects (except for any Company Aircraft undergoing maintenance or in storage), and the Company Group, as of the date of this Agreement, has no reason to believe that the Company Group will not satisfy in any material respect any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules (except for any Company Aircraft undergoing maintenance or in storage). As of the date of this Agreement, each Company Aircraft’s structure, systems and components are functioning in all material respects in accordance with their intended use, except for Company Aircraft that are undergoing maintenance and temporarily deferred maintenance items that are permitted by the Company Group’s maintenance programs. All deferred maintenance items and temporary repairs with respect to each such Company Aircraft, as of the date of this Agreement, have been or will be made in all material respects in accordance with the Company Group’s maintenance programs.

(d)

Section 3.24(d) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts (other than Contracts that may be terminated or cancelled by any member of the Company Group without incurring any material penalty) pursuant to which any member of the Company Group has a binding obligation following the date of this Agreement to purchase or lease aircraft, engines or related flight equipment where the reasonably expected expenditures under any such Contract exceed $5,000,000 per annum (together with all amendments, modifications and supplements thereto, each, a “Company Aircraft Purchase Contract”).

(e)

Section 3.24(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts pursuant to which any member of the Company Group has financed, or has commitments to finance, Company Aircraft (including leases, mortgages and deferred or conditional sales agreements) involving amounts in excess of $5,000,000 (together with all amendments, modifications and supplements thereto, each, a “Company Aircraft Finance Contract”).

(f)

With respect to each Company Aircraft presently owned by any member of the Company Group (“Owned Aircraft”), such member of the Company Group holds good and marketable title to the Owned Aircraft free and clear of any Liens except for any Permitted Liens and any Liens under an applicable Company Aircraft Finance Contract.

(g)	As of the date of this Agreement, the Company has made available to Parent copies of all Company Aircraft Purchase Contracts and Company Aircraft Finance Contracts.

(h)

As of the date of this Agreement, no member of the Company Group is a party to any interchange or pooling agreements with respect to the Company Aircraft, other than pooling agreements in the ordinary course of Business.

3.25	Company Slots and Operating Authorizations.

(a)

Section 3.25(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all takeoff and landing slots, runway timings, slot exemptions, and operating authorizations from the FAA, DOT or any other Governmental Entity or civil aviation authority, airport authority or slot coordinator and other designated takeoff and landing rights used or held by any member of the Company Group (the “Company Slots”) at any U.S. or non-U.S. airport and such list indicates (i) any Company Slots that have been permanently allocated to the Company Group from another air carrier and (ii) any Contracts concerning specific Company Slots.

(b)

Since January 1, 2021, the Company Group has complied, and is in compliance, in all material respects with all regulations and any other Laws (including any waivers or exemptions therefrom) promulgated in the United States or in any country in which the Company Group operates by either a Governmental Entity, civil aviation authority, airport authority or slot coordinator with respect to the Company Slots. Since January 1, 2021, the Company has not (a) received any written notice of any proposed withdrawal of any Company Slot by the FAA, DOT, any other Governmental Entity or civil aviation authority, airport authority or slot coordinator, or (b) agreed to any future slide, trade, purchase, sale, exchange, lease, or transfer of any of the Company Slots. Since January 1, 2021, the Company Slots have not been designated for the provision of essential air service under the regulations of the FAA or DOT, were not acquired pursuant to 14 C.F.R. § 93.219, and have not been designated for international operations, as more fully detailed in 14 C.F.R. § 93.217. Since January 1, 2021, to the extent covered by 14 C.F.R. § 93.227 or any Order, notice, or requirement of the FAA, any other Governmental Entity or civil aviation authority, airport authority or any slot coordinator, the Company Group has used the Company Slots (or the Company Slots have been used by other operators) either at least 80% of the maximum amount that each Company Slot could have been used during each full reporting period (as described in 14 C.F.R. § 93.227(i) or any such Order, notice, or requirement) or such greater or lesser amount of minimum usage as may have been required to protect such Company Slots from termination or withdrawal under regulations or waivers established by the FAA, DOT any other Governmental Entity or civil aviation authority, airport authority or slot coordinator. Since January 1, 2021, all material reports required by the FAA, DOT any other Governmental Entity or civil aviation authority, airport authority or slot coordinator relating to any of the Company Slots have been filed in a timely and complete manner.

3.26

Company Airports. As of the date of this Agreement, no airport authority at any airport at which the Company Group operates (each such airport, a “Company Airport”) has taken any action, nor, to the Knowledge of the Company, is any such action threatened, that would reasonably be expected to materially interfere with the ability of any member of the Company Group to conduct its respective operations at any Company Airport in substantially the manner as currently conducted.

3.27

U.S. Citizen; Air Carrier. As of the date of this Agreement, the Company is a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT, and

Hawaiian Airlines, Inc. is fully authorized and qualified to operate as an “air carrier” within the meaning of such Act operating under certificates and exemptions issued pursuant to such Act (49 U.S.C. §§ 40102(a)(2), 40109, and 41101-41112).

3.28

Opinion of Financial Advisor. The Company Board has received the opinion (the “Barclays Fairness Opinion”) of Barclays Bank PLC (“Barclays”), to the effect that, subject to the assumptions, qualifications and other matters set forth therein, as of the date of this Agreement, the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, and the Barclays Fairness Opinion has not been withdrawn, revoked or modified as of the date of this Agreement. Promptly following the date of this Agreement, the Company will make available to Parent, solely for informational purposes, a written copy of the Barclays Fairness Opinion.

3.29

Required Vote. The affirmative vote of the holders of Shares representing a majority of the outstanding Shares of the Company Capital Stock entitled to vote thereon (with the shares of Company Preferred Stock being treated as having one vote for each such share, voting together with the holders of Company Common Stock as a single class) is the only vote required of the holders of any class of capital stock of the Company to adopt this Agreement (the “Company Stockholder Approval”).

3.30

Brokers. Except for the Company’s obligations to Barclays, no member of the Company Group nor any stockholder, director, officer, employee or affiliate of any member of the Company Group, has incurred or will incur on behalf of the Company Group, any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger. On or prior to the date of this Agreement, the Company has made available to Parent a copy of the engagement letter as in effect as of the date of this Agreement, between the Company and Barclays.

3.31

Trade Control Compliance. Each member of the Company Group is, and has been at all times in the past five (5) years, in compliance with all applicable trade control compliance Laws, including but not limited to: (a) U.S. Laws governing the exportation of goods, technology, software, and services, including the Export Administration Regulations (15 C.F.R. § 730 et seq.), and the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.); (b) U.S. Laws governing the importation of goods, including Laws administered by U.S. Customs and Border Protection; (c) U.S. Laws governing economic sanctions, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) codified at 31 C.F.R. Part 500 et. seq., and the U.S. Department of State (collectively, “Sanctions”); and (d) U.S. Laws governing international boycotts administered by the U.S. Department of Commerce and the Internal Revenue Service (collectively, “Trade Compliance Laws”), except, in each case, as would not reasonably be expected to be material to the Company Group, taken as a whole. In the past five (5) years, no member of the Company Group nor any of their respective directors, managers, managing members, officers, employees, or to the Knowledge of the Company, its agents, representatives, or other Persons acting on behalf of any member of the Company Group, has been the target of any Sanctions. In the past five (5) years, no member of the Company Group has engaged in any unlawful dealings or transactions, directly or indirectly: (i) with any Person that at the time of the dealing or transaction was the subject of Sanctions; or (ii) in any jurisdiction that is, or in the last five (5) years was, the subject of comprehensive Sanctions at the time of the dealing or transaction, including Cuba, Iran, North Korea, Syria, and the Russian-occupied Crimea, Donetsk, or Luhansk regions of Ukraine. To the Knowledge of the Company, no member of the Company Group is, or in the past five (5) years has been, subject to any Proceeding or other inquiry, or made any disclosures to any Governmental Entity relating to any applicable Trade Compliance Laws. Each member of the Company Group has implemented and maintains in effect policies, procedures, and internal controls reasonably designed to promote compliance by each member of the Company Group, and their respective directors, officers, employees, agents, representatives, and other Persons acting on their behalf, with all applicable Trade Compliance Laws.

3.32

Proxy Statement. The proxy statement to be filed with the SEC relating to the Company Stockholder Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) will not, at the date first mailed to the Company’s stockholders and at the time of the Company Stockholder

Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement, in definitive form, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and any other applicable federal securities Laws.

3.33

No Other Representations or Warranties. Except for the representations and warranties contained in Article 4, the Company acknowledges that neither Parent nor Merger Sub nor any Representative of Parent or Merger Sub makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of Parent or Merger Sub or with respect to any other information provided or made available to the Company by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to the Company or its Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (with each exception set forth in the Parent Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to the extent that the relevance of such disclosure is reasonably apparent on the face of the disclosure contained in the Parent Disclosure Schedule without reference to any extrinsic document), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1	Organization and Qualification.

(a)	Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)

Parent has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Parent is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

4.2	Authority.

(a)

Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes or written consents in lieu thereof are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the filing of the Certificate of Merger as required by the DGCL and the adoption of this Agreement and the Merger by Parent as the sole stockholder of

Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b)

Prior to the execution and delivery of this Agreement, the Board of Directors of Merger Sub adopted resolutions by which the Board of Directors of Merger Sub (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the DGCL, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement, the Merger and the other transactions contemplated hereby, and, as of the date of this Agreement, none of the aforesaid resolutions has been amended, rescinded or modified.

4.3

No Conflict. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the certificate of incorporation or by-laws or similar organizational and governing documents of Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations, confirmations, clearances, and permits described in Section 4.4 have been obtained and all applications, filings, notifications, reports, registrations, and submissions described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of any member of the Parent Group pursuant to, any Contracts to which any member of the Parent Group is a party, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to have a Parent Material Adverse Effect.

4.4

Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization, confirmation, clearance or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with any applicable requirements of the HSR Act and other applicable Competition Laws, (c) compliance with the applicable requirements of the Exchange Act, (d) any application, filing, notice, report, registration, approval, permit, authorization, confirmation, clearance, consent or submission required to be made or obtained under the Specified Regulations, (e) compliance with the applicable requirements of the Securities Act, (f) compliance with any applicable foreign or state securities or Blue Sky Laws, (g) filings with the SEC as may be required by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby, (h) such filings as may be required under the rules and regulations of the NYSE and NASDAQ and (i) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity would not reasonably be expected to have a Parent Material Adverse Effect.

4.5	Litigation.

(a)

As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that would reasonably be expected to have a Parent Material Adverse Effect.

(b)	As of the date of this Agreement, no member of the Parent Group is subject to any outstanding Order that would reasonably be expected to have a Parent Material Adverse Effect.

4.6

Financial Capability. The Parent Group collectively will have, as of the Closing Date, sufficient cash and cash equivalents, available lines of credit or other sources of immediately available funds to consummate the Merger and the other transactions contemplated by this Agreement that require payment on the Closing Date.

4.7

Solvency. Parent is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming the representations and warranties of the Company set forth in Article 3 are true and correct, after giving effect to the Merger and the other transactions contemplated by this Agreement to occur on the Closing Date, payment of all related fees and expenses and consummation of such transactions, each of Parent and the Surviving Corporation will be Solvent as of immediately after the consummation of the Merger and the other transactions contemplated by this Agreement. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the sum of the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.8	Ownership of Merger Sub; No Prior Activities.

(a)	Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)

Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, any material obligations or liabilities or engaged in any material business activities of any type or kind whatsoever or entered into any material agreements or arrangements with any Person.

4.9

Brokers. Neither Parent, Merger Sub nor any of their respective stockholders, directors, officers, employees or affiliates, has incurred or will incur on behalf of any member of the Parent Group, any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger, in each case for which any member of the Company Group would have any obligations or liabilities prior to the Effective Time.

4.10

Information Supplied. The information supplied in writing by the Parent Group for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.11

No Other Representations or Warranties. Except for the representations and warranties contained in Article 3, Parent and Merger Sub acknowledge that neither the Company nor any Representative of the Company makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

ARTICLE 5

COVENANTS

5.1

Conduct of Business by the Company Pending the Closing. The Company covenants that, between the date of this Agreement and the Effective Time, except (x) as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, (y) for any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in response to COVID-19 Measures, the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible)), or (z) as required by applicable Law (provided, that if the Company is required by applicable Law to take an action in conflict with this Section 5.1, it will, to the extent permitted by Law, provide Parent with written notice in advance of taking such action), unless Parent provides prior written consent (which consent will not be unreasonably withheld, delayed or conditioned), the Company will use reasonable best efforts to, and will use reasonable best efforts to cause each other member of the Company Group to, (i) conduct its operations in the ordinary course of Business (ii) preserve substantially intact its Business organization, (iii) keep available the services of its executive officers and key employees, (iv) maintain in effect all Company Permits, and (v) maintain satisfactory relationships of the Company Group with any persons with which the Company Group has material business relations and with Governmental Entities that have jurisdiction over its Business and operations. Except (x) as set forth in Section 5.1 of the Company Disclosure Schedule, (y) for any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in response to COVID-19 Measures, the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible)), or (z) as expressly contemplated by any other provision of this Agreement or as required by applicable Law (provided, that if the Company or any other member of the Company Group is required by applicable Law to take an action in conflict with this Section 5.1, it will, to the extent permitted by Law, provide Parent with written notice in advance of taking such action), the Company will not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, or permit any other member of the Company Group to do, any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned) (it being agreed that no action by the Company or any of its Subsidiaries that is permitted by an exception in any provision of Sections 5.1(a) through 5.1(aa) (and not otherwise restricted by any other provision of Sections 5.1(a) through 5.1(aa)) will be deemed a breach of clauses (i) through (v) of the first sentence of this Section 5.1):

(a)

amend or otherwise change (whether by merger, consolidation, conversion or otherwise) (i) the Company Charter or Company Bylaws, (ii) the comparable organizational documents of any other member of the Company Group, or (iii) the Treasury Documents; or amend or otherwise change in any manner that is materially adverse to the Company, the Amazon Documents;

(b)

issue, sell, pledge, convey, dispose of (by merger, consolidation, division, operation of law or otherwise), grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other Equity Interests in, any member of the Company Group of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), of such member of the Company Group, other than (i) the issuance of Shares upon the vesting of Company RSU Awards or the exercise of Company Options that are outstanding as of the date of this Agreement as set forth in Section 3.2(b) in accordance with their terms, (ii) the issuance of Shares upon the exercise of the Company Warrants or the Amazon Warrant, or (iii) Permitted Liens;

(c)

sell, pledge, convey, abandon, dispose of (by merger, consolidation, division, operation of law or otherwise), transfer, lease, license or subject to a Lien (other than a Permitted Lien) any material Trademarks or material property or assets of any member of the Company Group (other than non-exclusive grants of licenses in Intellectual Property Rights in the ordinary course of Business), except (i) pursuant to or as required by, any of the Contracts in effect as of the date of this Agreement or (ii) any sale, pledge, conveyance, consolidation, division, disposal by operation of law or otherwise, transfer, lease, license, or Lien solely between or among the Company Group;

(d)

declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting or registration of the Company Capital Stock, except any dividend or distribution declared, set aside, made, or paid by any member of the Company Group to any other member of the Company Group;

(e)

reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire (by merger, consolidation, operation of law, acquisition of stock, other equity interests or assets, formation of a joint venture or otherwise), directly or indirectly, any of its capital stock or other Equity Interests, or authorize or propose the issuance of capital stock or any other Equity Interests in respect of, in lieu of or in substitution for shares of its capital stock or other Equity Interests, except for the vesting or settlement of any Company RSU Award or the exercise of any Company Option set forth in Section 3.2(b) or to fund any Tax withholding obligations of a member of the Company Group in connection with the vesting or settlement of any Company RSU Award or the exercise of a Company Option in accordance with the terms of such award or by any member of the Company Group to any other member of the Company Group;

(f)

merge or consolidate any member of the Company Group with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization, conversion or similar reorganization of any member of the Company Group;

(g)

other than with respect to the acquisition of aircraft and associated equipment (including engines), which shall be governed by Section 5.1(w), acquire (including by merger, consolidation, operation of law, or acquisition of stock or other equity interests or assets, formation of a joint venture or otherwise) any interest in any Person or any assets, other than (i) the purchase of equipment, goods, technology, licenses under Intellectual Property Rights, or other materials in the ordinary course of Business, (ii) acquisitions permitted pursuant to Section 5.1(k), or (iii) any other acquisition for consideration that is not individually in excess of $2,500,000 or in the aggregate in excess of $15,000,000;

(h)	enter into any new line of business or terminate any line of business existing as of the date of this Agreement;

(i)

(i) voluntarily repurchase, voluntarily prepay or incur any Indebtedness, in each case, other than (A) as permitted under Section 5.1(w) with respect to aircraft and associated equipment, (B) under the Revolving Credit Facility, and (C) letters of credit in the ordinary course of business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than a member of the Company Group) in the aggregate in excess of $1,000,000, (iii) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person that is not a member of the Company Group or enter into any arrangement having the economic effect of any of the foregoing or (iv) assume, guarantee or endorse, or otherwise become liable or responsible for, similar obligations contemplated in clauses (i) and (ii) of any Person that is not a member of the Company Group;

(j)

subject to the other restrictions set forth in this Section 5.1, (i) enter into any Company Material Contract (or any Contract that would have been a Company Material Contract if entered into prior to the date of this Agreement) that is, or would be, a Company Material Contract by reason of clause (ii) of Section 3.14(a), (ii) enter into, extend or renew, or otherwise modify, amend, terminate (other than terminations occurring as a result of the expiration of the term thereof) or waive any material rights or obligations under, any Company Material Contract (or any Contract that would have been a Company Material Contract if entered into, extended, amended or renewed prior to the date of this Agreement) that is, or would be, a Company Material Contract by reason of clause (v) of Section 3.14(a), or (iii) enter into, extend or renew, or otherwise modify, amend, terminate (other than terminations occurring as a result of the expiration of the term thereof) or waive any material rights or obligations under, any Company Material Contract (or in each case, any Contract that is a Company Material Contract or would have been a Company Material Contract if entered into, extended, amended or renewed prior to the date of this Agreement) in each case for this clause (iii), other than a Contract addressed in clause (i) or (ii) of this Section 5.1(j), outside of the ordinary course of Business;

(k)

make or authorize any capital expenditure, except for capital expenditures (i)(A) related to aircraft owned by the Company Group as of the date of this Agreement that do not exceed 110% of the aggregate amount of capital expenditures for aircraft; and (B) not related to aircraft that do not exceed 110% of the aggregate amount of non-aircraft capital expenditures, in each case of clauses (A) and (B), for the applicable calendar year, as set forth in the Company’s annual capital expenditure budget, a copy of which in respect of 2023, 2024 and 2025 has been set forth in Section 5.1(k)(i) of the Company Disclosure Schedule, (ii) required for compliance with FAA regulations applicable to the Company Group, including airworthiness directives, (iii) in connection with any restoration, repair, maintenance or other necessary work for the repair or proper functioning of the Company Aircraft, (iv) with respect to the 2024 and 2025 calendar years, line item amounts authorized pursuant to the 2023 or 2024 capital expenditure budget but not yet made in 2023 or 2024, respectively or (v) as otherwise permitted by Section 5.1(w);

(l)

except to the extent required by (i) applicable Law or (ii) the existing terms of any Company Benefit Plan or Company CBA: (A) increase the compensation or benefits payable or to become payable to any Service Provider (except for increases to an employee who is not an “executive officer” as defined in Rule 3b-7 under the Exchange Act made in the ordinary course of Business consistent with past practice), (B) grant any additional rights to severance or termination pay to, or enter into or amend any severance agreement with, any Service Provider (other than in the ordinary course of Business consistent with past practice in connection with a promotion of an employee who is not, after such promotion, an executive officer (as defined in Rule 3b-7 under the Exchange Act)), (C) establish, adopt, enter into or amend any bonus, profit sharing, thrift, pension, retirement, deferred compensation, retention, termination or severance plan, agreement, trust, fund, policy or other arrangement for the benefit of any Service Provider (other than in the ordinary course of Business consistent with past practice in connection with the hiring of a new employee permitted under clause (E) below), (D) loan or advance any money or property to any Service Provider (other than in connection with ordinary course Business expense reimbursement and advances), (E) hire any new Service Provider other than non-executive employees in the ordinary course of Business and on terms consistent with similarly situated Service Providers, or (F) make any material change to the terms and conditions of employment applicable to any group of employees, as reflected in work rules, employee handbooks, policies and procedures, or otherwise;

(m)

(i) terminate, discontinue, close or dispose of any facility or Business operation, or lay off any employees (other than layoffs of less than 50 employees in any six (6) month period), or (ii) implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

(n)

enter into or amend any collective bargaining agreement; provided, that (i) the Company Group shall be entitled to negotiate in good faith with a labor union in the ordinary course of Business or as required in connection with the Company Group’s contractual or legal obligation to enter into such negotiations, and (ii) the Company shall use reasonable best efforts to keep Parent reasonably informed of material communications between the Company Group and a labor union in connection with any such negotiations;

(o)	forgive any material loans to Service Providers or any of their respective affiliates;

(p)	make any material change in accounting policies, practices, principles, methods or procedures in effect as of December 31, 2022, other than as required by GAAP or by Law;

(q)	enter into, terminate or materially amend any Company Related Party Transaction other than as permitted pursuant to Section 5.1(l);

(r)

implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

(s)

compromise, settle or agree to settle any Proceeding, other than any compromise, settlement or agreement in the ordinary course of Business for the payment of monetary damages (and compliance with confidentiality and other similar customary provisions) by the Company of $2,000,000 or less individually or $5,000,000 or less in the aggregate and is not covered by any Company Insurance Policy or paid by the respect insurers thereunder, in each case as its sole remedy;

(t)

(i) make, change, or revoke any material Tax election, (ii) settle or compromise any Tax assessment, audit, Proceeding, or other controversy, or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign Law) in respect of material Taxes, (iii) adopt or change any Tax accounting method or period, (iv) file or amend any material Tax Return or take any position on any material Tax Return filed on or after the date of this Agreement that is inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods, (v) surrender any right to claim a material Tax refund, or (vi) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment;

(u)

write up, write down or write off the book value of any tangible assets, in the aggregate, in excess of $10,000,000, except for depreciation, amortization or impairment in accordance with GAAP consistently applied;

(v)

change the seat count, main cabin configuration or on-board amenities (including in-flight entertainment and wireless internet) of any aircraft subject to future delivery to the Company under any Company Aircraft Purchase Contract;

(w)

acquire, lease, or exercise any option to acquire or lease, any aircraft, or incur or arrange for any financing or pre-delivery deposits related thereto, other than as set forth in Section 5.1(w) of the Company Disclosure Schedule; provided, that any such lease or other financing arrangement (x) shall not have a term of greater than twelve (12) years, (y) shall not contain any provision that the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby would reasonably be expected to conflict with, result in a violation of or default under (with or without notice or lapse of time, or both), trigger a right of termination, cancellation, acceleration of any obligation under or any other material right of the lessors (or their agents or trustees) under, result in any loss of material benefit of any member of the Company Group under, or result in the creation of any Lien in connection with, such lease, and (z) shall be on terms and conditions that are consistent with past practices of the Company and shall only contain prepayment penalties that are consistent with market terms for leases of this type;

(x)

take any action, or fail to take action, which action or failure would be reasonably expected to result in the revocation, termination, cancellation or withdrawal of any Company Slots (excluding temporary returns to the FAA);

(y)

fail to continue, in respect of all Company Aircraft, all material maintenance programs applicable to such Company Aircraft in the ordinary course (except as required by applicable Law), including using reasonable best efforts to keep all such Company Aircraft in such condition as may be necessary to enable the airworthiness certification of such Company Aircraft under the Federal Aviation Act to be maintained in good standing at all times;

(z)

(i) take any action that would cause any member of the Company Group to fail to be, or fail to be owned and controlled by a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15) of the Federal Aviation Act and as interpreted by DOT, or (ii) take any action that would cause Hawaiian Airlines, Inc. to fail to continue to be fully authorized and qualified to operate as an “air carrier” within the meaning of such Act operating under certificates and exemptions issued pursuant to such Act (49 U.S.C. §§ 40102(a)(2), 40109-and 41101-41112); or

(aa)	agree, resolve, authorize or enter into any Contract or otherwise make any commitment, in each case to do any of the foregoing in subsections 5.1(a) through 5.1(z)).

Without limiting Section 5.1, nothing contained in this Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, including Section 5.1, complete control and supervision over its operations.

Notwithstanding anything to the contrary in Section 8.3, with respect to any request by the Company for the prior written consent of Parent to any action that would otherwise be prohibited by this Section 5.1, the Company shall send to the Parent Representatives listed on Section 5.1 of the Parent Disclosure Schedule a request for written consent via email (to the email addresses set forth on Section 5.1 of the Parent Disclosure Schedule) that (i) identifies the specific subsections of this Section 5.1 with respect to which the Company is seeking Parent’s written consent, and (ii) includes (A) a reasonably detailed description of the reason for such request and (B) copies of any supporting documentation reasonably related to such request (such request, an “Approval Request”). Parent shall promptly review any Approval Request delivered pursuant to the foregoing sentence, and (x) inform the Company of any additional information or documentation that Parent will reasonably need to evaluate the Approval Requests within three (3) Business Days of receiving such Approval Request (and the Company shall promptly provide such requested information and documentation to the Parent Representatives listed on Section 5.1 of the Parent Disclosure Schedule), and (y) either provide the Company with the requested written consent or inform the Company of its rejection of the Approval Request by the date that is the later of (i) three (3) Business Days after receiving such Approval Request and (ii) two (2) Business Days after receiving all of the information and documentation reasonably requested by Parent pursuant to clause (x).

5.2

Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company is a party, and except (a) as would reasonably be expected to result in the loss or waiver of any attorney-client, work product or other applicable privilege (provided, that to the extent the Company or any Company Representative shall withhold information or access due to the risk of loss or waiver of such privilege, the Company or such Company Representative shall notify Parent of such withholding and shall use reasonable best efforts to communicate such information in a manner that does not risk such loss or waiver), (b) for any access to a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound would violate, or cause a default under such Contract (provided, that to the extent the Company or any Company Representative shall withhold information or access due to the risk of such Contract breach or violation, the Company or such Company Representative shall notify Parent of such withholding and shall use reasonable best efforts to communicate such information in a manner that does not result in such breach or violation); (c) such documents or information are reasonably pertinent to any adverse Proceeding that is pending between the Company, on the one hand, and Parent, on the other hand; or (d) to the extent any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information (provided, that to the extent the Company or any Company Representative shall withhold information or access due to such restriction or prohibition, the Company or such Company Representative shall notify Parent of such withholding and shall use reasonable best efforts to communicate such information in a manner that does not result in such restriction or prohibition), from the date of this Agreement to the Effective Time, the Company will, and will cause each of its directors, officers and employees, and will instruct each of its accountants, consultants, legal counsel, advisors, agents and other representatives, (collectively, “Representatives” and, with respect to the Company, the “Company Representatives”) to: (i) provide to the Parent Group and their respective Representatives (the “Parent Representatives”) reasonable access at reasonable times during normal operating hours upon prior written notice to the officers, employees, agents, properties, offices and other facilities of the Company Group and to the Contracts, books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company Group as Parent or the Parent Representatives may reasonably request in good faith and that is reasonably related to the consummation of the Merger or for integration planning; provided, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company herein or any of the conditions to the obligations of the parties hereto under this Agreement; provided, further, that any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Company Group. The information referred to in the previous sentence shall be subject to the Nondisclosure Agreement, dated September 11, 2023, by and between the Company and Parent (the “Confidentiality Agreement”); provided, that nothing in the Confidentiality Agreement shall restrict Parent’s or Merger Sub’s ability to take any of the actions expressly contemplated by this Agreement. The Company and Parent hereby agree, in accordance with Section 17(e) of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended to provide that (i) the Restricted Period (as defined therein) terminated on the date of this Agreement and (ii) the term of the Confidentiality Agreement was extended until the earlier of (x) the Closing and (y) two years after the termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth in this Section 5.2 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws or measures.

5.3	No-Shop; Acquisition Proposals.

(a)

Except as otherwise permitted by this Section 5.3, the Company will, and will cause the other members of the Company Group and its and their respective directors and officers to, and will instruct its and their other Representatives to: (A) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any third Persons that may be ongoing with respect to any Acquisition Proposal, or any expression of interest, discussions, offer or negotiations that would reasonably be expected to lead to an Acquisition Proposal, (B) promptly (and in any event within 24 hours after the date of this Agreement) instruct each third Person that has previously executed a confidentiality agreement within the 5 years prior to the date of this Agreement in connection with such Person’s consideration of an Acquisition Proposal to return to the Company or destroy any non-public information previously furnished to such Person or to any Person’s Representatives by or on behalf of the Company and (C) promptly (and in any event within 24 hours after the date of this Agreement) terminate all physical and electronic data room access previously granted to such Person and its Representatives. For purposes of this Section 5.3, the term “officers” shall mean those Service Providers party to a change of control and severance agreement listed under Section 3.12(a) of the Company Disclosure Schedule.

(b)

Except as otherwise permitted by this Section 5.3, the Company will not, and will cause the other members of the Company Group and its directors and officers not to, and will not authorize or permit its other Representatives to: (A) solicit, initiate, knowingly encourage or knowingly facilitate any expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (B) participate in any discussions or negotiations relating to any Acquisition Proposal with any third Person other than Parent and Merger Sub, (C) furnish to any Person other than Parent and Merger Sub any non-public information in connection with an Acquisition Proposal or any expression of interest, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (D) enter into any agreement, letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar Contract providing for or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with the terms of this Agreement) or that is intended to result in, or would reasonably be expected to lead to, any Acquisition Proposal (each, an “Alternative Acquisition Agreement”) or (E) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company.

(c)

The Company will not terminate, waive, amend or modify any provision of any “standstill” provision of any existing confidentiality or other agreement to which it or any other member of the Company Group is a party, and the Company will use reasonable best efforts to enforce such provision of any such agreement; provided, however, that the Company may grant a waiver of, and will not be obligated to enforce, any such provision (i) to the extent required to permit a party to submit an Acquisition Proposal, or (ii) if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law and, in the case of clauses (i) or (ii), the Company promptly (and in any event within 24 hours) notifies Parent of any such waiver.

(d)

From and after the date of this Agreement, the Company will promptly (and in any event within 24 hours) (i) notify Parent of (A) any Acquisition Proposal (including any material modification to the terms of any such Acquisition Proposal) that is received, to the Knowledge of the Company (which, for this purpose, will be deemed to include each member of the Company Board and the Company’s officers and will not be deemed to be only as of the date of this Agreement), by the Company or any of its Representatives from any Person (other than Parent and Merger Sub) or (B) any requests for non-public information, or any discussions or negotiations sought to be initiated or continued with the Company or any of its Representatives, in each case, concerning the making of an Acquisition Proposal or any indication of interest, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal and (ii) disclose to Parent the identity of such person making, and provide an unredacted copy of, any such written Acquisition Proposal or request (or, if made orally, a reasonably detailed written description of such Acquisition Proposal or request). The Company will promptly upon receipt thereof (and in any event within 24 hours) provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive or other material agreements including schedules and exhibits thereto and any other material correspondence relating to such Acquisition Proposal, in each case exchanged between the Company or any Company Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company will keep Parent reasonably informed of the status and terms (including with respect to any change in price or other material amendments) of any such Acquisition Proposal or request. The Company will promptly, and in any event within 24 hours, following a determination by the Company Board that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination (it being understood that the delivery of such notice and the determination to so deliver such notice shall not, by itself, constitute a Change of Board Recommendation or otherwise give rise to a Triggering Event).

(e)

Notwithstanding anything to the contrary contained in Section 5.3, if at any time on or after the date of this Agreement until the earlier of (1) receipt of the Company Stockholder Approval and (2) the termination of this Agreement in accordance with its terms, (i) the Company has received a bona fide written Acquisition Proposal from a third party, (ii) such Acquisition Proposal did not result from a breach of this Section 5.3, (iii) the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (iv) after consultation with its outside counsel, the Company Board determines in good faith that the failure to take such actions would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law, then the Company may participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal and, subject to receiving an executed Acceptable Confidentiality Agreement with such Person, furnish information with respect to the Company Group to the Person making such Acquisition Proposal pursuant to such Acceptable Confidentiality Agreement; provided, that (x) the Company provides written notice to Parent of the determination referenced in clause (iii) and clause (iv) of this Section 5.3(e) promptly (and in any event within 24 hours) (it being understood that the delivery of such notice and the determination to so deliver such notice shall not, by itself, constitute a Change of Board Recommendation or otherwise give rise to a Triggering Event or constitute a breach of this Section 5.3) and (y) the Company provides to Parent in writing (or makes available) any information concerning the Company provided to such other Person which was not previously provided to Parent or the Parent Representatives prior to or substantially concurrently with the time that it is provided to such Person. The Company will deliver to Parent a copy of any executed Acceptable Confidentiality Agreement promptly (and in any event within 24 hours) following its execution.

(f)

Subject to Section 5.3(g) and Section 5.3(h), from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, neither the Company nor the Company Board nor any committee thereof will, or will publicly propose to, (i) withhold, withdraw or qualify (or modify in a manner adverse to Parent) (or publicly propose to withhold, withdraw, qualify or so modify) the approval, recommendation or declaration of advisability by the Company Board of this Agreement, the Merger or any of the other transactions contemplated hereby, (ii) fail to include the Company Board Recommendation in the Proxy Statement, (iii) approve, recommend, or otherwise declare advisable (or publicly propose to approve, recommend or otherwise declare advisable) any Acquisition Proposal, (iv) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company or (v) authorize, commit, resolve or agree to take any such actions (each such action set forth in clauses (i) through (v) of this Section 5.3(e) being referred to as a “Change of Board Recommendation”).

(g)

Notwithstanding anything to the contrary contained in this Agreement, if (i) the Company has received a bona fide written Acquisition Proposal from a third party that did not result from a breach of this Section 5.3 and that the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, constitutes a Superior Proposal, taking into account the results of any negotiations with Parent as contemplated by clause (ii) of this Section 5.3(g) and any offer from Parent contemplated by clause (iii) of this Section 5.3(g), and (ii) the Company Board determines in good faith, after consultation with its outside counsel, that a failure to make a Change of Board Recommendation and/or cause the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law, then, prior to the time (but not after) the Company Stockholder Approval is obtained, the Company Board may take the following actions: (y) effect a Change of Board Recommendation with respect to such Superior Proposal or (z) terminate this Agreement pursuant to Section 7.1(d) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to the foregoing clause (z), and any purported termination pursuant to the foregoing clause (z) will be void and of no force or effect, unless the Company concurrently pays the Breakup Fee in accordance with Section 7.2(b); and provided, further, that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (z) unless:

(i)

the Company has provided prior written notice to Parent, at least four (4) Business Days in advance (the “Notice Period”), of the Company’s intention to take such action with respect to such Superior Proposal (it being understood, for all purposes of this Agreement, that the delivery of such notice and any amendment or update thereto and the deliberation and determination to so deliver such notice, update or amendment will not, by themselves, constitute a Change of Board

Recommendation or otherwise give rise to a Triggering Event), which notice will specify the material terms and conditions of such Superior Proposal (including all of the information that is specified in Section 5.3(d)), and the Company has contemporaneously provided to Parent a copy of all relevant proposed transaction agreements with the party making such Superior Proposal;

(ii)

prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, the Company shall have, during the Notice Period, negotiated with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; provided, that in the event of any material revisions to the Superior Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(g) with respect to such new written notice; provided, further, that the Notice Period for any subsequent notice will be shortened from four (4) Business Days to two (2) Business Days;

(iii)

Parent shall not have, during the Notice Period, made an offer to modify the terms and conditions of this Agreement, which is set forth in a definitive written amendment to this Agreement delivered to the Company and executed on behalf of Parent and Merger Sub, that the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Company Board to effect such Change of Board Recommendation or terminate this Agreement; and

(iv)	the Notice Period (and any extension thereof) shall have expired.

(h)

Notwithstanding anything to the contrary contained in this Agreement, prior to the time (but not after) the Company Stockholder Approval is obtained, the Company Board may make a Change of Board Recommendation for an Intervening Event if the Company Board has determined in good faith, after consultation with its outside counsel, that, in light of such Intervening Event and taking into account the results of any negotiations with Parent as contemplated by clause (ii) of this Section 5.3(h) and any offer from Parent contemplated by clause (iii) of this Section 5.3(h), that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable Law; provided, however, that the Company Board may not make a Change of Board Recommendation pursuant to the foregoing unless:

(i)

the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance (the “Intervening Event Notice Period”), of the Company’s intention to make a Change of Board Recommendation (it being understood, for all purposes of the Agreement, that the delivery of such notice and the deliberation determination to so deliver such notice shall not, by themselves, constitute a Change of Board Recommendation or otherwise give rise to a Triggering Event), which notice shall specify the Company Board’s reason for proposing to effect such Change of Board Recommendation and shall describe in reasonable detail the Intervening Event;

(ii)

prior to effecting such Change of Board Recommendation, the Company shall have, during the Intervening Event Notice Period, negotiated with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement in such a manner that would obviate the need for the Company Board to effect such Change of Board Recommendation;

(iii)

Parent shall not have, within the Intervening Event Notice Period, made an offer to modify the terms and conditions of this Agreement, which is set forth in a definitive written amendment to this Agreement delivered to the Company and executed on behalf of Parent and Merger Sub, that the Company Board has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Company Board to effect such Change of Board Recommendation; and

(iv)	the Intervening Event Notice Period shall have expired.

(i)

Nothing contained in this Agreement shall prohibit the Company or the Company Board (or a committee thereof) (i) from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act (including making a customary “stop, look and listen” communication to the Company’s stockholders), (ii) making any disclosure to the Company’s stockholders that the Company Board determines to make in good faith (after consultation with its outside counsel) in order to fulfill its fiduciary duties under, or in order to otherwise comply with, applicable Law, (iii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (iv) informing any Person of the existence of the provisions contained in this Section 5.3; provided, with respect to each of clauses (i), (ii) and (iii) of this Section 5.3(i), that (A) any such disclosure (other than a customary “stop, look and listen” communication to the Company’s stockholders) includes the Company Board Recommendation without any modification thereof, and (B) does not contain a Change of Board Recommendation. Notwithstanding the foregoing, the public disclosure of a Change of Board Recommendation effected in accordance with the terms and conditions set forth in Section 5.3(g) or Section 5.3(h) need not comply with the proviso of the preceding sentence.

(j)

The Company agrees that if (i) any Subsidiary, director or officer of the Company takes any action or (ii) the Company authorizes or directs any of its other Representatives to take an action, or the Company is made aware of an action by one of its other Representatives and does not subsequently use its reasonable best efforts to prohibit or terminate such action and, in the case of each of clause (i) or clause (ii), such action would constitute a breach of this Section 5.3 if taken by the Company, then such action will be deemed to constitute a breach by the Company of this Section 5.3.

5.4	Proxy Statement; Company Stockholder Meeting.

(a)

As promptly as reasonably practicable following the date of this Agreement (and in any event no later than fifteen (15) Business Days after the date of this Agreement, if practicable), the Company shall prepare and file with the SEC the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement, or response to SEC comments with respect thereto, will be made by the Company without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing Parent and its outside counsel a reasonable opportunity to review and comment thereon, and the Company shall consider in good faith all comments reasonably proposed by Parent; provided, however, that the Company, in connection with a Change of Board Recommendation, may amend or supplement the Proxy Statement (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such change without the prior review or approval of Parent. The Company will use its reasonable best efforts to (i) cause the Proxy Statement, when filed, to comply in all material respects with all legal requirements applicable thereto and (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Proxy Statement. The Company will cause the Proxy Statement to be first mailed to its stockholders as promptly as reasonably practicable after the Proxy Statement Clearance Date (and in any event within four (4) Business Days of the Proxy Statement Clearance Date, if practicable). The Company will promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and will, as promptly as practicable after receipt thereof, provide Parent with copies of all material correspondence relating to the Proxy Statement between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective officers or directors, is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and the Company shall use its reasonable best efforts to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company stockholders. Parent shall promptly provide such information regarding Parent and Merger Sub that the Company may reasonably request for inclusion in the Proxy Statement.

(b)

The Company shall duly establish a record date for and duly call, give notice of and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as soon as reasonably practicable after the Proxy Statement Clearance Date for the purpose of voting on the adoption of this Agreement, provided that the Company Stockholder Meeting shall not be initially scheduled to occur earlier than twenty-eight (28) calendar days or later than forty (40) calendar days following the Proxy Statement Clearance Date. In furtherance of the foregoing and in consultation with Parent, as soon as reasonably practicable after the date of this Agreement, the Company shall commence a broker search pursuant to Section 14a-13 of the Exchange Act. The Company shall not, without the written consent of Parent, adjourn, postpone, cancel, recess or reschedule the Company Stockholder Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholder Meeting (i) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if a quorum has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith after consultation with outside counsel is required under applicable Law; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent that the Company reasonably believes the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, however, that in the case of clauses (ii), (iii), (iv) and (v), the Company Stockholder Meeting shall not be postponed or adjourned (x) to a date later than the third (3rd) Business Day preceding the Outside Date (as it may be extended pursuant to Section 7.1(e)) or (y) for more than twenty (20) Business Days in the aggregate from the Originally Scheduled Date, in each case, without the prior written consent of Parent. The Company shall use reasonable best efforts to advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Company Stockholder Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

(c)

Subject to the provisions of Section 5.3, the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if, at the time of the Originally Scheduled Date, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholder Meeting to a date specified by Parent; provided, that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholder Meeting more than two (2) times or for more than ten (10) Business Days in the aggregate from the Originally Scheduled Date. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated by this Agreement will be the only matters (other than matters of procedure and matters required by Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement and the transactions contemplated hereby) that the Company will propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article 7, the Company’s obligations to hold the Company Stockholder Meeting pursuant to this Section 5.4 will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Change of Board Recommendation.

5.5	Appropriate Action; Consents; Filings.

(a)

Subject to the terms of this Agreement, the Company and Parent will use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable and (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations, confirmations, clearances, certificates, exemptions, registrations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Entity (including those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger.

(b)

In furtherance and not in limitation of Section 5.5(a), each party agrees to (i) file with the FTC and DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act on or before January 8, 2024 (unless a later date is mutually agreed between the parties); provided that in the event that the FTC or the Antitrust Division of the DOJ is closed or not accepting such filings under the HSR Act (a “Government Closure”) on January 8, 2024, such time period will be extended day-for-day for each Business Day the Government Closure is in effect, and (ii) make any appropriate filings, if necessary or advisable, pursuant to other applicable Competition Laws with respect to the Merger as promptly as reasonably practicable. Each of Parent, Merger Sub and the Company will (i) cooperate and coordinate with the other in the making of any filings or submissions that are required to be made under any applicable Laws or requested to be made by any Governmental Entity in connection with the transactions contemplated by this Agreement, (ii) supply the other parties or their outside counsel with any information that may be required or requested by any Governmental Entity in connection with such filings or submissions, (iii) supply any additional information that may be required or requested by the FTC, the DOJ or other Governmental Entities in which any such filings or submissions are made as promptly as reasonably practicable, and (iv) use their respective reasonable best efforts to cause the expiration or termination of the applicable waiting periods under any applicable Competition Laws as soon as reasonably practicable following the date of this Agreement (and prior to the Outside Date) (as may be extended pursuant to Section 7.1(e)). Without limiting the generality of the foregoing, both Parent and Company (and their respective Subsidiaries and Affiliates) shall contest, defend and appeal any Proceedings brought by a Governmental Entity, whether judicial or administrative, challenging or seeking to restrain or prohibit the consummation of the Merger or seeking to compel any divestiture by Parent or the Company or any of their respective Subsidiaries of shares of capital stock or of any business, assets or property, or to impose any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties or stock to avoid or eliminate any impediment under the HSR Act, Competition Law, or other applicable Law.

(c)

In furtherance and not in limitation of Section 5.5(a), each party agrees to make any appropriate filings, if necessary or advisable, pursuant to any other applicable Laws with respect to the Merger as promptly as reasonably practicable. Each of Parent, Merger Sub, and the Company will (i) cooperate and coordinate with the other in the making of any filings, registrations, notices, applications, submissions, information or documentation that are required to be made or advisable under any other applicable Laws or requested to be made by any Governmental Entity in connection with the transactions contemplated by this Agreement, including but not limited to, with the FAA, the DOT under 14 C.F.R. § 204.5, 49 U.S.C. §§ 40109, 41105, and 41110, and the FCC, (ii) supply the other parties or their outside counsel with any information that may be required or requested by any Governmental Entity in connection with such filings, registrations, notices, applications, submissions, information or documentation, (iii) supply any additional information that may be required or requested by the FAA, the DOT, the FCC or any other Governmental Entities, in connection with any such filings, registrations, notices, applications, submissions, information or documentation as promptly as practicable, and (iv) use their respective reasonable best efforts to obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FAA, the DOT, the FCC, and any other applicable Governmental Entity (other than pursuant to Contracts, which are addressed in Section 5.5(g)). Parent, Merger Sub, and the Company will not extend any waiting period under any Competition Laws or enter into any agreement with any Governmental Entity not to consummate the Merger, unless the other parties have consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed).

(d)

Without limiting the generality of anything contained in this Section 5.5, each party will: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or Proceeding; (iii) promptly inform the other parties of any communication to or from the FTC, the DOJ, the FAA, the DOT, the FCC, the DHS, the TSA or any other Governmental Entity regarding the Merger; (iv) consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to a Governmental Entity (other than a Competition Authority) in connection with the Merger or any of the other transactions contemplated by this Agreement, and (v) permit the other parties to review in advance (and to consider in good faith any comments made by the other party in relation to) any proposed communication (other than communications relating solely to ministerial matters) by such party to the DOJ or the applicable Governmental Entity of another jurisdiction from which consent, license, permit, waiver, exemption, approval, authorization, confirmation, clearance, certificate, registration or order is required under applicable Competition Law in connection with the Merger or any of the other transactions contemplated by this Agreement (collectively, the “Competition Authorities”) relating to any request, inquiry, investigation or Proceeding by or before a Competition Authority with respect to the Merger or any of the other transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any request, inquiry or investigation by, or any Proceeding before, a Competition Authority, each party will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such request, inquiry, investigation or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to a Competition Authority in connection with such request, inquiry, investigation or Proceeding. None of Parent, Merger Sub or the Company will agree to participate in any meeting, telephone call or discussion with a Competition Authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other parties in advance. Each of Parent, Merger Sub and the Company will promptly provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted as necessary to (i) comply with contractual arrangements, (ii) to remove information related to Parent or Merger Sub’s valuation of the Company and (iii) address reasonable attorney-client or other privilege or confidentiality concerns.

(e)

Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary consent, license, permit, waiver, approval, authorization, confirmation, clearance, certificate, exemption, registration or order of a Governmental Entity (including under the HSR Act), neither Parent nor the Company (nor any of their respective Subsidiaries) shall be required to (and no member of the Company Group shall without the prior written consent of Parent) sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner, or enter into or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their business (or, following the Closing, the combined business) in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Affiliates;

provided, however, that Parent is prepared to undertake each of the commitments set forth on Section 5.5(e) of the Parent Disclosure Schedule if required, in Parent’s reasonable judgment, to satisfy the condition set forth in Section 6.1(b)(i).

(f)

Notwithstanding anything to the contrary in this Agreement, subject to the last sentence of Section 5.5(c), Parent shall, on behalf of the parties hereto, control and lead all communications and strategy relating to obtaining all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Entity (including any such approvals required by applicable Competition Laws) or third party necessary, proper or advisable to consummate the Merger and other transactions contemplated by this Agreement and coordinate the overall development of the positions to be taken in any filing or submission with such other Governmental Entity in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Entity; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such litigation, clearance or approval process, as applicable, and consult with the Company prior to taking any material substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation, clearance or approvals, as applicable.

(g)

Unless otherwise instructed in writing by Parent, the Company shall give (or shall cause the other members of the Company Group to give) any notices to third parties, and use, and cause the other members of the Company Group to use, their reasonable best efforts to obtain any third party consents (i) necessary, proper or advisable under Company Material Contracts to consummate the transactions contemplated by this Agreement or (ii) required to be disclosed in Section 3.4 of the Company Disclosure Schedule; provided, however, that the parties shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts in connection with consummation of the Merger and seeking any such actions, consents, approvals or waivers. If so requested by Parent, the Company Group shall promptly cooperate with and timely respond to any information or other requests from third parties related to obtaining any consent from such third parties in connection with the transactions contemplated by this Agreement.

(h)

Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consent, approval or waiver from any Person with respect to the Merger pursuant to Section 5.5(g), the Company Group shall not, without the prior written consent of Parent, and none of Parent nor any of its Subsidiaries shall be required to, take any of the following actions in connection with seeking or obtaining any such consent, approval or waiver from such Person: (i) make any material payment of any fees, expenses, “profit sharing” payments or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value to such Person, (ii) amend, supplement or otherwise modify any Contract pursuant to which such Person is entitled to provide consent, approval or waiver, (iii) otherwise make any accommodation or provide any material benefit to such Person or (iv) incur any liability or other obligation.

(i)

Parent and the Company shall not, and shall not permit any of their respective Subsidiaries to, (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise make any investment in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, or (ii) enter into an agreement to form a new joint venture, strategic alliance or strategic partnership with another Person, or amend or modify any agreement for a joint venture, strategic alliance or strategic partnership with another Person in the case of each of clause (i) and clause (ii), if so doing would reasonably be expected to (1) materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or Order of any Governmental Entity necessary to consummate the transactions contemplated hereby, or (2) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby.

(j)	Prior to the Closing, Parent shall not, and Parent shall cause its Subsidiaries not to, take the actions set forth on Section 5.5(j) of the Company Disclosure Schedule.

5.6

Certain Notices. From and after the date of this Agreement until the Effective Time, each party will promptly notify the other party of (a) the occurrence, or non-occurrence, of any event that would or would be reasonably likely to cause any condition to the obligations of any party pursuant to Article 6 not to be satisfied, (b) receipt of any written notice to the receiving party from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement, or (c) receipt of any notice or other material communication the NYSE or NASDAQ (or any other securities market) in connection with the Merger; provided, however, that the delivery of any notice pursuant to this Section 5.6 will not limit, cure any breach of or otherwise affect any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice. The Company will promptly notify Parent of any action (or threats of action) by the FAA or the DOT that materially amends or modifies, suspends, revokes, terminates, cancels or withdraws any Company Permit or Company Slots. Notwithstanding anything to the contrary in this Agreement, a breach of the obligations of the Company Group, on the one hand, or Parent, on the other hand, under this Section 5.6 may not be asserted by Parent or Merger Sub, on the one hand, or the Company, on the other hand, as the basis, in and of itself, for (i) any conditions set forth in Article 6 not being satisfied; or (ii) the termination of this Agreement pursuant to Section 7.1(f) or Section 7.1(g), as applicable.

5.7

Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby will be issued by any party without the prior written consent of the Company and Parent (which consent will not be unreasonably withheld, delayed or conditioned), except (a) as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement will use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, (b) releases or announcements consistent in all material respects with any release, disclosure or other public release or announcement previously made in accordance with this Section 5.7, (c) releases or announcements regarding the transactions contemplated by this Agreement in response to questions from the press, analysts, investors or those attending industry conferences, and internal announcements to employees, in each case, to the extent that such releases or announcements are not inconsistent with previous public releases or announcements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 5.7, and provided that such public releases or announcements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby, (d) with respect to any Change of Board Recommendation made in accordance with this Agreement or (e) in relation to any pending Proceeding between the parties. Each of the Company and Parent shall use their reasonable best efforts to ensure that, except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject or as expressly permitted by this Agreement, their respective directors, executive officers, employees and other Representatives make only such external communications, including with Government Officials and other Company stakeholders with respect to the transactions contemplated by this Agreement, as are consistent with the tone and substance of the public statements agreed to be made by the parties with respect to the transactions contemplated by this Agreement.

5.8	Employee Benefit Matters.

(a)

For a period of one (1) year following the Effective Time (or, if shorter, the individual’s period of employment with the Parent Group), Parent will provide, or will cause to be provided, to each employee of the Company who continues to be employed by a member of the Parent Group and who is not at the applicable time covered by a Company CBA (individually, a “Continuing Employee” and collectively, “Continuing Employees”) with a base salary or wage rate, commission, target bonus opportunity and benefits on terms at least as favorable in the aggregate as the corresponding cash compensation opportunities and benefits provided to the Continuing Employee by the Company (or one of its Subsidiaries) immediately prior to the Effective Time. The employment terms and conditions of each Company employee whose employment is covered by a Company CBA shall be governed by the applicable Company CBA.

(b)

As of and following the Effective Time, Parent may satisfy its obligations pursuant to Section 5.8(a) in respect of employee benefits by (i) continuing Company Benefit Plans with respect to Continuing Employees, (ii) permitting Continuing Employees and, as applicable, their eligible dependents, to participate in the employee benefit plans, programs or policies (including any plan intended to qualify within the meaning of Section 401(a) of the Code and any vacation, sick, or personal time off plans or programs) of Parent, or (iii) a combination of clauses (i) and (ii). To the extent Parent elects to have Continuing Employees and their eligible dependents participate in its employee benefit plans, program or policies following the Effective Time, Parent shall use reasonable best efforts to, and shall cause the Surviving Corporation to use reasonable best efforts to, treat, and cause the applicable benefit plans in which Continuing Employees are entitled to participate to treat (subject to any required approval of the applicable insurance provider), the service of Continuing Employees with the Company or any of its predecessors to the extent previously recognized by the Company as of the date of this Agreement attributable to any period before the Effective Time as service rendered to Parent, the Surviving Corporation or any Subsidiary of Parent for purposes of eligibility to participate, vesting and for other appropriate benefits including the applicability of minimum waiting periods for participation, but excluding benefit accrual (including minimum pension amount) and eligibility for early retirement under equity incentive plans, defined benefit pension plans or retiree welfare benefit plans of Parent, or as would otherwise result in a duplication of benefits. Without limiting the foregoing, Parent shall use reasonable best efforts to cause any pre-existing conditions or actively at work or similar limitations, eligibility waiting periods, evidence of insurability requirements or required physical examinations under any health or similar plan of Parent to be waived with respect to Continuing Employees and their eligible dependents (subject to any required approval of the applicable insurance providers); provided, however, that with respect to preexisting conditions, such conditions shall not be required to be waived to the extent not waived under the corresponding plan in which Continuing Employees participated as of immediately prior to the date the Continuing Employee and their eligible dependents are transitioned to Parent’s health or similar plans. Parent shall also use reasonable best efforts to cause any deductibles paid by Continuing Employees under any of the Company’s health, dental, vision or similar plans in the plan year in which Continuing Employees and their eligible dependents are transitioned to Parent’s health, dental, vision or similar plans to be credited towards deductibles under the health plans of Parent or any Subsidiary of Parent.

(c)

Nothing in this Agreement will require the continued employment of any Person and no provision of this Agreement will constitute an amendment of, or will prevent Parent or the Surviving Corporation from amending or terminating any Company Benefit Plan or benefit plans, programs, agreements or arrangements of any Parent or its Subsidiaries. The Company and Parent acknowledge and agree that all provisions contained in this Agreement with respect to Service Providers are included for the sole benefit of the respective parties signatory hereto and will not create any right in any other Person, including any employees, former employees, any participant in any Company Benefit Plan or any beneficiary or dependent thereof, or any collective bargaining representative thereof, nor will require the Company to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any Service Provider, and any such plan may be amended or terminated in accordance with its terms and applicable Law. This Agreement is not intended to amend any Company Benefit Plan.

(d)	From and after the date of this Agreement until the Effective Time, except for any notices that may be required under the Hawaii Dislocated Workers Act, Haw. Rev. Stat. § 394B, the Workers Adjustment

Retraining Notification Act of 1988, as amended, or other applicable Law, the Company agrees that any material written or formal oral communications to employees of the Company regarding the terms and conditions of their employment (including compensation and benefits) following the Merger will include the disclaimer set forth in Section 5.8(c) and shall require approval by Parent (with any such approval not to be unreasonably withheld, conditioned or delayed), to the extent such communications are not materially consistent with the employee communications plan adopted by the Company and the Parent, or limited to a description or summary of the terms expressly set forth in this Section 5.8, in Section 2.4 or in a Company Benefit Plan set forth in Section 5.8(d) of the Company Disclosure Schedule.

5.9	Indemnification of Directors and Officers.

(a)

For a period of six (6) years from and after the Effective Time, the Surviving Corporation will, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent that such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Charter, the Company Bylaws and indemnification agreements in existence on the date of this Agreement (but only to the extent such agreements were made available to Parent or are consistent, in all material respects, with the form of indemnification agreement filed with the Company SEC Documents) with respect to acts or omissions in their capacity as directors, officers or employees of the Company occurring at or prior to the Effective Time. The Surviving Corporation will, and Parent shall cause the Surviving Corporation to, advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceedings with respect to the matters subject to indemnification pursuant to this Section 5.9(a) in accordance with the procedures set forth in the Company Bylaws and indemnification agreements in existence on the date of this Agreement (but only to the extent such agreements were made available to Parent or are consistent, in all material respects, with the form of indemnification agreement filed with the Company SEC Documents).

(b)

For a period of six (6) years from and after the Effective Time, Parent will cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of directors and officers of the Company for periods at or prior to the Effective Time than are currently set forth in the Company Charter and the Company Bylaws. Parent and the Surviving Corporation will cause the indemnification agreements in existence on the date of this Agreement with any of the directors, officers or employees of the Company (but only to the extent such agreements were made available to Parent or are consistent, in all material respects, with the form of indemnification agreement filed with the Company SEC Documents) to continue in full force and effect in accordance with their terms following the Effective Time.

(c)

Parent shall cause the Surviving Corporation to either (i) obtain at the Effective Time “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as the Company’s existing policies (accurate and complete copies which have been made available to Parent) for claims arising from facts or events that occurred on or prior to the Effective Time or (ii) maintain in effect for six (6) years from the Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by the Company (the “D&O Insurance”); provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially equivalent and in any event not less favorable in the aggregate than the D&O Insurance with respect to matters occurring prior to the Effective Time; provided, however, that the Surviving Corporation will not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement (which annual premium is set forth on Section 5.9 of the Company Disclosure Schedule). The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the

Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Effective Time, Parent will cause the Surviving Corporation to maintain such policies in full force and effect and continue to honor the obligations thereunder.

(d)

In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the obligations set forth in this Section 5.9.

(e)

The obligations under this Section 5.9 will (i) continue, notwithstanding any six (6)-year limitation referred to above, until the final disposition of any Proceeding brought or commenced during such six (6)-year period and (ii) not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.9 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.9 applies will be third-party beneficiaries of this Section 5.9).

(f)

Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

5.10

State Takeover Laws. If any “control share acquisition,” “fair price,” “business combination” or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub or the Merger, including the acquisition of Shares pursuant thereto or any other transaction contemplated by this Agreement, then the Company Board will take all action necessary so that the Merger, including the acquisition of Shares pursuant thereto or any other transaction contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or to otherwise render such Law inapplicable to the foregoing. Without limiting the foregoing, the Company shall not adopt or implement any stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan.

5.11

Parent Agreement Concerning Merger Sub. Parent agrees to cause Merger Sub to comply with its obligations under this Agreement. Promptly following the execution of this Agreement, Parent shall execute and deliver a consent as sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and provide a copy of such consent to the Company.

5.12

Section 16 Matters. Prior to the Effective Time, the Company Board, or a duly authorized committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) of Shares pursuant to this Agreement and the Merger will be an exempt transaction for purposes of Section 16 of the Exchange Act.

5.13

Company Stock Exchange Delisting. Prior to the Effective Time, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Law and under the rules and policies of NASDAQ to cause the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time.

5.14

Stockholder Litigation. The Company will provide Parent as promptly as practicable with any pleadings relating to any Stockholder Litigation and will keep Parent reasonably and promptly informed regarding the status of any such Stockholder Litigation. Notwithstanding anything to the contrary in Section 8.3, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. The Company will cooperate with and give Parent a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation, and no such settlement will be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Without limiting the preceding sentence, the Company will give Parent the right to review and comment on all filings or responses to be made by it in connection with any Stockholder Litigation, and it will in good faith take such comments into account.

5.15	Tax Matters.

(a)

On or prior to the Closing Date, the Company shall deliver to Parent (i) a copy of the notice filed with the Internal Revenue Service prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h), and (ii) a properly executed certificate of the Company complying with the terms of Treasury Regulation Section 1.1445-2(c)(3), certifying that an interest in the Company does not constitute a U.S. real property interest within the meaning of Section 897 of the Code and the Treasury Regulations promulgated thereunder.

(b)

Except as provided in Section 2.2(b), each of Parent, Merger Sub and the Company shall pay any sales, use, ad valorem, property, transfer (including real property transfer) and similar Taxes imposed on such Person as a result of or in connection with the transactions contemplated hereby. The parties shall cooperate in good faith to prepare and timely deliver any certificate or instrument necessary for a party to claim an applicable exemption from any such Taxes otherwise payable.

5.16

Treatment of Certain Company Indebtedness. The Company shall, and shall cause its applicable Subsidiaries to, deliver to Parent at least three (3) Business Days prior to the Closing Date (with drafts being delivered in advance as reasonably requested by Parent) (a) copies of payoff letters (subject to the delivery of funds as arranged by Parent) with respect to the Revolving Credit Facility and any other Indebtedness of the Company and its Subsidiaries that is required by its terms to be repaid at the Closing (the indebtedness under the Revolving Credit Facility and any such other Indebtedness and any related letter of credit, secured cash management agreement or secured hedge agreement, collectively, the “Subject Indebtedness”) in customary form reasonably satisfactory to Parent, which payoff letters shall each (i) indicate the total amount required to be paid to fully satisfy all principal, interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all Liens (other than Permitted Liens on cash collateral securing any letters of credit that will remain outstanding) and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date and (b) documentation relating to the repayment, prepayment, redemption, discharge or termination of all obligations under the Subject Indebtedness and the release of all related pledges, security interests and guarantees with respect to the Subject Indebtedness (including any mortgage releases and termination statements on Form UCC-3 or other releases). The Company shall, and shall cause its applicable Subsidiaries to, use reasonable best efforts to cooperate with Parent in connection with the treatment of any existing letters of credit (including the replacement, backstop or cash collateralization thereof).

5.17

Termination of 401(k) Plans. If requested by Parent not later than ten (10) calendar days prior to Closing, the Company will adopt, or will cause to be adopted, all necessary corporate resolutions (which shall be subject to Parent’s reasonable and timely review and approval) to terminate each 401(k) Plan sponsored or maintained by the Company, effective as of no later than one (1) day prior the Effective Time (but such termination may be contingent upon the Closing). For this purpose, the term “401(k) Plan” means any Company Benefit Plan that is intended to be qualified under Code Section 401(a) which includes a cash or deferred arrangement intended to qualify under Code Section 401(k). The Company shall provide Parent with a copy of resolutions duly adopted by the Company Board so terminating any such 401(k) Plan.

5.18	Letter Agreement Compliance. Parent shall comply with its obligations under each letter agreement set forth on Section 5.18 of the Company Disclosure Schedule.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1

Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions:

(a)	The Company Stockholder Approval shall have been obtained.

(b)

(i) The waiting period applicable to the consummation of the Merger under the HSR Act (and any timing agreement with any Governmental Entity to toll, stay, or extend any such waiting period, or to delay or not to consummate the Merger contemplated by this Agreement entered into in connection therewith) shall have expired or been terminated, and (ii) all consents, registrations, notices, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations required to be obtained from, or delivered to, as applicable, the FAA, the DOT, and the FCC in connection with the consummation of the Merger shall have been obtained or delivered, as applicable.

(c)

(i) No Order (whether temporary, preliminary or permanent) issued by a Governmental Entity of competent jurisdiction enjoining or otherwise prohibiting the consummation of the Merger shall be in effect and (ii) there shall be no Law of a Governmental Entity of competent jurisdiction in effect that has the effect of prohibiting the consummation of the Merger. It is agreed that the receipt by any party hereto of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 6.1(c) to be satisfied.

6.2

Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions:

(a)

(i) The representations and warranties of the Company contained in Section 3.1, Section 3.2(c), Section 3.2(d), Section 3.2(e), Section 3.3, Section 3.9 and Section 3.30 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any such representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all material respects as of such date or time), (ii) the representations and warranties of the Company contained in Section 3.11(b) and Section 3.29 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any such representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all respects as of such date or time), (iii) the representations and warranties of the Company contained in the first sentence of Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct in all respects as of the Capitalization Date except for de minimis deviations and (iv) all other representations and warranties of the Company contained in this Agreement (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein, other than the representations set forth in the first sentence of Section 3.32 or in the term “Company Material Contract”) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any such representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all respects as of such date or time), except where the failure of such representations and warranties in this clause (iv) to be so true and correct individually or in the aggregate with all other such failures to be true or correct pursuant to this clause (iv), would not constitute a Company Material Adverse Effect.

(b)	The Company shall have performed and complied in all material respects with the covenants to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)	Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d)

Parent shall have received a certificate of the Company, executed by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in subsections (a) and (b) of this Section 6.2 have been satisfied.

6.3

Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger will be subject to the satisfaction or (to the extent permitted by applicable Law) written waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

(a)

(i) The representations and warranties of Parent and Merger Sub contained in Section 4.1 and Section 4.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any such representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all material respects as of such date or time) and (ii) all other representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any references to any Parent Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein, other than the representations set forth in Section 4.11) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for than any such representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except where the failure of such representations and warranties in this clause (ii) to be so true and correct individually or in the aggregate with all other such failures to be true or correct pursuant to this clause (ii), would not constitute a Parent Material Adverse Effect.

(b)	Each of Parent and Merger Sub shall have performed and complied in all material respects with the covenants to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)

The Company shall have received a certificate of Parent, executed by an executive officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in subsections (a) and (b) of this Section 6.3 have been satisfied.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1

Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or (except as provided below) after adoption of this Agreement by the stockholders of the Company or of Merger Sub:

(a)	By mutual written consent of Parent and the Company;

(b)

By either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity has issued an Order permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, which Order or other action has become final and nonappealable (which Order the party seeking to terminate this Agreement has used its reasonable best efforts to resist, resolve or lift, as applicable, and such party has otherwise complied with its obligations pursuant to Section 5.5);

(c)	By Parent, if a Triggering Event has occurred;

(d)

By the Company, prior to obtaining the Company Stockholder Approval, in connection with the Company Board’s causing the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 5.3(g);

(e)	By Parent or the Company, if the Effective Time has not occurred on or before June 2, 2025 (the “Outside Date”); provided, however, that the Outside Date shall be automatically extended to

December 2, 2025 (as so extended, the “Extended Outside Date”) if the conditions set forth in Section 6.1(b) (or Section 6.1(c), to the extent related to Section 6.1(b)) have not been satisfied prior to the initial Outside Date (but all other conditions to Closing are satisfied at the Closing, which condition shall be capable of being satisfied at such time); provided, further, that in the event of a Government Shutdown that occurs prior to the Extended Outside Date, at a time when the condition set forth in Section 6.1(b) has not been satisfied, the Extended Outside Date shall be automatically extended by one calendar day for each calendar day that such Government Shutdown lasts (such extension as a result of one or more Government Shutdowns not to exceed one hundred eighty (180) days in the aggregate); provided, further, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose failure to fulfill any covenants under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(f)

By Parent, if: (i) there is breach of any representation, warranty or covenant of the Company contained in this Agreement such that any condition to the Merger in Section 6.2(a) or Section 6.2(b) is not satisfied, (ii) Parent has delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of (x) the Outside Date (as may be extended pursuant to Section 7.1(e)) and (y) the thirtieth (30th) day following the delivery of such written notice to the Company; provided, however, that Parent will not be permitted to terminate this Agreement pursuant to this Section 7.1(f) if any representation, warranty or covenant of Parent or Merger Sub contained in this Agreement has been breached such that any condition to the Merger in Section 6.3(a) or Section 6.3(b) is not satisfied;

(g)

By the Company, if: (i) there is a breach of any representation, warranty or covenant of Parent or Merger Sub contained in this Agreement such that any condition to the Merger in Section 6.3(a) or Section 6.3(b) is not satisfied, (ii) the Company has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of (x) the Outside Date (as may be extended pursuant to Section 7.1(e)) and (y) the thirtieth (30th) day following the delivery of such written notice to Parent; provided, however, that the Company will not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if any representation, warranty or covenant of the Company contained in this Agreement has been breached such that any condition to the Merger in Section 6.2(a) or Section 6.2(b) is not satisfied; or

(h)

By Parent or the Company, if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor, including at any adjournment, postponement or other delay thereof at which a vote on such adoption was taken.

7.2	Effect of Termination.

(a)

In the event of the valid termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and of no effect, and there will be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, except that (i) the Confidentiality Agreement (as amended hereby), Section 3.33 and Section 4.11, the second and third sentences of Section 5.2, this Section 7.2 and Article 8 shall remain in effect and (ii) subject to Section 7.2(g), nothing herein shall relieve any party from any liabilities or damages incurred or suffered by a party as a result of the Willful Breach by another party of any of its representations, warranties or covenants set forth in this Agreement prior to the date of such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or equity.

(b)

In the event that this Agreement is validly terminated pursuant to Section 7.1(c) or Section 7.1(d), then the Company will pay, or cause to be paid, to Parent prior to or concurrent with such termination, in the case of a termination by the Company, or within two (2) Business Days thereafter, in the case of a termination by Parent, the Breakup Fee.

(c)

In the event that (i) this Agreement is terminated pursuant to Section 7.1(f) (solely with respect to any such termination for breach of Section 5.3 or Section 5.4) or Section 7.1(h), (ii) prior to the date of the

Company Stockholder Meeting (or prior to the termination of this Agreement if there has been no Company Stockholder Meeting) an Acquisition Proposal will have been publicly announced and (iii) within twelve (12) months following the termination of this Agreement, the Company consummates any Acquisition Proposal or enters into a definitive written agreement providing for the consummation of any Acquisition Proposal, then, prior to or concurrent with the earlier to occur of the entry into a definitive written agreement providing for the consummation of such Acquisition Proposal or the consummation of any such Acquisition Proposal, the Company will pay, or cause to be paid, to Parent the Breakup Fee; provided, that for purposes of this Section 7.2(c), the term “Acquisition Proposal” will have the meaning assigned to such term in Section 8.4, except that the references to “15%” will be deemed to be references to “50.1%”.

(d)

In the event that this Agreement is validly terminated pursuant to Section 7.1(h), the Company will pay, or cause to be paid, to Parent the reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Parent in connection with the transactions contemplated by this Agreement up to $25,000,000 (the “Expense Reimbursement”), with such payment being made concurrently with the termination of this Agreement by the Company or within two (2) Business Days of a termination of this Agreement by Parent.

(e)

In the event that this Agreement is validly terminated pursuant to (i) Section 7.1(b) (solely to the extent that the Order giving rise to such termination right relates to applicable Competition Law) or (ii) Section 7.1(e) (solely to the extent that, at the time of such termination, the conditions in (1) Section 6.1(b)(i) or (2) Section 6.1(c) (solely to the extent of an Order arising under applicable Competition Law, in the case of Section 6.1(c)(i), or with respect to a Competition Law, in the case of Section 6.1(c)(ii)) (the conditions in clauses (1) and (2), the “Specified Unsatisfied Termination Conditions”) shall not have been satisfied), and, in each case of clause (i) or (ii) of this Section 7.2(e), at the time of such termination all of the other conditions set forth in (x) Section 6.1 (other than any of the Specified Unsatisfied Termination Conditions)) and (y) Section 6.2 have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on the date of such termination), then Parent shall pay to the Company the Parent Regulatory Fee within two (2) Business Days following the date of such termination; provided, however, that the Parent Regulatory Fee shall not be payable by Parent pursuant to this Section 7.2(e) if the Order described in clause (i) of this Section 7.2(e) or the failure of the conditions in Section 6.1(b)(i) or Section 6.1(c) to be satisfied, as described in clause (ii) of this Section 7.2(e), is the result of any breach by the Company of its obligations set forth in Section 5.5 and Parent would have been entitled to terminate this Agreement as a result of such breach under Section 7.1(f).

(f)

In no event shall the Company be required to pay the Breakup Fee to Parent on more than one occasion, and in no event shall Parent be required to pay the Parent Regulatory Fee on more than one occasion. Any payment of the Expense Reimbursement shall reduce, on a dollar-for-dollar basis, any Breakup Fee that becomes due and payable under Section 7.2(c). All payments to Parent under this Section 7.2 will be made by wire transfer of immediately available funds to the account designated by Parent on Section 7.2(f) of the Parent Disclosure Schedule. All payments to the Company under this Section 7.2 will be made by wire transfer of immediately available funds to the account designated by the Company on Section 7.2(f) of the Company Disclosure Schedule. Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement, (iii) the Breakup Fee is not a penalty, but rather the Breakup Fee is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Breakup Fee is payable and (iv) the Parent Regulatory Fee is not a penalty, but rather the Parent Regulatory Fee is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Regulatory Fee is payable.

Accordingly, if the Company or Parent fails to promptly pay any amounts due pursuant to this Section 7.2, the non-paying party shall pay to the other party interest on the amounts due pursuant to this Section 7.2 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(g)

Notwithstanding anything to the contrary in this Agreement, (i) in the event that the Breakup Fee is paid or payable pursuant to this Section 7.2, Parent’s right to receive payment of the Breakup Fee (together with the payment of interest, if any, contemplated by Section 7.2(f)) shall be the sole and exclusive remedy of Parent and its Affiliates and the Parent Representatives against the Company and its Affiliates and the Company Representatives under this Agreement or arising out of or related to this Agreement or the transactions contemplated hereby, and upon payment of such amount(s), none of the Company, any of its Affiliates or any Company Representatives shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any Proceeding, by virtue of any statute, regulation or applicable Law or otherwise, and (ii) in the event that the Parent Regulatory Fee is paid or payable pursuant to this Section 7.2, the Company’s right to receive payment of the Parent Regulatory Fee (together with the payment of interest, if any, contemplated by Section 7.2(f)) shall be the sole and exclusive remedy of the Company and its stockholders and holders of Company Equity Awards and their respective Affiliates and Representatives against Parent and its Affiliates and the Parent Representatives under this Agreement or arising out of or related to this Agreement or the transactions contemplated hereby, and upon payment of such amounts, none of Parent, any of its Affiliates or any Parent Representatives shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise. If paid to the Company, the Parent Regulatory Fee shall be retained by the Company for the use and benefit of the Company in any manner. This Section 7.2(g) shall not limit the rights and remedies of the parties pursuant to the Confidentiality Agreement.

7.3

Amendment. This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or of Merger Sub; provided, further, that, after adoption of this Agreement by such stockholders, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto that expressly refers to this Section 7.3.

7.4

Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breaches in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby that expressly refers to this Section 7.4, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1

Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This

Section 8.1 will not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

8.2

Fees and Expenses. Subject to Section 7.2, all fees and expenses incurred in connection with the preparation, negotiation and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

8.3

Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email transmission (provided, that (x) confirmation of email transmission is obtained (which confirmation shall be provided by the recipient if so requested) and (y) any notice received by email transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day) or (ii) on the next Business Day if transmitted by national overnight courier service, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Alaska Air Group, Inc.

19300 International Boulevard

Seattle, Washington 98188

Attention:	Ben Minicucci
Kyle Levine
Email:	[redacted]
[redacted]

with a copy to (for information purposes only):

O’Melveny & Myers LLP 610 Newport Center Drive, 17th Floor
Newport Beach, California 92660
Attention:	Andor D. Terner
Nikole Kingston
Email:	aterner@omm.com
nkingston@omm.com

If to the Company, addressed to it at:

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

Attention: Aaron Alter

Email: [redacted]

with a copy to (for information purposes only):

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attn:	Tony Jeffries
Martin Korman
Douglas Schnell
Amanda Urquiza
Remi Korenblit
Ross Tanaka
Email:	tjeffries@wsgr.com
mkorman@wsgr.com dschnell@wsgr.com aurquiza@wsgr.com rkorenblit@wsgr.com rtanaka@wsgr.com

8.4	Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means an executed customary confidentiality agreement that (i) does not include any provision for any exclusive right to negotiate with such Person or having the effect of restricting the Company from fulfilling any of its obligations under this Agreement, including under Section 5.3, (ii) contains provisions that are no more favorable in the aggregate to the counterparty than those contained in the Confidentiality Agreement; and (iii) does not require any member of the Company Group to reimburse the costs or expenses of any Person; provided, that such agreement need not include any “standstill” or similar restriction.

“Acquisition Proposal” means, with respect to the Company, any offer or proposal from any Person or group (other than Parent and Merger Sub) concerning any, in a single transaction or series of related transactions, direct or indirect (a) merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution, conversion, transfer, domestication or continuance or other transaction involving the Company which would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 15% or more of the voting power of the Company or 15% or more of the voting power of the successor to the Company in such transaction or the resulting direct or indirect parent of the Company or such successor (or any securities convertible into, or exchangeable for, securities representing such voting power), (b) sale, lease, exchange, transfer, license or other disposition of assets of the Company representing 15% or more of the consolidated assets of the Company (whether based on the fair market value, revenue generation or net income), (c) issuance or sale by the Company of Equity Interests representing, convertible into or exchangeable for 15% or more of the voting power of the Company, (d) transaction in which any Person will acquire beneficial ownership, or the right to acquire beneficial ownership of shares of capital stock representing 15% or more of the voting power of the Company, (e) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning 15% or more of the voting power of the Company or (f) any combination of the foregoing (in each case, other than the Merger).

“Affiliate” or “affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Amazon Documents” means, collectively, (i) the Amazon Warrant, (ii) that certain Air Transportation Services Agreement, dated as of October 20, 2022, between Hawaiian Airlines, Inc. and Amazon.com Services LLC, (iii) that certain Transaction Agreement, dated as of October 20, 2022, by and between the Company and

Amazon.com, Inc. (“Amazon”), and (iv) any other Contracts between Amazon (or any affiliate of Amazon), on the one hand, and any member of the Company Group, on the other hand.

“Amazon Warrant” means that certain Warrant to Purchase Common Stock, dated as of October 20, 2022, issued by the Company to Amazon, pursuant to which Amazon is granted the right to purchase up to 9,442,443 shares of Company Common Stock, subject to adjustment and vesting terms and conditions as set forth therein.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means any state securities, “blue sky” or takeover law.

“Breakup Fee” means an amount, in cash, equal to $39,550,000.00.

“Business” means the business conducted by the Company and its Subsidiaries as of the date of this Agreement.

“Business Day” means any day (other than Saturday or Sunday) on which commercial banks banking in the County of New York, New York are not required or permitted by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (Mar. 27, 2020), as the same may be amended from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Clean Team Agreement” means that certain Clean Team Agreement, dated September 12, 2023, between the Company and Parent.

“Code” means the Internal Revenue Code of 1986.

“Company Benefit Plans” means, all material “employee benefit plans” as defined in Section 3(3) of ERISA and all material bonus, stock option, stock purchase, stock appreciation rights, restricted stock, stock-based or other equity-based, incentive, profit-sharing, deferred compensation, vacation, insurance, medical, welfare, fringe, retirement, retiree medical or life insurance, supplemental retirement, severance, termination or change in control or other benefit plans, programs or arrangements, and all material employment, consulting, termination, severance or other contracts or agreements, whether or not in writing and whether or not funded, with respect to which any member of the Company Group has or may have any obligation or which are maintained, contributed to or sponsored by any member of the Company Group for the benefit of any current or former employee, officer, director or consultant of any member of the Company Group.

“Company Equity Award” means a Company RSU Award, Company Option or any other equity award granted under a Company Equity Award Plan.

“Company Equity Award Plans” means the Company’s 2015 Stock Incentive Plan.

“Company ERP Warrant Agreement” means that certain warrant agreement, dated September 25, 2020 between the Company and the Treasury.

“Company ERP Warrants” means warrants issued to the Treasury to purchase up to 380,711 shares of Company Common Stock at an exercise price of $11.82 per share in connection with the Company’s receipt of funding under the Economic Relief Program pursuant to the CARES Act.

“Company Group” means the Company and each Subsidiary of the Company.

“Company IT Assets” means any and all computers, computer software, applications (including but not limited to web and mobile applications), firmware, middleware, servers, workstations, devices, digital storage media, routers, hubs, switches, networks, data communications lines and all other information technology equipment and hardware, and all associated documentation, owned by, or licensed or leased to, the Company Group (excluding, in each case, any public networks).

“Company Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that except as set forth in the proviso at the end of this definition, none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any development in general economic conditions, or in securities, credit or financial markets, including changes in interest rates and changes in exchange rates, in the United States or any other country or region in the world or any industry-wide development generally affecting airline companies; (ii) any change in GAAP or any change in applicable Laws affecting the operation of the Business; (iii) any change resulting from the announcement or pendency of the transactions contemplated by this Agreement, including the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, Governmental Entities or any other third Person (it being understood that this clause (iii) shall not apply to any representation, warranty, covenant or agreement of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby); (iv) any change in regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world; (v) acts of war, outbreak or escalation of hostilities, terrorism, sabotage, or cyberattack or other changes in geopolitical conditions, earthquakes, volcanic eruptions, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters, any epidemic, pandemic, outbreak of illness or other public health event (including, for the avoidance of doubt, COVID-19 and the impact of COVID-19 or any COVID-19 Measures on the Company Group) and other similar events in the United States or any other country or region in the world; (vi) any failure by the Company to meet any internal or published (including analyst) budgets, projections, expectations, forecasts or predictions in respect of the Company Group’s revenue, earnings or other financial performance or results of operations (it being understood that the underlying facts and circumstances giving rise to such event may be deemed to constitute, and may be taken into consideration in determining whether there has been, a Company Material Adverse Effect); (vii) any action required to be taken or omitted by the Company or any member of the Company Group pursuant to this Agreement or taken or omitted at the express written request of Parent or Merger Sub; (viii) any change in the market price or trading volume, or the downgrade in rating, of the Company’s securities (it being understood that the underlying facts and circumstances giving rise to such event may be deemed to constitute, and may be taken into consideration into determining whether there has been, a Company Material Adverse Effect); (ix) any change in the conditions in the industries in which the Company Group conducts business (including as the result of fuel or other commodity price changes); (x) the development, continuation or worsening of supply chain or service disruptions affecting the Company Group; or (xi) any breach by Parent or Merger Sub of this Agreement; provided, further, that the changes, events, circumstances, developments, conditions, occurrences or effects set forth in the foregoing clauses (i), (ii), (iv), (v), (ix) and (x) shall be taken into account in determining whether there has occurred a Company Material Adverse Effect only if such changes, events, circumstances, developments, conditions, occurrences or effects have, individually or in the aggregate, a disproportionate adverse impact on the Company Group relative to other companies in the airline industry, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company PSP Warrant Agreement” means that certain warrant agreement, dated as of April 22, 2020, between the Company and the Treasury.

“Company PSP Warrants” means warrants issued to the Treasury to purchase up to aggregate of 509,964 shares of Company Common Stock at an exercise price of $11.82 per share in connection with the Company’s receipt of funding under the PSP.

“Company PSP2 Warrant Agreement” means that certain warrant extension agreement, dated as of January 15, 2021, between the Company and the Treasury.

“Company PSP2 Warrants” means warrants issued to the Treasury to purchase up to an aggregate of 156,340 shares of Company Common Stock at an exercise price of $17.78 per share in connection with the Company’s receipt of funding under the PSP2.

“Company PSP3 Warrant Agreement” means that certain warrant agreement, dated as of April 23, 2021, between the Company and the Treasury.

“Company PSP3 Warrants” means warrants issued to the Treasury to purchase up to 87,670 shares of Company Common Stock at an exercise price of $27.27 per share, in connection with the Company’s receipt of funding under the PSP3.

“Company Registered IP” means all Intellectual Property Rights included in the Company Owned Intellectual Property that are registered, filed, or issued under the authority of any Governmental Entity, including all patents, registered copyrights, registered Trademarks and domain names and all applications for any of the foregoing.

“Company Warrant Agreements” means the Company PSP Warrant Agreement, the Company ERP Warrant Agreement, the Company PSP2 Warrant Agreement and the Company PSP3 Warrant Agreement.

“Company Warrants” means the Company PSP Warrants, the Company ERP Warrants, the Company PSP2 Warrants and the Company PSP3 Warrants.

“Competition Law” means any domestic or foreign antitrust, competition and merger control law or regulation that is applicable to the transactions contemplated by this Agreement.

“Contracts” means any legally binding contract, agreement, indenture, note, bond, license, lease or any other legally binding commitment, plan or arrangement, whether oral or written.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

“COVID-19” means the emergence or spread of SARS-CoV-2 or COVID-19 (including any evolutions, mutations or variations thereof) and any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation of or promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation.

“DOJ” shall mean the United States Department of Justice or any successor thereto.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to pollution or the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, phantom equity, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Federal Aviation Act” means Subtitle VII of Title 49 of the U.S. Code.

“Federal Aviation Regulations” means Title 14 of the Code of Federal Regulations.

“Foreign Benefit Plans” means Company Benefit Plans that are maintained for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries who is located primarily in a country other than the United States and/or their dependents or that are subject to the laws of any jurisdictions other than the United States, excluding any benefit plan mandated or pursuant to which the Company or its Subsidiaries is required to contribute, in either case, under applicable Law.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means (a) any national, federal, state, county municipal, local or foreign government, or other political subdivision thereof; (b) any public international or multinational organization or authority; (c) any authority, agency, commission, or any entity exercising executive, legislative, judicial, regulatory, police, taxing or administrative functions, power or authority of or pertaining to government; or (d) any state-owned or controlled enterprise.

“Government Official” means: (a) any director, officer, employee, or representative of any Governmental Entity; (b) any Person acting in an official capacity for any Governmental Entity; or (c) any political party, party official, or candidate for political office.

“Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations, after the date of this Agreement, of certain United States federal government services provided by the FTC and DOJ to review the transactions contemplated by this Agreement under the HSR Act.

“group” has the meaning ascribed to in the Exchange Act, except where the context otherwise requires.

“Hazardous Substances” means any pollutant, chemical, substance, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, or any infectious agent or biological material, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, mold, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, and per-and polyfluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, (a) indebtedness for borrowed money, whether current or funded, secured or unsecured, (b) debt securities (including notes, bonds, debentures or other similar instruments), (c) obligations with respect to leases required to be accounted for as capital or finance leases in accordance with GAAP or recorded as capital or finance leases in the consolidated financial statements of such Person, (d) for letters of credit, bank guarantees, and other similar Contracts entered into by or on behalf of such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment), (f) pursuant to guarantees and arrangements having the economic effect of a guarantee of any obligation, liability or undertaking of any other Person contemplated by the foregoing clauses (a) through (e) of this definition, and (g) all obligations of the type referred to in clauses (a) through (f) of this definition of any Person other than the Company or any of its Subsidiaries, the payment of which the Company or any of its Subsidiaries is liable, directly or indirectly, as obligor, guarantor, surety, or otherwise.

“Intellectual Property Rights” means, in any and all jurisdictions, (a) patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) trademarks, service marks, trade dress, livery, logos, trade names, social media identifiers, and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”), (c) copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) rights in technical databases and technical data collections (including knowledge databases and customer lists), (e) rights in Trade Secrets, (f) Internet domain name registrations and (g) any and all other similar proprietary rights whether now known or hereafter recognized, in each case of (a) – (g) whether registered or unregistered, and any applications for registration therefor.

“Intervening Event” means any material event, circumstance, change, effect, development or condition that was not known or reasonably foreseeable by the Company Board as of the date of this Agreement; provided, however, that in no event shall any event, circumstance, change, effect, development or condition resulting from or relating to any of the following give rise to an Intervening Event: (a) the receipt, existence, or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof; (b) the announcement or pendency of the transactions contemplated by this Agreement, including the Merger; or (c) the fact that the Company has exceeded or met any internal or published (including analyst) projections, expectations, forecasts or predictions in respect of the Company’s revenue, earnings or other financial performance or results of operations (it being understood, in each case, that the underlying facts giving rise or contributing to such event may be taken into account in determining whether there has been an Intervening Event to the extent such facts are not otherwise excluded under this definition).

“IRS” means the United States Internal Revenue Service.

“Joint Defense Agreement” means that certain Joint Defense and Confidentiality Agreement, dated September 12, 2023, between the Company and Parent.

“Knowledge” means (a) with respect to the Company, the actual knowledge, after due inquiry, as of the date of this Agreement, of each of the individuals set forth on Section 8.4 of the Company Disclosure Schedule, and

(b) with respect to Parent and Merger Sub, the actual knowledge, after due inquiry, as of the date of this Agreement of each of the individuals set forth on Section 8.4 of the Parent Disclosure Schedule.

“Law” means any federal, state, local or foreign law, statute, code, constitution, treaty, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, charge, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim in the nature of a security interest, whether voluntarily incurred or arising by operation of Law.

“NASDAQ” means the NASDAQ Stock Market LLC.

“NYSE” means the New York Stock Exchange.

“Originally Scheduled Date” means the date of the Company Stockholder Meeting set forth in the definitive Proxy Statement mailed by the Company to its stockholders for the Company Stockholder Meeting.

“Out-of-Money Warrants” means any Company Warrants having an exercise price equal to or in excess of the Merger Consideration.

“Parent Group” means Parent and each Subsidiary of Parent.

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents, or materially delays, the ability of Parent to consummate the transactions contemplated by this Agreement.

“Parent Regulatory Fee” means an amount in cash equal to $100,000,000.00.

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or other encumbrances arising by operation of Law, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Entity having jurisdiction over real property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above real property, (e) Liens in favor of lessors arising in connection with any Company Leased Real Property, (f) Liens pursuant to the Company’s or Parent’s, or their respective Subsidiaries’, existing Indebtedness (including Indebtedness incurred as permitted by Section 5.1(i) or Section 5.1(w)), as the case may be, (g) any pledge, deposit or other lien securing the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds, letters of credit and other obligations of a similar nature, in each case, incurred in the ordinary course of Business consistent with past practice, (h) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (i) non-exclusive licenses of Intellectual Property Rights in the ordinary course of Business, and (j) Liens that do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Personal Information” means all information Processed by or for the Company Group that identifies or could reasonably be used to identify an individual, a household or individual’s or household’s device (i.e., device identifiers, IP address, MAC address, or other device identifier), including any such information that constitutes “personal information,” “personal data,” “protected health information,” or a similar term under applicable Privacy Laws. Personal Information includes such information in any form, including paper, electronic, and other forms.

“Privacy Laws” means all Laws in any country, jurisdiction or territory of the world as amended, consolidated, re-enacted or replaced from time to time, regarding privacy, or security, or data protection that are applicable to the Processing of Personal Information by or for the Company Group, including such laws relating to cross-border transfer of Personal Information, data breach notification, website and mobile application privacy policies and practices, use of cookies, pixels and tracking technologies, use of geolocation technologies, and email, text message or telephone communications, which may include to the extent applicable, the Federal Trade Commission Act; the Telemarketing Sales Rule; the Children’s Online Privacy Protection Act; the Telemarketing Consumer Protection Act; the CAN-SPAM Act; the Health Insurance Portability and Accountability Act; the Gramm Leach Bliley Act; the Fair Credit Reporting Act; the California Consumer Privacy Act of 2018; the California Privacy Rights Act; the California Invasion of Privacy Act; the Colorado Privacy Act; the Connecticut Data Privacy Act; the Illinois Biometric Information Privacy Act; the Virginia Consumer Data Protection Act; the Utah Regulation (EU) 2016/679 (GDPR); the UK Data Protection Act and its implementation of GDPR; Canada’s Personal Information Protection and Electronic Documents Act; the Japan Act on the Protection of Personal Information Act No. 57 of 2003; the Hong Kong Personal Data Ordinance; the South Korea Personal Information Protection Act (PIPA); and the Australia Privacy Act 1988.

“Process” (or “Processing”) means to perform any operation or set of operations upon data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, transferring, aligning, cleaning, transmitting, disclosing, altering, distributing, disseminating, or otherwise making available data.

“Proxy Statement Clearance Date” means the earlier of (i) the date on which the Company learns, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, which date shall be deemed to be the first Business Day that is at least ten (10) days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the preliminary Proxy Statement by the end of such ten (10)-day period, and (ii) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first Business Day immediately following the date the Company learns, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“PSP” means the Payroll Support Program established under Division A, Title IV, Subtitle B of the CARES Act.

“PSP2” means the Payroll Support Program Extension established under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (December 27, 2020), as the same may be amended from time to time (the “Consolidated Appropriations Act”).

“PSP3” means the Payroll Support Program established under Section 7301 of the American Rescue Plan Act of 2021 (March 11, 2021), as the same may be amended from time to time (the “American Rescue Plan Act”).

“Qualifying Amendment” shall mean an amendment or supplement to the Proxy Statement to the extent it contains (i) a Change of Board Recommendation, (ii) a statement of the reasons of the Company Board for making such Change of Board Recommendation and (iii) additional information reasonably related to the foregoing.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substances in, onto or through the outdoor or indoor environment.

“Restricted Shares” means each outstanding and issued Share that is subject to one or more vesting conditions.

“Revolving Credit Facility” means that certain Amended and Restated Credit and Guarantee Agreement, dated as of August 17, 2022, by and among the Company, certain of the Company’s Subsidiaries named therein, Citibank, N.A, and the lenders party thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Litigation” means any Proceeding commenced by an actual or purported holder of Shares against a party or any of its Subsidiaries, Affiliates, directors, or employees relating to, involving or affecting such party or any of its Subsidiaries, Affiliates, directors or employees, in each case, in connection with, arising from or otherwise relating to the transactions contemplated by this Agreement, including any Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any other communications to the holders of Shares, in each case other than any Proceedings solely among the Parties or their respective Affiliates, related to this Agreement or the transactions contemplated hereby, including the Merger.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “15%” will be replaced by “50.1%”) made by any person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement, that the Company Board has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, (a) would result in a transaction that is more favorable to the Company’s stockholders, from a financial point of view, than the Merger (after giving effect to all adjustments to the terms thereof which may be offered by Parent pursuant to Section 5.3(g)) and after taking into account those factors and matters deemed relevant in good faith by the Company Board, which factors may include the (i) identity of the Person making the proposal, (ii) likelihood of consummation of such transaction in accordance with the terms of such Acquisition Proposal, and (iii) legal, financial, regulatory, timing and other applicable aspects of such Acquisition Proposal; and (b) is reasonably capable of being consummated.

“Tax Return” means any report, return (including information return), claim for refund, declaration or other information or filing filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means (a) any and all taxes, fees, duties, levies, assessments or charges of any kind (together with any and all interest, penalties and additions thereto, whether disputed or not) imposed by any Governmental Entity, including taxes or other similar charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, capital, sales, use, transfer, inventory, license, capital stock, payroll, employment, unemployment, social security, workers’ compensation, severance, escheat, stamp, occupation, premium or net worth, and taxes or other similar charges in the nature of excise, withholding, ad valorem, value added, estimated taxes, or custom duties, (b) any liability of any other Person in respect of any items described in clause (a) above by (i) reason of being a transferee or successor or pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law) or (ii) Contract or otherwise.

“Trademarks” means trademarks, service marks, trade names, internet domain names, logos, trade dress, design rights and other similar designations of source or origin.

“Trade Secrets” means trade secrets and other rights in know-how and confidential or proprietary information deriving economic value from the secret nature of the information (including any business plans, designs, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information).

“Treasury” means the United States Department of the Treasury.

“Treasury Documents” means, collectively, the Company Warrant Agreements, the Company Warrants and any other Contracts entered into between any member of the Company Group and the Treasury.

“Treasury Regulations” means regulations promulgated by the Treasury under the Code.

“Triggering Event” will be deemed to have occurred if: (a) the Company Board effects a Change of Board Recommendation, whether or not in compliance with Section 5.3; (b) the Company enters into any Alternative Acquisition Agreement; (c) an Acquisition Proposal has been publicly disclosed (other than by the commencement of a tender offer or exchange offer), and the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within five (5) calendar days after Parent’s written request to do so (or, if earlier, three (3) Business Days prior to the Originally Scheduled Date); or (d) a tender offer or exchange offer for securities of the Company is commenced and the Company Board shall have failed to recommend against acceptance by the Company’s stockholders of such tender offer or exchange offer (including for these purposes, by taking any position contemplated by Rule 14e-2 under the Exchange Act other than recommending rejection of such tender offer or exchange offer) within ten (10) Business Days of such commencement (or, if earlier, three (3) Business Days prior to the Originally Scheduled Date).

“Willful Breach” means (a) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the actual knowledge of the breaching party, and (b) with respect to any breaches or failures to perform any of the covenants contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause a breach of the relevant covenant.

8.5	Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“401(k) Plan”	Section 5.17
“Agreement”	Preamble
“Alternative Acquisition Agreement”	Section 5.3(b)
“Anti-Corruption Laws”	Section 3.6(c)
“Approval Request”	Section 5.1
“Barclays”	Section 3.28
“Barclays Fairness Opinion”	Section 3.28
“Book-Entry Shares”	Section 2.2(b)
“Capitalization Date”	Section 3.2(a)
“Certificate of Merger”	Section 1.2
“Certificates”	Section 2.2(b)
“Chancery Court”	Section 8.12(b)
“Change of Board Recommendation”	Section 5.3(e)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Company”	Preamble
“Company Aircraft”	Section 3.24(a)
“Company Aircraft Finance Contract”	Section 3.24(e)
“Company Aircraft Purchase Contract”	Section 3.24(d)
“Company Airport”	Section 3.26

“Company Board”	Recitals
“Company Board Recommendation”	Recitals
“Company Bylaws”	Section 3.1(c)
“Company Capital Stock”	Section 2.1(a)
“Company CBAs”	Section 3.13(b)
“Company Charter”	Section 3.1(c)
“Company Common Stock”	Section 2.1(a)
“Company Data Privacy Requirements”	Section 3.18(a)
“Company Disclosure Schedule”	Article 3
“Company Financial Statements”	Section 3.7(a)
“Company Insurance Policies”	Section 3.20
“Company Leased Real Property”	Section 3.22(a)
“Company Licensed Intellectual Property”	Section 3.17(a)
“Company Material Contract”	Section 3.14(a)
“Company Option”	Section 2.4(b)
“Company Owned Intellectual Property”	Section 3.17(a)
“Company Permits”	Section 3.6(a)
“Company PII Security Incident”	Section 3.18(c)
“Company Preferred Stock”	Section 2.1(a)
“Company Related Party Transaction”	Section 3.23
“Company Representatives”	Section 5.2
“Company RSUs”	Section 2.4(a)(i)
“Company RSU Awards”	Section 2.4(a)(i)
“Company SEC Documents”	Section 3.7(a)
“Company Slots”	Section 3.25(a)
“Company Stockholder Approval”	Section 3.29
“Company Stockholder Meeting”	Section 5.4(b)
“Competition Authorities”	Section 5.5(d)
“Confidentiality Agreement”	Section 5.2
“Continuing Employee”	Section 5.8(a)
“Credit Card Contract”	Section 3.14(a)(v)
“D&O Insurance”	Section 5.9(c)
“DGCL”	Recitals
“DHS”	Section 3.5
“Dissenting Shares”	Section 2.3
“DOT”	Section 3.5
“EDGAR”	Article 3
“Effective Time”	Section 1.2
“Enforceability Exceptions”	Section 3.3(a)
“Exchange Act”	Section 3.5
“Expense Reimbursement”	Section 7.2(d)
“Extended Outside Date”	Section 7.2(e)
“FAA”	Section 3.5
“FCC”	Section 3.5
“Intervening Event Notice Period”	Section 5.3(h)(i)
“Malicious Code”	Section 3.17(f)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“Merger Sub Common Stock”	Section 2.1(c)
“Notice Period”	Section 5.3(g)(i)

“OFAC”	Section 3.31
“Order”	Section 3.15(b)
“Outside Date”	Section 7.1(e)
“Parent”	Preamble
“Parent Disclosure Schedule”	Article 4
“Parent Representatives”	Section 5.2
“party”	Preamble
“Paying Agent”	Section 2.2(a)
“Payment Fund”	Section 2.2(a)
“Proceeding”	Section 3.15(a)
“Representatives”	Section 5.2
“Sanctions”	Section 3.31
“Sarbanes-Oxley Act”	Section 3.7(a)
“SEC”	Section 3.5
“Section 16”	Section 5.12
“security events”	Section 3.17(g)
“Service Providers”	Section 3.12(g)
“Share”	Section 2.1(a)
“Specified Regulations” “Surviving Corporation”	Section 3.5 Section 1.1(a)
“Trade Compliance Laws”	Section 3.31
“TSA”	Section 3.5

8.6	Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.7

Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by reason of any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.8

Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Schedules and Company Disclosure Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement, Clean Team Agreement and Joint Defense Agreement constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

8.9

Parties in Interest; No Third-Party Beneficiaries. This Agreement will be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever (including Section 5.8) under or by reason of this Agreement except for the individuals expressly referenced in Section 5.9 to the extent provided in Section 5.9 and, from and after the Effective Time, the holders of Shares, Company Options and Company RSUs, the right to receive the consideration in respect thereof in accordance with Article II and subject to the terms and conditions of this Agreement.

8.10

Assignment. This Agreement will not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties hereto; provided, that (i) Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary prior to the mailing of the Proxy Statement, but no such assignment will relieve Parent or Merger Sub, as the case may be, of its obligations hereunder and (ii) Parent and Merger Sub may assign their rights under this Agreement to any of their financing sources as collateral security, but no such assignment under clause (i) or (ii) will relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

8.11

Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Except as otherwise expressly provided herein, any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder. Unless otherwise specifically provided for herein, the term “or” will not be deemed to be exclusive. Documents, materials and information are deemed to have been “made available” to Parent and Merger Sub, if such documents, materials or information were available for review by such person and its Representatives through the electronic data room entitled “Balloon,” which is hosted by Donnelley Financial Solutions in connection with the transactions contemplated hereby or disclosed in a Company SEC Document filed and publicly available, in each case, at least one (1) Business Day prior to the date of this Agreement. References to “days” will mean “calendar days” unless expressly stated otherwise. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. No specific provision, representation or warranty will limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, and condition contained in this Agreement will be given full, separate, and independent effect and that such provisions are cumulative.

8.12	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)

This Agreement and all claims and causes of action arising hereunder will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”), or, if the Chancery Court lacks subject matter jurisdiction of the Proceeding, any other court of the State of Delaware or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such court, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such Proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this

Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each Party agrees that it will use reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Outside Date.

(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

8.13

Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

8.14

Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court referred to in Section 8.12(b), this being in addition to any other remedy to which they are entitled at Law or in equity. Each party will waive any requirement for the posting of any bond or other security in connection therewith. The parties acknowledge and agree that the availability of the Breakup Fee, the Parent Regulatory Fee or monetary damages in accordance with, and subject to the limitations set forth in, this Agreement will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALASKA AIR GROUP, INC.

By:	/s/ Ben Minicucci
Name: Ben Minicucci
Title: President and Chief Executive Officer

MARLIN ACQUISITION CORP.

By:	/s/ Ben Minicucci
Name: Ben Minicucci
Title: President and Chief Executive Officer

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter Ingram
Name: Peter R. Ingram
Title: President and Chief Executive Officer

ANNEX B

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL

December 2, 2023

Board of Directors

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G 350

Honolulu, HI 96819

Members of the Board of Directors:

We understand that Hawaiian Holdings, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Alaska Air Group, Inc. (“Parent”) and Marlin Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, at the Effective Time (as defined in the Agreement (as defined below)), (a) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation as a wholly owned subsidiary of Parent, and (b) each share of (i) common stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares that are held in the treasury of the Company and all shares owned of record by Parent, Merger Sub or any of their respective wholly owned subsidiaries, each of which will be cancelled and will cease to exist, with no payment being made with respect thereto (“Cancelled Shares”) and Dissenting Shares (as defined in the Agreement)) and (ii) preferred stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $18.00 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of December 2, 2023, by and among Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Cancelled Shares and Dissenting Shares) of the Merger Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the holders of Company Common Stock (other than holders of Cancelled Shares and Dissenting Shares) in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of December 1, 2023 and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Management Projections”); (4) net operating loss projections of the Company furnished to us by the Company and prepared by management of the

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Company (the “NOL Projections”); (5) a trading history of the Company Common Stock from December 1, 2018 to December 1, 2023 and a comparison of that trading history with those of other companies that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; and (7) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the NOL Projections, upon the advice of the Company, we have assumed that the amounts of the NOL Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future utilization of net operating losses by the Company and that the net operating losses contained in the NOL Projections will be substantially realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, the Merger Consideration to be offered to the holders of the Company Common Stock (other than holders of Cancelled Shares and Dissenting Shares) in the Proposed Transaction is fair to such stockholders from a financial point of view.

We are acting as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion

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of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement and the rendering of this opinion. We have performed various investment banking services for the Company and Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have acted as bookrunner in certain fixed income transactions for the Company for which we have received customary fees. We have not performed any investment banking services for Parent for which we have earned fees in the past two years. In addition, affiliates of ours also have a lending relationship with the Company and an affiliate of ours is also a partner with the Company for a cobranded credit card.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

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HAWAIIAN HOLDINGS, INC. 3375 KOAPAKA STREET SUITE G-350 HONOLULU, HI 96819 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HA2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V27690-TBD HAWAIIAN HOLDINGS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of December 2, 2023, by and among Alaska Air Group, Inc., Marlin Acquisition Corp. and Hawaiian Holdings, Inc. (the “merger agreement”). 2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Hawaiian Holdings, Inc. to its named executive officers in connection with the merger contemplated by the merger agreement. 3. To adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com. V27691-TBD HAWAIIAN HOLDINGS, INC. Special Meeting of Stockholders February 16, 2024, at 11:30 a.m. Hawai’i Time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Lawrence S. Hershfield, Peter R. Ingram and Shannon L. Okinaka, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on February 16, 2024, at11:30 a.m., Hawai’i Time, at www.virtualshareholdermeeting.com/HA2024SM, (together with any adjournment, postponement or other delay thereof, the “special meeting”). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side